UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 3, 2002

Sovran Self Storage, Inc.

____________________________________________________________________________

(Exact Name of Registrant as Specified in Charter)

Maryland                                                1-13820                         16-1194043
(State or Other Jurisdiction                 (Commission                 (IRS Employer
         of Incorporation)                                    File Number)                 Identification No.)

6467 Main Street
Buffalo, N.Y.                                                                                 14221
(Address of Principal Executive Offices)                                    (Zip Code)

Registrant=s telephone number, including area code  (716) 633-1850

                                                          Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events

     On July 3, 2002, the Registrant entered into a Securities Purchase Agreement with The Prudential Insurance Company of America, Teachers Insurance and Annuity Association of America and other institutional investors (the "Purchasers") whereby the Registrant agreed to sell to the Purchasers an aggregate of 2,800,000 shares of Series C Convertible Cumulative Preferred Stock and to issue to the Purchasers warrants to purchase an aggregate of 379,166 shares of Common Stock.

     Attached hereto as an exhibit is the related press release. Also attached hereto as exhibits are documents relating to the Securities Purchase Agreement and the transactions contemplated thereby.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
Exhibit 3.1	By-Laws, as amended, of the Registrant
Exhibit 4.1	Articles Supplementary to the Articles of Incorporation of Sovran Self Storage, Inc. classifying and designating the Series C Convertible Cumulative Preferred Stock
Exhibit 4.2	Form of Series C Convertible Cumulative Preferred Stock Certificate
Exhibit 4.3	Form of Investment Warrant Certificate
Exhibit 4.4	Placement Certificate
Exhibit 4.5	Amendment No. 1 to Shareholders Rights Agreement
Exhibit 10.1

Securities Purchase Agreement among Registrant, Sovran Acquisition Limited Partnership, The Prudential Insurance Company of America, Teachers Insurance and Annuity Association of America and other institutional investors

Exhibit 10.2	Amendments to Agreement of Limited Partnership of Sovran Acquisition Limited Partnership
Exhibit 10.3	Registration Rights Agreement
Exhibit 99.1	Press Release dated July 8, 2002

SIGNATURES

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN SELF STORAGE, INC. (Registrant)
Date: July 12, 2002	By: /s/ David L. Rogers David L. Rogers Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 3.1	By-Laws, as amended, of the Registrant
Exhibit 4.1	Articles Supplementary to the Articles of Incorporation of Sovran Self Storage, Inc. classifying and designating the Series C Convertible Cumulative Preferred Stock
Exhibit 4.2	Form of Series C Convertible Cumulative Preferred Stock Certificate
Exhibit 4.3	Form of Investment Warrant Certificate
Exhibit 4.4	Placement Certificate
Exhibit 4.5	Amendment No. 1 to Shareholders Rights Agreement
Exhibit 10.1

Securities Purchase Agreement among Registrant, Sovran Acquisition Limited Partnership, The Prudential Insurance Company of America, Teachers Insurance and Annuity Association of America and other institutional investors

Exhibit 10.2	Amendments to Agreement of Limited Partnership of Sovran Acquisition Limited Partnership
Exhibit 10.3	Registration Rights Agreement
Exhibit 99.1	Press Release dated July 8, 2002

EXHIBIT 3.1

BYLAWS

OF

SOVRAN SELF STORAGE, INC.

A Maryland Corporation

(As Amended July 2, 2002)

BYLAWS

OF

SOVRAN SELF STORAGE, INC.

TABLE OF CONTENTS

Page
ARTICLE I MEETINGS OF STOCKHOLDERS
1.01 PLACE
1.02 ORGANIZATIONAL MEETING; ANNUAL MEETING
1.03 MATTERS TO BE CONSIDERED AT ANNUAL MEETING
1.04 SPECIAL MEETINGS
1.05 NOTICE
1.06 SCOPE OF NOTICE
1.07 QUORUM
1.08 VOTING
1.09 PROXIES
1.10 CONDUCT OF MEETINGS
1.11 TABULATION OF VOTES
1.12 INFORMAL ACTION BY STOCKHOLDERS
1.13 VOTING BY BALLOT
ARTICLE II DIRECTORS
2.01 GENERAL POWERS
2.02 OUTSIDE ACTIVITIES
2.03 NUMBER, TENURE AND QUALIFICATION
2.04 NOMINATION OF DIRECTORS
2.05 ANNUAL AND REGULAR MEETINGS
2.06 SPECIAL MEETINGS
2.07 NOTICE
2.08 QUORUM
2.09 VOTING
2.10 CONDUCT OF MEETINGS
2.11 RESIGNATIONS
2.12 REMOVAL OF DIRECTORS
2.13 VACANCIES
2.14 INFORMAL ACTION BY DIRECTORS
2.15 COMPENSATION
ARTICLE III COMMITTEES
3.01 NUMBER, TENURE AND QUALIFICATION
3.02 DELEGATION OF POWER
3.03 QUORUM AND VOTING
3.04 CONDUCT OF MEETINGS
3.05 INFORMAL ACTION BY COMMITTEES
ARTICLE IV OFFICERS
4.01 TITLES AND ELECTION
4.02 REMOVAL
4.04 VACANCIES
4.05 CHAIRMAN OF THE BOARD
4.06 PRESIDENT
4.07 VICE PRESIDENTS
4.08 SECRETARY
4.09 TREASURER
4.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS
4.11 SUBORDINATE OFFICERS
4.12 COMPENSATION
ARTICLE V SHARES OF STOCK
5.01 NO CERTIFICATES FOR STOCK
5.02 ELECTION TO ISSUE CERTIFICATES
5.03 STOCK LEDGER
5.04 RECORDING TRANSFERS OF STOCK
5.05 LOST CERTIFICATE
5.06 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE
ARTICLE VI DIVIDENDS AND DISTRIBUTIONS
6.01 DECLARATION
6.02 CONTINGENCIES
ARTICLE VII INDEMNIFICATION
7.01 INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW
7.02 INSURANCE
7.03 NON-EXCLUSIVE RIGHTS TO INDEMNIFY; HEIRS AND
PERSONAL REPRESENTATIVES
7.04 NO LIMITATION
ARTICLE VIII NOTICES
8.01 NOTICES
8.02 SECRETARY TO GIVE NOTICE
8.03 WAIVER OF NOTICE
ARTICLE IX MISCELLANEOUS
9.01 BOOKS AND RECORDS
9.02 INSPECTION OF BYLAWS AND CORPORATE RECORDS
9.03 CONTRACTS
9.04 CHECKS, DRAFTS, ETC.
9.05 LOANS
9.06 FISCAL YEAR
9.07 ANNUAL REPORT
9.08 INTERIM REPORTS
9.09 OTHER REPORTS
9.10 BYLAWS SEVERABLE
9.11 WAIVER - TITLE 3, SUBTITLE 7 OF THE MARYLAND GENERAL CORPORATION LAW
ARTICLE X AMENDMENT OF BYLAWS
10.01 BY DIRECTORS
10.02 BY STOCKHOLDERS

ARTICLE I

MEETINGS OF STOCKHOLDERS

     1.01     PLACE. All meetings of the holders (the "Stockholders") of the issued and outstanding common stock and preferred stock of Sovran Self Storage, Inc. (the "Corporation") shall be held at the principal executive office of the Corporation or such other place within the United States as shall be stated in the notice of the meeting.

     1.02     ORGANIZATIONAL MEETING; ANNUAL MEETING. An annual meeting of the Stockholders for the election of directors of the Corporation ("Directors") and the transaction of such other business as properly may be brought before the meeting shall be held on the second Wednesday in May of each year or at such other date and time as may be fixed by the Board of Directors. If the date fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If no annual meeting is held on the date designated, a special meeting in lieu thereof may be held, and such special meeting shall have, for purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or to annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof. Failure to hold an annual meeting shall not invalidate the Corporation's existence or effect any otherwise valid acts of the Corporation.

     1.03     MATTERS TO BE CONSIDERED AT ANNUAL MEETING.

     (a)     At an annual meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (i) by, or at the direction of, a majority of the Board of Directors, or (ii) by any holder of record (both as of the time notice of such proposal is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation's capital stock entitled to vote at such annual meeting who complies with the procedures set forth in this Section 1.03. For a proposal to be properly brought before an annual meeting by a Stockholder, other than a stockholder proposal included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such Stockholder or his representative must be present in person at the annual meeting. For the first annual meeting following the initial public offering of common stock of the Corporation, a Stockholder's notice shall be timely if delivered to, or mailed and received at, the principal executive office of the Corporation not later than the close of business on the twentieth (20th) calendar day (or if that day is not a business day for the Corporation, on the next business day) following the date on which notice of the date of the first annual meeting is mailed or otherwise transmitted to Stockholders. For all subsequent annual meetings, a Stockholder's notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Corporation (A) not less than seventy-five (75) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders or special meeting in lieu thereof (the "Anniversary Date") or (B) in the event that the annual meeting of Stockholders is called for a date more than seven (7) calendar days prior to the Anniversary Date, not later than the close of business on (1) the twentieth (20th) calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the earlier of (x) the date on which notice of the date of such meeting was mailed to Stockholders, or (y) the date on which the date of such meeting was publicly disclosed, or (2) if such date of notice or public disclosure occurs more than seventy-five (75) calendar days prior to the scheduled date of such meeting, then the after of (x) the twentieth (20th) calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or (y) the seventy-fifth (75th) calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day).

     (b)     A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the Stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such Stockholder's name and the name and address of other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder's notice, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by the Stockholder and such beneficial owners (if any) on the date of such Stockholder's notice and by any other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder's notice, and (iv) any financial interest of the Stockholder or of any such beneficial owner in such proposal.

     (c)     If the Board of Directors, or a designated committee thereof, determines that any Stockholder proposal was not timely made in accordance with the terms of this Section 1.03, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in a Stockholder's notice does not satisfy the informational requirements of this Section in any material respect, the Secretary of the Corporation shall promptly notify such Stockholder of the deficiency in the notice. Such Stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given to the Stockholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the Stockholder, together with the information previously provided, does not satisfy the requirements of this Section 1.03 in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

     (d)     Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any Stockholder proposal as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the Stockholder proposal was made in accordance with the terms of this Section 1.03. If the presiding officer determines that a Stockholder proposal was made in accordance with the terms of this Section 1.03, the presiding officer shall so declare at the annual meeting. If the presiding officer determines that a Stockholder proposal was not made in accordance with the provisions of this Section 1.03, the presiding officer shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

     (e)     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 1.03.

     1.04     SPECIAL MEETINGS. The Chairman of the Board of Directors (the "Chairman of the Board"), the President or a majority of the Board of Directors may call special meetings of the Stockholders. In addition, the Secretary of the Corporation shall call a special meeting of the Stockholders on the written request of Stockholders entitled to cast at least twenty-five (25) percent of all the votes entitled to be cast at the meeting. Notwithstanding the preceding sentence, unless requested by Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding twelve (12) months.

     1.05     NOTICE. Not fewer than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, written or printed notice of such meeting shall be given, in accordance with Article 8, to each Stockholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called.

     1.06     SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except that specifically designated in the notice of the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

     1.07     QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes shall constitute a quorum; but this Section 1.07 shall not affect any requirement under any statute or the Articles of Incorporation of the Corporation, as amended from time to time (the "Charter"), for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of Stockholders, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present and the meeting so adjourned may be reconvened without further notice if such adjourned meeting is held on a date not more than 120 days after the original record date. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

     1.08     VOTING. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Charter or these Bylaws. Unless otherwise provided by statute, the Charter or these Bylaws, each outstanding share (a "Share") of capital stock of the Corporation (the "Stock"), regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders. Shares of its own Stock directly or indirectly owned by the Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own voting Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time. Notwithstanding anything else contained in these Bylaws, the rights of Shares-In-Trust (as defined in the Charter) and the holders of Shares-In-Trust shall be limited to the rights provided in the Charter.

     1.09     PROXIES. A Stockholder may vote the Shares owned of record by him or her, either in person or by proxy executed in writing by the Stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     1.10     CONDUCT OF MEETINGS. The Chairman of the Board or, in the absence of the Chairman, the President or any Vice President, or, in the absence of the Chairman, President or any Vice Presidents, a presiding officer elected at the meeting, shall preside over meetings of the Stockholders. Without limiting the generality of the foregoing, the presiding officer of the meeting shall determine the order of business and shall not be bound by Robert's Rules of Order or other rules of conduct. The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the presiding officer of the meeting shall act as secretary of such meeting.

     1.11     TABULATION OF VOTES. At any annual or special meeting of Stockholders, the presiding officer shall be authorized to appoint one or more persons as tellers for such meeting (the "Teller" or "Tellers"). The Teller may, but need not, be an officer or employee of the Corporation. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller may be authorized by the presiding officer to determine on a preliminary basis the legality and sufficiency of all votes cast and proxies delivered under the Corporation's Charter, Bylaws and applicable law. The presiding officer may review all preliminary determinations made by the Teller hereunder, and in doing so, the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any preliminary determinations made by the Teller. Each report of the Teller shall be in writing and signed by him or her or by a majority of them if there is more than one. The report of the majority shall be the report of the Tellers.

     1.12     INFORMAL ACTION BY STOCKHOLDERS. An action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to vote on the subject matter thereof and any other Stockholders entitled to notice of a meeting of Stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the Stockholders. Such consents and waivers may be signed by different Stockholders on separate counterparts.

     1.13     VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any Stockholder shall demand that voting be by ballot.

ARTICLE II

DIRECTORS

     2.01     GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Charter or these Bylaws.

     2.02     OUTSIDE ACTIVITIES. The Board of Directors and its members are required to spend only such time managing the business and affairs of the Corporation as is necessary to carry out their duties in accordance with Section 2-405.1 of the Maryland General Corporation Law, as amended from time to time (the "MGCL"). Any interest (including any interest as defined in Section 2-419(a) of the MGCL) that a Director has in any investment opportunity presented to the Corporation must be disclosed by such Director to the Board of Directors (and, if voting thereon, to the Stockholders or to any committee of the Board of Directors) within ten (10) days after the later of the date upon which such Director becomes aware of such interest or the date upon which such Director becomes aware that the Corporation is considering such investment opportunity. If such interest comes to the interested Director's attention after a vote to take such investment opportunity, the voting body shall be notified of such interest and shall reconsider such investment opportunity if not already consummated or implemented.

     2.03     NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall be that number set forth in the Charter or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors; provided, however, that the number of Directors shall never be more than thirteen (13) nor less than the number required by Section 2-402 of the MGCL, and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. Each Director shall serve for the term set forth in the Charter and until his or her successor is elected and qualified.

     2.04     NOMINATION OF DIRECTORS.

     (a)     Nominations of candidates for election as Directors of the Corporation at any annual meeting of Stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any holder of record (both as of the time notice of such nomination is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation's capital stock entitled to vote at such meeting who complies with the procedures set forth in this Section 2.04. Any Stockholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible for election as Directors at an annual meeting of Stockholders.

     (b)     Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.04. For the first annual meeting of the Corporation following the initial public offering of common stock of the Corporation, notice shall be timely if delivered to, or mailed and received at, the principal executive office of the Corporation not later than the close of business on the twentieth (20th) calendar day (or if that day is not a business day for the Corporation, the next business day) following the date on which notice of the first annual meeting is mailed or otherwise transmitted to Stockholders. For all subsequent annual meetings of the Corporation, a Stockholder's notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Corporation (i) not fewer than seventy-five (75) days nor more than one hundred eighty (180) days prior to the Anniversary Date or (ii) in the event that the annual meeting of Stockholders is called for a date more than seven (7) calendar days prior to the Anniversary Date, not later than the close of business on (A) the twentieth (20th) calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to Stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (B) if such date of notice or public disclosure occurs more than seventy-five (75) calendar days prior to the scheduled date of such meeting, then the later of (1) the twentieth (20th) calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or (2) the seventy-fifth (75th) calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day).

     (c)     A Stockholder's notice of nomination shall set forth as to each person the Stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five (5) years; (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such notice; (iv) such nominee's written consent to be named in the proxy statement as a nominee and to serve as a Director if elected, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as may be deemed necessary or desirable by the Corporation's counsel, in the exercise of his or her discretion. Notice by a Stockholder shall, in addition to the above-referenced information, set forth as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation's stock transfer books, of such Stockholder and of the beneficial owners (if any) of the stock registered in such Stockholder's name; (B) the name and address of other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder's notice; (C) the class and number of shares of the Corporation's capital stock which are beneficially owned by such Stockholder and such beneficial owners (if any) on the date of such Stockholder notice; and (D) the class and number of shares of the Corporation's capital stock which are beneficially owned by any other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder notice. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information which would be required to be set forth in a Stockholder's notice of nomination of such nominee.

     (d)     No person shall be elected by the Stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.04. If the Board of Directors, or a designated committee thereof, determines that a nomination made by any Stockholder was not timely made in accordance with the terms of this Section, such nomination shall not be considered at the annual meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in a Stockholder's notice does not satisfy the informational requirements of this Section 2.04 in any material respect, the Secretary of the Corporation shall promptly notify such Stockholder of the deficiency in the notice. Such Stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given to such Stockholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by such Stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.04 in any material respect, such nomination shall not be considered at the annual meeting in question.

     (e)     Notwithstanding the procedures set forth in the preceding paragraph, if neither the Board of Directors nor a designated committee thereof makes a determination as to the validity of any nominations by any Stockholder as set forth above, the presiding officer of the Stockholders' meeting shall determine and declare at the Stockholders' meeting whether a nomination was made in accordance with the terms of this Section 2.04. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.04, such nomination shall be disregarded and the Board of Directors shall make all Director nominations on behalf of the Corporation.

     2.05     ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, or at such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than this Bylaw or such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolutions.

     2.06     SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

     2.07     NOTICE. Notice of any special meeting to be provided herein shall be given, in accordance with Article VIII, by written notice delivered personally, telegraphed or telecopied to each Director at his or her business or residence at least twenty-four (24) hours, or by mail at least five (5) days, prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute, the Charter or these Bylaws.

     2.08     QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     2.09     VOTING. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter or these Bylaws; provided, however, that no act relating to any "interested director transaction" as defined in Section 2-419 of the MGCL shall be the act of the Board of Directors unless such act has been approved by a majority of the Board of Directors and a majority of the "disinterested" Directors, as defined in Section 2-419 of the MGCL (a "Disinterested Director").

     2.10     CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President (if a member of the Board of Directors) or, in the absence of the Chairman of the Board and the President, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation, or in the absence of the Secretary, any Assistant Secretary, shall act as secretary at all meetings of the Board of Directors, and in the absence of the Secretary and Assistant Secretaries, the presiding officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Directors may participate in meetings of the Board of Directors by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws.

     2.11     RESIGNATIONS. Any Director may resign from the Board of Directors or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.

     2.12     REMOVAL OF DIRECTORS. The Stockholders may, at any time, remove any Director, but only for cause and only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Stock then outstanding entitled to vote in the election of Directors, and may elect a successor to fill any resulting vacancy for the balance of the term of the removed Director; provided, however, that in the case of any Directors elected solely by holders of a series of preferred stock, such Directors may be removed, with cause, only by the affirmative vote of two-thirds of the Stock of that series then outstanding and entitled to vote in the election of Directors, voting together as a single class.

     2.13     VACANCIES. The Stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a Director. Furthermore, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority vote of the remaining Directors, although such majority is less than a quorum. Any vacancy occurring in the Board of Directors by reason of an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. A Director elected by the Board of Directors or the Stockholders to fill a vacancy shall hold office until the next annual meeting of the Stockholders and until his or her successor is elected and qualified.

     2.14     INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consent is filed with the minutes of the Board of Directors. Consents may be signed by different Directors on separate counterparts.

     2.1     COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.

ARTICLE III

COMMITTEES

     3.01     NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members an executive committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors. If any committee may take or authorize any act as to any matter in which any Director who is not a Disinterested Director has or may have any interest, a majority of the members of such committee shall be Disinterested Directors, except that any such committee consisting of only two Directors may have on Disinterested Director and one Director who is not a Disinterested Director.

     3.02     DELEGATION OF POWER. The Board of Directors may delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the MGCL.

     3.03     QUORUM AND VOTING. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee, except that no act relating to any matter in which any Director who is not a Disinterested Director has any interest shall be the act of any committee unless a majority of the Disinterested Directors on the committee vote for such act.

     3.04     CONDUCT OF MEETINGS. Each committee shall designate a presiding officer of such committee, and if not present at a particular meeting, the committee shall select a presiding officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Directors.

     3.05     INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed by different members on separate counterparts.

ARTICLE IV

OFFICERS

     4.01     TITLES AND ELECTION. The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of officers shall not take place at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices, except President and Vice President, may be held by the same person. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     4.02     REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The fact that a person is elected to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Corporation to that person.

     4.04     VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

     4.05     CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a Director and shall preside over the meetings of the Stockholders and the Board of Directors. The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors. The Chairman of the Board may sign and execute any deed, mortgage, bond, contract, or other obligation or instrument on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by the Charter, these Bylaws or otherwise to another officer or agent of the Corporation.

     4.06     PRESIDENT. Unless the Board of Directors shall otherwise determine, the President shall be the Chief Executive Officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and of the Board of Directors (if a member of the Board of Directors). The President may execute any deed, mortgage, bond, contract or other obligation or instrument on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by the Charter, these Bylaws or otherwise to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     4.07     VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Senior Vice Presidents or as Vice Presidents for particular areas of responsibility.

     4.08     SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Stockholders and Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the records of the Corporation; (iv) unless a transfer agent is appointed, keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder and have general charge of the stock ledger of the Corporation; (v) when authorized by the Board of Directors or the President, attest to or witness all documents requiring the same; (vi) perform all duties as from time to time may be assigned to him by the President or by the Board of Directors; and (vii) perform all of the duties generally incident to the office of secretary of a corporation.

     4.09     TREASURER. The Treasurer shall have the custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Board of Directors may engage a custodian to perform some or all of the duties of the Treasurer, and if a custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such custodian and, unless the Board of Directors otherwise determines, shall have general supervision over the activities of such custodian. The custodian shall not be an officer of the Corporation.

     4.10     ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer's absence and (ii) shall perform such duties as shall be assigned to him by the Secretary or Treasurer, respectively, or by the President or the Board of Directors, or any such designated committee or officer.

     4.11     SUBORDINATE OFFICERS. The Corporation shall have such subordinate officers as the Board of Directors, or any committee or officer appointed by the Board of Directors for such purpose, may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or any designated committee or officer may prescribe.

     4.12     COMPENSATION. The salaries and other compensation and remuneration, of any kind, if any, of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation, if any, by reason of the fact that he is also a Director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the compensation and remuneration of such assistant and subordinate officers.

ARTICLE V

SHARES OF STOCK

     5.01     NO CERTIFICATES FOR STOCK. Unless the Board of Directors authorizes the issuance of certificates pursuant to Section 5.02, none of the Stock shall be represented by certificates.

     5.02     ELECTION TO ISSUE CERTIFICATES. The Board of Directors may authorize the issuance of certificates representing some or all of the Shares of any or all of the classes or series of Stock. If the Board of Directors so authorizes certificates, such certificates shall be of such form, not inconsistent with the Charter, as shall be approved by the Board of Directors. All certificates, if issued, shall be signed by the Chairman of the Board, the President, or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any signature or countersignature may be either a manual or facsimile signature. All certificates, if issued, for each class of Stock shall be consecutively numbered. Each certificate representing shares of Stock which are restricted as to their transferability or voting powers, which are preferred or limited as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth on the face or back of the certificate a statement that the Corporation will furnish to any Stockholder, upon request and without charge, a full statement of such information.

     5.03     STOCK LEDGER. The Corporation shall maintain at its principal executive office, at the office of its counsel, accountants or transfer agent or at such other place designated by the Board of Directors an original or duplicate stock ledger containing the names and addresses of all the Stockholders and the number of shares of each class of Stock held by each Stockholder. The stock ledger shall be maintained pursuant to a system that the Corporation shall adopt allowing for the issuance, recordation and transfer of its Stock by electronic or other means that can be readily converted into written form for visual inspection and not involving any issuance of certificates. Such system shall include provisions for notice to acquirors of Stock (whether upon issuance or transfer of Stock) in accordance with Sections 2-210 and 2-211 of the MGCL, and Section 8-408 of the Commercial Law Article of the State of Maryland. The Corporation shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the stock ledger, the Corporation shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Corporation, the Board of Directors or officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of Shares.

     5.04     RECORDING TRANSFERS OF STOCK. If transferred in accordance with any restrictions on transfer contained in the Charter, these Bylaws or otherwise, Shares shall be recorded as transferred in the Stock Ledger upon provision to the Corporation or the transfer agent of the Corporation of an executed stock power duly guaranteed and any other documents reasonably requested by the Corporation, and the surrender of the certificate or certificates, if any, representing such Shares. Upon receipt of such documents, the Corporation shall issue the statements required by Sections 2-210 and 2-211 of the MGCL and Section 8-408 of the Commercial Law Article of the State of Maryland, issue as needed a new certificate or certificates (if the transferred Shares were certificated) to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.

     5.05     LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the persons claiming the certificate of Stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

     5.06     CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

          5.06.1 The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in case of a meeting of Stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

          5.06.2 In lieu of fixing a record date, the stock transfer books may be closed by the Board of Directors in accordance with Section 2-511 of the MGCL for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders.

          5.06.3 If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the date on which the resolution of the Board of Directors, declaring the dividend or allotment or rights, is adopted.

          5.06.4 When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired. But the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted.

ARTICLE VI

DIVIDENDS AND DISTRIBUTIONS

     6.01     DECLARATION. Dividends and other distributions upon the Stock may be declared by the Board of Directors as set forth in the applicable provisions of the Charter and any applicable law, at any meeting, limited only to the extent of Section 2-311 of the MGCL. Dividends and other distributions upon the Stock may be paid in cash, property or Stock of the Corporation, subject to the provisions of law and of the Charter.

     6.02     CONTINGENCIES. Before payment of any dividends or other distributions upon the Stock, there may be set aside (but there is no duty to set aside) out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII

INDEMNIFICATION

     7.01     INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW. Unless the Board of Directors otherwise determines prospectively in the case of any one or more specified individuals, the Corporation shall indemnify, to the full extent permitted by the MGCL, any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise (an "Indemnified Person"), including the advancement of expenses under procedures provided under such law; provided, however, that no indemnification shall be provided for expenses relating to any willful or grossly negligent failure to make disclosures required by the next to last sentence of Sections 2.02 hereof as applied to Directors and officers respectively. The provisions of this Section 7.01 shall constitute a contract with each Indemnified Person who serves at any time while these provisions are in effect any may be modified adversely only with the consent of affected Indemnified Persons and each such Indemnified Person shall be deemed to be serving as such in reliance on these provisions.

     7.02     INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any Indemnified Person against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

     7.03     NON-EXCLUSIVE RIGHTS TO INDEMNIFY; HEIRS AND PERSONAL REPRESENTATIVES. The rights to indemnification set forth in this Article VII are in addition to all rights which any Indemnified Person may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person. The Corporation shall indemnify any Indemnified Person's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to any Indemnified Person hereunder for claims arising out of the status of such person as a spouse or child of such Indemnified Person, including claims seeking damages from marital property (including community property) or property held by such Indemnified Person and such spouse or property transferred to such spouse or child.

     7.04     NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This Article shall not limit the Corporation's power to indemnify against liabilities other than those arising from a person's serving the Corporation as a Director or officer.

ARTICLE VIII

NOTICES

     8.01     NOTICES. Whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally served against written receipt, or notice in writing transmitted by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Corporation, Sovran Self Storage, Inc., 5166 Main Street, Williamsville, New York 14221 (or any subsequent address selected by the Board of Directors), attention President, or if to a Stockholder, Director or officer, at the address of such person as it appears on the books of the Corporation or in default of any other address at the general post office situated in the city or county of his or her residence. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time mailed.

     8.02     SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Corporation shall be given by the Secretary or any other officer of the Corporation designated by the President. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by any person directed to do so by the President or, with respect to any meeting called pursuant to these Bylaws upon the request of any Stockholders or Directors, by any person directed to do so by the Stockholders or Directors upon whose request the meeting is called.

     8.03     WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IX

MISCELLANEOUS

     9.01     BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors meetings and of its executive or other committees when exercising any of the powers or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but my be maintained in the form of a reproduction.

     9.02     INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the accounting books and records of the Corporation, the minutes of proceedings of the Stockholders, the Board of Directors and committees thereof, annual statements of affairs and any voting trust agreements on records shall be open to inspection upon written demand delivered to the Corporation by any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a Stockholder or as the holder of such voting trust certificate, in each case to the extent permitted by the MGCL. Other documents, such as Stockholder lists, shall be made available for inspection by any Stockholder or holder of a voting trust certificate to the extent required by statute.

     9.03     CONTRACTS. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     9.04     CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     9.05     LOANS.

          9.05.1 Such officers or agents of the Corporation as from time to time have been designated by the Board of Directors shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Corporation, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such terms and conditions, as the Board of Directors from time to time has designated; (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidences of debt or other securities, or any rights or interests at any time held by the Corporation; (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances, or written obligations of the Corporation, on such terms and with such provisions as to the security or sale or disposition of them as those officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and, to that end, to endorse, transfer, and deliver the same.

          9.05.2. From time to time the Corporation shall certify to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the officers or agents so authorized. Each bank, trust company, institution, corporation, firm or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Directors has revoked the authority of those officers or agents.

     9.06     FISCAL YEAR. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution, and, in the absence of such resolution, the fiscal year shall be the period ending December 31.

     9.07     ANNUAL REPORT. Not later than one hundred twenty (120) days after the close of each fiscal year, the Board of Directors of the Corporation shall cause to be sent to the Stockholders an Annual Report in such form as may be deemed appropriate by the Board of Directors. The Annual Report shall include audited financial statements and shall be accompanied by the report thereon of an independent certified public accountant.

     9.08     INTERIM REPORTS. The Corporation may send interim reports to the Stockholders having such form and content as the Board of Directors deem proper.

     9.09     OTHER REPORTS. Any distributions to Stockholders of income or capital assets shall be accompanied by a written statement disclosing the source of the funds distributed unless at the time of distribution they are accompanied by a written explanation of the relevant circumstances. The statement as to such source shall be sent to the Stockholders not later than sixty (60) days after the close of the fiscal year in which the distributions were made.

     9.10     BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

     9.11     WAIVER - TITLE 3, SUBTITLE 7 OF THE MARYLAND GENERAL CORPORATION LAW. For the avoidance of doubt, the acquisition of Convertible Preferred Stock and Warrants pursuant to the Securities Purchase Agreement dated as of July 3, 2002, by and among the Corporation, Sovran Acquisition Limited Partnership, The Prudential Insurance Company of America, Teachers Insurance and Annuity Association of America, GEBAM, Inc., and the subsequent conversion or exercise of such securities in accordance with their terms and after giving effect to any anti-dilution adjustments, shall not constitute "control share acquisition" for purposes of Title 3, Subtitle 7 of the Maryland General Corporation Law.

ARTICLE X

AMENDMENT OF BYLAWS

     10.01     BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal (i) Section 7.01 without a vote of the Stockholders and the consent of any Indemnified Persons whose rights to indemnification, based on conduct prior to such amendment, would be adversely affected by such proposed alteration or repeal; (ii) this Section 10.01; or (iii) Section 10.02.

     10.02     BY STOCKHOLDERS. The Stockholders, by affirmative vote of a majority of the shares of common stock of the Corporation, shall have the power, at any annual meeting (subject to the requirements of Section 1.03), or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws except that the Stockholders shall not alter or repeal Section 7.01 without the consent of any Indemnified Persons adversely affected by such proposed alteration or repeal.

EXHIBIT 4.1

ARTICLES SUPPLEMENTARY
SOVRAN SELF STORAGE, INC.
SERIES C CONVERTIBLE CUMULATIVE PREFERRED STOCK
(PAR VALUE $.01 PER SHARE)

          SOVRAN SELF STORAGE, INC., a Maryland corporation (hereinafter called the "Corporation"), having an office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

          FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, as amended to date (the "Charter"), the Board of Directors has duly designated and classified 2,800,000 shares of preferred stock of the Corporation as Series C Convertible Cumulative Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and has provided for the issuance of such class.

          SECOND: The terms of the Series C Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

          1.  NUMBER OF SHARES AND DESIGNATION.

          This class of preferred stock shall be designated as Series C Convertible Cumulative Preferred Stock, par value $.01 per share and two million eight hundred thousand (2,800,000) shall be the authorized number of shares of such Series C Preferred Stock constituting such class.

          2.   DEFINITIONS.

          For purposes of the Series C Preferred Stock, the following terms shall have the meanings indicated:

          "Act" shall mean the Securities Act of 1933, as amended.

          "Affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

          "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Stock; provided, that, for purposes of paragraph (a) of Section 9 of this Articles Supplementary, the term "Board of Directors" shall not include any such committee.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

          "Change of Control" shall mean each occurrence of any of the following:

(i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the voting power, under ordinary circumstances, to elect directors of the Corporation or more than 25% of the equity interests in the Operating Partnership;

(ii)(A) the Corporation consolidates with or merges into another entity or the Corporation or the Operating Partnership conveys, transfers, or leases outside the ordinary course of business all or substantially all of its assets in one or a series of transactions during an 18-month period (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidates with or merges into the Corporation which, in the case of a merger or consolidation under (A) or (B) is pursuant to a transaction in which (x) the outstanding Common Stock is reclassified or changed into or exchanged for cash, securities or other property or (y) the merger or consolidation of the Corporation with or into another entity in a transaction in which the Corporation is not the surviving entity or in which more than 50% of the voting securities of the Corporation is transferred; provided, however, that the events described in this clause (ii) shall not be deemed to be a Change of Control if the sole purpose and effect of such event is that the Corporation is seeking to change its domicile or to change its form of organization from a corporation to a statutory business trust; or

(iii) other than with respect to the election, resignation or replacement of any director of the Corporation designated, appointed or elected by the holders of any outstanding series of preferred stock of the Corporation (each a "Preferred Director"), during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new director whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors of the Corporation (excluding Preferred Directors) then still in office who were either directors of the Corporation at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          "Change of Control Price" shall mean an amount per share of Series C Preferred Stock equal to the Liquidation Preference plus an amount equal to a 15% annual return thereon from the Issue Date until the date of redemption of such share of Series C Preferred Stock, compounded annually, less an amount equal to the sum of the aggregate amount of cash dividends theretofore paid or payable concurrently with such redemption on such share of Series C Preferred Stock, plus an amount equal to a 15% annual return on such cash dividends from the date of payment until the date of redemption of such share of Series C Preferred Stock.

          "Closing Price" shall mean, when used with respect to a share of any Equity Stock and for any date, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected for such purpose by the Board of Directors.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

          "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

          "Conversion Price" shall mean the conversion price per share of Common Stock for which each share of Series C Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7 of this Articles Supplementary. The initial Conversion Price shall be $32.60 (equivalent to a conversion rate of 0.76687 shares of Common Stock for each share of Series C Preferred Stock).

          "Dividend Payment Date" shall mean March 31, June 30, September 30 and December 31 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

          "Dividend Periods" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including March 31, June 30, September 30 and December 31 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Series C Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Series C Preferred Stock being redeemed.

          "Equity Stock" shall mean one or more shares of any class of capital stock of the Corporation.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fundamental Change" shall mean each occurrence of any of the following:

(i) a Change of Control;
(ii) the Corporation or one of its wholly-owned subsidiaries is not the sole general partner of the Operating Partnership;

(iii) the Corporation effects any recapitalization or restructuring as a result of which more than 25% of the Common Stock is reclassified into shares of preferred stock or changed into or exchanged for cash, preferred stock, evidences of indebtedness, other property (other than Common Stock of the Corporation) or any combination of the foregoing;

(iv) the Corporation shall have incurred or suffered to exist Indebtedness (as defined in the Purchase Agreement) exceeding 65% of Total Value and such condition continues to exist 30 days;
(v) the de-listing by the Corporation or failure by the Corporation to take reasonable actions within its control to not maintain the listing of its Common Stock on the New York Stock Exchange; or
(viii) the Termination of the Corporation's REIT Status.

          "GAAP" shall mean United States generally accepted accounting principles.

          "Issue Date" shall mean July 3, 2002.

          "Initial Dividend Period" shall mean the period commencing on and including the Issue Date and ending on and including September 29, 2002.

          "Junior Stock" shall have the meaning set forth in paragraph (c) of Section 8 of this Articles Supplementary.

          "Liquidation Preference" shall have the meaning set forth in paragraph (a) of Section 4 of this Articles Supplementary.

          "Liquidation Value" means, per share of Series C Preferred Stock, $25.00 plus accumulated, accrued and unpaid dividends thereon (whether or not earned or declared), if any.

          "Market Price" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Operating Partnership" shall mean Sovran Acquisition Limited Partnership.

          "Outstanding" shall mean issued and outstanding shares of Equity Stock of the Corporation.

          "Parity Stock" shall have the meaning set forth in paragraph (b) of Section 8 of this Articles Supplementary.

          "Person" shall mean (i) any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity; and (ii) a "group" as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

          "Price-Based Adjustment Amount" shall initially be $29.00. To the extent that the Conversion Price is adjusted after the date of original issuance from the initial Conversion Price of $32.60, the Price-Based Adjustment Amount shall be adjusted proportionally so that the ratio of the adjusted Price-Based Adjustment Amount to the adjusted Conversion Price shall at all times be the same (to four decimal places) as the ratio of $29.00 to $32.60.

          "Purchase Agreement" shall mean the Purchase Agreement dated as of July 3, 2002 by and among the Corporation, the Operating Partnership and The Prudential Insurance Company of America, Teachers Insurance and Annuity Association of America and GEBAM, Inc.

          "Record Date" shall have the meaning set forth in paragraph (a) of Section 3 of this Articles Supplementary.

          "Redemption Date" shall mean, in the case of any redemption of any shares of Series C Preferred Stock, the date fixed for redemption of such shares.

          "REIT" shall mean a "real estate investment trust," as defined in Section 856 of the Code.

          "Senior Stock" shall have the meaning set forth in paragraph (a) of Section 8 of this Articles Supplementary.

          "Series C Preferred Stock" shall have the meaning set forth in Section 1 of this Articles Supplementary.

          "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any Equity Stock; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Termination of the Corporation's REIT Status" shall mean the earliest to occur of:

               (i) the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not elect to be taxed as a real estate investment trust;

               (ii) the approval by the stockholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust;

               (iii) the public announcement by the Corporation that it has ceased to qualify as a real estate investment trust or a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust;

               (iv) the Corporation or any representative of the Corporation shall receive a determination or conclusion, whether in proposed or in final form, from the Internal Revenue Service or one of its representatives that the Corporation has failed to meet the requirements for qualification and taxation as a real estate investment trust under Section 856 to 860 of the Code for one or more taxable years, including without limitation, a statutory notice of deficiency, a notice of proposed deficiency, a proposed final revenue agent's report, a field service advice, technical advice memorandum or similar conclusion; provided, however such receipt shall not constitute a "Termination of the Corporation's REIT Status" if (a) the determination or conclusion is in draft or proposed form, and the Corporation causes such determination or conclusion to be withdrawn within 270 days following receipt; and (b) the Corporation received an opinion of independent counsel from a nationally recognized firm or accountants reasonably acceptable to the Holders that the Corporation's REIT status should be upheld.

               (v) a "determination" within the meaning of Section 1313(a) of the Code that the Corporation has ceased to qualify as a real estate investment trust; or

               (vi) the Corporation otherwise ceases to qualify to be taxed as a real estate investment trust under the Code for federal income tax purposes.

          "Total Value" shall mean as of any date the sum of (i) the undepreciated real estate assets; and (ii) all other assets of the Corporation and its subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

          "Trading Day" shall mean, when used with respect to any Equity Stock, (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Series C Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Series C Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Series C Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Series C Preferred Stock). The term "Transfers" and "Transferred" shall have correlative meanings.

          "Transfer Agent" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Series C Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Series C Preferred Stock.

          "Voting Preferred Stock" shall have the meaning set forth in Section 9 of this Articles Supplementary.

          3.  DIVIDENDS.

               (a)  The holders of Series C Preferred Stock shall be entitled to receive per share of Series C Preferred Stock, when as and if declared by the Board of Directors, out of funds legally available for that purpose, quarterly cash dividends on the Series C Preferred Stock in an amount per share equal to the greater of: (i) the aggregate amount of cash dividends paid or payable in such quarter (determined on each Dividend Payment Date) on the number of shares of Common Stock (or portion thereof) into which a share of Series C Preferred Stock is convertible; or (ii):

(A)	2.09375% of the Liquidation Value; or
(B)	2.21875% of the Liquidation Value if Section 3(c) is applicable; or
(C)	2.71875% of the Liquidation Value if either Section 5.1(f) or Section 5.2(d) is applicable; or
(D)	2.84375% of the Liquidation Value if both Section 3(c) and either Section 5.1(f) or Section 5.2(d) is applicable; or
(E)

upon a Change of Control where the Company does not redeem the Series C Preferred Stock in accordance with Section 5.1, a per annum rate equal to 9.00% above the then published (in the Wall Street Journal) U.S. Treasury maturing on the date closest to the five year anniversary of the date the change of control occurs, such rate to be fixed as of the date such Change of Control occurs, or if such rate exceeds the maximum rate permitted under relevant federal, state or local law, the maximum rate permitted under such law.

          Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on September 30, 2002. Each such dividend shall be payable in arrears to the holders of record of the Series C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the March 15, June 15, September 15 or December 15 (each a "Record Date"), as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

               (b)  Any dividend payable on the Series C Preferred Stock for any partial dividend period shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

               (c)  If at any time the Corporation shall have breached the covenants set forth in Section 5.07, Section 5.08 or Section 5.11 of the Purchase Agreement and such breach has continued for 30 days, the dividend rate payable upon the shares of Series C Preferred Stock shall be as provided in Section 3(a)(ii) of this Articles Supplementary, from the date of such breach until the last day of the quarter in which such breach shall have been cured and shall no longer be continuing, subject to revesting in the event of any subsequent breach of such covenant which continues as aforesaid. For purposes of this Section 3(c), the date of breach shall be deemed to mean the first day of the quarter in which such breach occurs. If the existence of such breach is determined after the dividend record date for the quarter in which the breach occurred (the "Default Quarter"), then the dividend for the next quarter shall equal the sum of the dividend as computed in accordance with this Section 3 plus an amount equal to the difference between the dividend actually paid in the Default Quarter and the dividend that would have been paid for the Default Quarter if the breach had been known by the Corporation on the record date of the Default Quarter.

               (d)  So long as any of the shares of Series C Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Parity Stock unless, in each case, dividends equal to the full amount of accumulated, accrued and unpaid dividends on all outstanding shares of Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of such dividends on the Series C Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such shares of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series C Preferred Stock and all dividends declared upon any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series C Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

               (e)  So long as any of the shares of Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, no shares of Junior Stock shall be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), and no other cash or other property shall otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Series C Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Series C Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.

          Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from
(i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

          4.  LIQUIDATION PREFERENCE.

               (a)  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive per share of Series C Preferred Stock the greater of (i) the Liquidation Value or (ii) the amount per share a holder would receive if such holder converted his or her Series C Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. Until the holders of the Series C Preferred Stock have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, the occurrence of an event described in paragraph (ii) of the definition of Change of Control shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, unless waived in writing by a majority in interest of the holders of the Series C Preferred Stock.

               (b)  Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series C Preferred Stock and any Parity Stock, as provided in Section 4(a), any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock and any Parity Stock shall not be entitled to share therein.

          5.  REDEMPTION AND REPURCHASE

          5.1   REDEMPTION AT THE OPTION OF THE CORPORATION.

                (a)  The Series C Preferred Stock may be redeemed by the Corporation:

(i) from and after November 30, 2007, in whole or from time to time in part, at a redemption price payable in cash equal to the Liquidation Preference applicable thereto; or

(ii) from and after the first anniversary of the Issue Date but prior to November 30, 2007, upon a Change of Control, and to the extent that the Corporation shall have funds legally available therefor, in whole, but not in part, at a redemption price payable in cash in an amount equal to the Change of Control Price, by notice in writing to the holders of the Series C Preferred Stock no later than 30 days following the occurrence of such Change of Control or, in the event of a Change of Control occurring prior to the first anniversary of the Issue Date, such notice must be delivered on the later of: (a) the first anniversary of the Issue Date; or (b) 30 days following the occurrence of the Change of Control.

                (b)  In the event of a redemption of shares of Series C Preferred Stock, if the Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date notwithstanding the redemption of such shares, and shall not be payable as part of the redemption price for such shares. In connection with any redemption for cash pursuant to this Section 5.1(a), the redemption price of the Series C Preferred Stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) shall be payable solely with the proceeds from the sale by the Corporation or the Operating Partnership of other capital shares of the Corporation or the Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, preferred stock, depositary shares, partnership or other interests, participation's or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing of or in the Corporation or the Operating Partnership.

                (c)  The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

                (d)  If full cumulative dividends on all outstanding shares of Series C Preferred Stock have not been declared and paid, or declared and set apart for payment, no shares of Series C Preferred Stock may be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Series C Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series C Preferred Stock.

                (e)  If the Corporation shall redeem shares of Series C Preferred Stock pursuant to this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which has been mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (i) the Redemption Date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the place or places at which certificates for such shares are to be surrendered for cash; and (iv) the redemption price payable on such Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be payable as part of the redemption price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described in the next succeeding sentence. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series C Preferred Stock called for redemption, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Stock of the Corporation shall cease except the right to receive the cash payable, upon such redemption, without interest thereon, upon surrender of their certificates if so required; provided, however, that if the Redemption Date for any shares of Series C Preferred Stock occurs after any dividend Record Date and on or prior to the related Dividend Payment Date, the full dividend payable on such Dividend Payment Date in respect of such shares of Series C Preferred Stock called for redemption shall be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding dividend record date notwithstanding the prior redemption of such shares. The Corporation's obligation to make available the cash necessary to effect such redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $500,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any dividend record date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such shares of Series C Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Series C Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the holders of shares of Series C Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series C Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

          As promptly as practicable, but in no event later than two Business Days, after the surrender in accordance with such notice of the certificates for any such shares of Series C Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series C Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series C Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series C Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

               (f)  If the Corporation elects to redeem the Series C Preferred Stock pursuant to Section 5.1(a) but does not pay the full redemption price, the dividend rate payable upon the shares of Series C Preferred Stock shall be increased as provided in Section 3(a)(iii) from the date of such failure until the full redemption price has been paid.

          5.2  REPURCHASE UPON FUNDAMENTAL CHANGE

              (a)  If a Fundamental Change shall occur:

                         (i)     Each holder of shares of Series C Preferred Stock shall have the right to require the Corporation, to the extent that the Corporation shall have funds legally available therefor, to repurchase, in whole or in part, such holder's shares of Series C Preferred Stock held on the date that such holder receives the notice described in subsection 5.2(a)(ii) at a repurchase price (the "Repurchase Price") payable in cash in an amount equal to 105% of the Liquidation Preference in each case as described below.

                        (ii)    Within ten (10) days following the Corporation becoming aware that a Fundamental Change has occurred, the Corporation shall mail by overnight courier or registered U.S. mail a notice (the "Repurchase Offer") to each holder of shares of Series C Preferred Stock stating
(A) that a Fundamental Change has occurred, describing in general terms the nature of such event, and that such holder has the right to require the Corporation to repurchase all shares of Series C Preferred Stock then held by such holder in cash; (B) the Repurchase Date (which shall be a Business Day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act); (C) the Repurchase Price; (D) the place or places at which certificates for such shares are to be surrendered; (E) that dividends on the shares to be repurchased shall cease to accrue on such Repurchase Date except as otherwise provided herein; and (F) the instructions determined by the Corporation, consistent with this subsection, that such holder must follow in connection with the repurchase of its shares of Series C Preferred Stock.

                        (iii)   On the Repurchase Date, the Corporation shall, to the extent lawful (and to the extent any payment is unlawful, promptly after the date on which such payment thereafter becomes lawful), accept for payment the shares of Series C Preferred Stock tendered pursuant to the Repurchase Offer described in Subsection 5.2(a)(ii). The Corporation's obligation to provide cash in accordance with Subsection 5.2(a)(ii) shall be deemed fulfilled if, on or before the Repurchase Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $500,000,000, such amount of cash as is necessary for such repurchase of all shares of Series C Preferred Stock so tendered, in trust, with irrevocable instructions that such funds be applied to the repurchase of the shares of Series C Preferred Stock so tendered for repurchase. No interest shall accrue for the benefit of the holders of shares of Series C Preferred Stock to be repurchased on any funds so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Repurchase Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for repurchase shall look only to the general funds of the Corporation for the payment of such cash.

                        (iv)   Immediately after the surrender in accordance with such notice of the certificates for any such shares so repurchased (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been repurchased.

              (b)  Notwithstanding anything else herein, to the extent they are applicable to any such repurchase, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

              (c)  The Corporation may, upon ten (10) Business Days' advance notice to each holder of the Series C Preferred Stock of a Fundamental Change, request a waiver of such holder's rights under this Section 5.2; provided, however, that the failure of any holder to respond to or otherwise act upon such request shall not be deemed to create or imply a waiver or otherwise affect any holder's rights under this Section 5.2.

              (d)  If the Corporation does not pay the full Repurchase Price (whether pursuant to the provisions of the Articles Supplementary of any Parity Stock (as defined below) or otherwise) in accordance with this Section 5.2, the dividend rate payable upon the shares of Series C Preferred Stock shall be increased as provided in Section 3(a)(iii) from the date of such failure until the full Repurchase Price has been paid.

          6.  STATUS OF REACQUIRED STOCK.

          All shares of Series C Preferred Stock that have been issued and reacquired in any manner by the Corporation (including, without limitation, shares of Series C Preferred Stock which have been surrendered for conversion) shall be returned to the status of authorized but unissued shares of preferred stock of the Company without any designation or classification.

          7.  CONVERSION.

          7.1 CONVERSION AT HOLDERS' OPTION.

          At any time on or after the Issue Date, holders of shares of Series C Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

               (a)  Subject to and upon compliance with the provisions of this Section 7, each share of Series C Preferred Stock shall, at the option of the holder thereof, be convertible at any time (unless such share is called for redemption, then to and including but not after the close of business on the date immediately prior to the Redemption Date, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing (1) $25.00 plus any accumulated, accrued and unpaid dividends on such share at the time of conversion (excluding dividends for the quarter in which the conversion occurred to be paid in cash in accordance with Section 7.1(b)), by (2) the Conversion Price in effect at such time and by surrender of the certificate representing such shares to be converted in the manner provided in subsection (b) of this Section 7.1.

               (b)  In order to convert shares of Series C Preferred Stock, the holder of the shares to be converted shall surrender the certificate representing such shares at any office or agency maintained by the Corporation for such purpose, accompanied by the funds, if any, required by the last paragraph of this subsection (b), and shall give written notice of conversion in the form provided on such certificate representing shares of Series C Preferred Stock (or such other notice as is acceptable to the Corporation) to the Corporation at such office or agency that the holder elects to convert the shares of Series C Preferred Stock specified in such notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable in such conversion shall be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series C Preferred Stock is registered, each certificate representing a share of Series C Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

          As promptly as practicable, but in no event later than two Business Days, after the surrender of certificates representing such shares of Series C Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or as designated in such holder's written instructions, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share or shares of Series C Preferred Stock in accordance with provisions of this Section 7, and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in paragraph (c) of this Section 7.1.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates representing such shares of Series C Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

          Holders of shares of Series C Preferred Stock at the close of business on a Record Date will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Record Date and prior to such Dividend Payment Date. A holder may elect to receive such dividend in cash or in shares of Common Stock in accordance with Section 7.1(a).

               (c)  No fractional shares of Common Stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. In lieu of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of any share of Series C Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Closing Price of the Common Stock on the Trading Day immediately preceding the date of conversion, multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

               (d)  The Corporation shall not adopt or maintain any shareholder rights plan which discriminates in any way (other than the notice to be provided to holders of Series C Preferred Stock as described below) against any holder of Series C Preferred Stock (whether by language or operation), including, without limitation, restricting (i) the ability to convert into Common Stock under the terms hereof and (ii) the ability to receive rights under such plan with respect to Common Stock acquired by conversion hereunder which rights are then generally available to holders of Common Stock. The Corporation shall notify the holders of the Series C Preferred Stock at least five (5) Business Days prior to (I) the date which under the terms of any shareholder rights plan causes or triggers the rights issued thereunder to be exercisable by any person and (II) the date on which such rights (or the right to receive such rights) terminate or expire, such notice in the case of clause (I) to describe in reasonable detail the terms of such rights and the manner of operation of the plan upon the occurrence of such triggering event.

          7.2  ADJUSTMENTS TO CONVERSION PRICE

                (a)  The Conversion Price shall be adjusted from time to time as follows:

                           (i)     If the Corporation shall, after the Issue Date: (A) pay a dividend or make a distribution on its shares of capital stock in shares of Common Stock or securities convertible into shares of Common Stock, (B) subdivide (by any share split, share dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (C) combine (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its outstanding shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such shares of Series C Preferred Stock had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (e) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                           (ii)    If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by dividing: (a) the sum of (1) the product derived by multiplying (i) the Conversion Price in effect immediately prior to such issuance or sale times (ii) the outstanding shares of Common Stock immediately prior to such issuance or sale, plus (2) the gross proceeds, if any, received by the Corporation upon such issuance or sale (including any gross consideration payable upon exercise of such rights, options or warrants; by (b) the outstanding shares of Common Stock (including the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants) immediately after such issuance or sale. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (e) below). In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Conversion Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                           (iii)   If the Corporation shall distribute to all holders of Common Stock any securities of the Corporation (other than shares of Common Stock) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the shares of Common Stock after December 31, 2001 which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 2001, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 2001, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series C Preferred Stock or any other class or series of preferred stock of the Corporation after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of shares of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase shares of Common Stock, which rights, options and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Conversion Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be the Conversion Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such distribution. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (e) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the shares of Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series C Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a person converting a share of Series C Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                           (iv)    In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary of the Corporation for all or any portion of the shares of Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Conversion Price on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced to equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Conversion Price on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Conversion Price on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                           (v)     If the Corporation shall, after the Issue Date, issue or sell shares of its Common Stock or securities convertible or exchangeable into Common Stock ("Convertible Securities") for a gross consideration per share at or less than the Price-Based Adjustment Amount, then upon such issue or sale, the Conversion Price shall be reduced to an amount determined by dividing (a) the sum of (1) the product derived by multiplying (i) the Conversion Price in effect immediately prior to such issuance or sale times (ii) the outstanding shares of Common Stock immediately prior to such issuance or sale, plus (2) the gross consideration, if any, received by the Corporation upon such issuance or sale (including any gross consideration payable upon conversion or exchange of the Convertible Securities), by (b) the outstanding shares of Common Stock (assuming the full conversion or exercise of all such Convertible Securities) immediately after such issuance or sale.

                           (vi)    No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for: (a) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts of cash in shares of Common Stock under such plan; (b) the issuance of options and the shares of Common Stock issued upon exercise of such options pursuant to an employee or director stock or stock option program approved by the Board of Directors of the Corporation; (c) the issuance of limited partnership interests in the Operating Partnership, or any other equity or debt securities which are convertible, directly or indirectly, into or exchangeable for Common Stock in connection with the acquisition of property or real estate operating businesses or equity interests in such businesses and the Common Stock issued upon conversion thereof; or (d) the redemption of limited partnership interests in the Operating Partnership payable in cash or shares of Common Stock. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (a) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (a), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

               (b)  If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the shares of Common Stock and excluding any transaction as to which subparagraph (a)(i) of this Section 7.2 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the shares of Common Stock are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each share of Series C Preferred Stock which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (b) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (b), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series C Preferred Stock that will contain provisions enabling the holders of the shares of Series C Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of shares of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (b) shall similarly apply to successive Transactions.

               (c)  If:

                           (i)     the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than cash dividends or distributions paid with respect to the shares of Common Stock after December 31, 2001 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 2001, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 2001, minus the cumulative amount of dividends accrued or paid in respect of the shares of Series C Preferred Stock or any other class or series of preferred stock of the Corporation after the Issue Date); or

                           (ii)    the Corporation shall authorize the granting to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                           (iii)   there shall be any reclassification of the shares of Common Stock (other than an event to which subparagraph (a)(i) of this Section 7.2 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                           (iv)    there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (v)     there shall be any other event which would require an adjustment to the Conversion Price pursuant to this Section 7.2;

          Then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of Series C Preferred Stock at their addresses as shown on the records of the Corporation a notice stating (A) the date on which a record is to be taken (the "Record Date") for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, self tender offer, sale, transfer, liquidation, dissolution or winding up is expected to become effective (the "Effective Date"), and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, self tender offer, transfer, liquidation, dissolution or winding up. Such notice shall be given to the holders of shares of Series C Preferred Stock as promptly as possible, but in all cases at least ten (10) days prior to the Record Date for purposes of clause (A) above and the Effective Date for purposes of clause (B) above, as the case may be. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.2.

               (d)  Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment (including the method by which such adjustment was calculated) which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series C Preferred Stock at such holder's last address as shown on the records of the Corporation.

               (e)  In any case in which paragraph (a) of this Section 7.2 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of Section 7.1.

               (f)  There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.2. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7.2, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (g)  If the Corporation shall take any action affecting the shares of Common Stock, other than actions described in this Section 7.2, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the shares of Series C Preferred Stock, the Conversion Price for the shares of Series C Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

               (h)  The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of the shares of Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C Preferred Stock not theretofore converted. For purposes of this paragraph (h), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Series C Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the shares of Series C Preferred Stock, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable shares of Common Stock at such adjusted Conversion Price.

          The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the shares of Series C Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

          The Corporation shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the shares of Series C Preferred Stock. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

               (i)  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the shares of Series C Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Series C Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

               (j)  In the event that the provisions of this Section 7.2 fail as a result of an unintentional oversight to provide expressly for the adjustment of the Conversion Price under circumstances that, based upon the purposes and intentions expressed herein, would otherwise have been addressed, the Board of Directors shall, in good faith, cause an equitable adjustment to be made to the Conversion Price to correct such an oversight.

          8.  RANKING.

          Any class or series of capital stock of the Corporation shall be deemed to rank:

               (a)  prior or senior to the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock ("Senior Stock");

               (b)  on a parity with the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Stock, if (i) such capital stock is Series B Cumulative Redeemable Preferred Stock of the Corporation, or (ii) the holders of such class of stock or series and the Series C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Stock"); and

               (c)  junior to the Series C Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Common Stock or Series A Junior Participating Cumulative Preferred Stock or (ii) the holders of Series C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Junior Stock").

          9.  VOTING.

              (a)  If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Series C Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

              (b)  So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series C Preferred Stock, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                           (i)     Any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, this Articles Supplementary;

                           (ii)    Any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, the Charter or the By-Laws of the Corporation that adversely affects the voting powers, rights or preferences of the shares of the Series C Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock, other than the Series C Preferred Stock, shall not be deemed to adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock; or

                           (iii)   The authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized); provided, however, that no such vote of the shares of Series C Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Stock or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all shares of Series C Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Articles Supplementary.

          For purposes of the foregoing provisions and all other voting rights under this Articles Supplementary, each share of Series C Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Series C Preferred Stock as a single class on any matter, then the Series C Preferred Stock and such other class or series shall have, with respect to such matters, one vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

          10.  RECORD HOLDERS.

          The Corporation and the Transfer Agent may deem and treat the record holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, these Articles Supplementary have been executed on behalf of the Corporation by its Chairman of the Board and Chief Executive Officer and witnessed by its Secretary on June 26th, 2002.

WITNESS:	SOVRAN SELF STORAGE, INC.

/s/ David L. Rogers Name: David L. Rogers Title: Secretary	/s/ Robert J. Attea Name: Robert J. Attea Title: Chairman and Chief Executive Officer

          THE UNDERSIGNED, Chairman and Chief Executive Officer of SOVRAN SELF STORAGE, INC., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Robert J. Attea Name: Robert J. Attea Title: Chairman & Chief Executive Officer

EXHIBIT 4.2

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
No.	SOVRAN SELF STORAGE, INC.	SHARES

THIS CERTIFIES THAT   [blank certificate]

is the owner of                shares of the Capital Stock of

SERIES C CONVERTIBLE CUMULATIVE PREFERRED STOCK

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this                day of               , A.D.               .

Shares $.01 par value Each

The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no person may beneficially own or constructively own (1) equity shares in excess of 9.8% (or 15% in the case of an entity, the ownership of whose equity shares is attributable to the owners of such entity under Sections 544 and 856(h) of the Code and which will be "looked through" for the purposes of applying Section 856(a)(6) and (h) of the Code) of the aggregate value of the outstanding equity shares, (2) equity shares that would result in the trust being "closely held" under Section 856(b) of the Code, (3) equity shares that would result in the equity shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution) or, (4) equity shares that would cause the Corporation to constructively own 10% or more of the ownership interests in a tenant of the real property of the Corporation or the partnership, within the meaning of Section 856(d)(2)(b) of the Code, with further restrictions and exceptions set forth in the Corporation's Charter. Any person who attempts or proposes to beneficially own or constructively own equity shares in excess of the above limitations must immediately notify the Corporation in writing. If an attempt is made to violate or there is a violation of these restrictions (i) any proposed transfer will be void ab initio and will not be recognized by the Corporation, (ii) the equity shares in violation of these restrictions, whether as a result of a transfer or non-transfer event, will be transferred automatically and by operation of law to a share trust and shall be designated shares-in-trust. All terms used in this legend and defined in the Corporation's Charter have the meanings defined in the Corporation's Charter, as the same may be amended from time to time. A copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests.

The shares represented by this certificate have not been registered under the Securities Act of 1933 as amended (the "Securities Act") and under applicable state securities laws. The holder hereof, by purchasing these shares, agrees for the benefit of the issuer that these shares may be sold, pledged or transferred only in a registration registered under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom.

The designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and differences in the relative rights and preferences with respect to each class of stock or series thereof of the Corporation, including the shares represented by this Certificate, as well as the authority of the Corporation's Board of Directors to issue such classes or series of stock, are fixed in the Corporation's Charter and amendments thereto. The Corporation will furnish without charge to each of its stockholders who so requests a copy of a statement of such preferences, voting powers, qualifications and special and relative rights and the authority of the Corporation's Board of Directors to issue such classes or series of stock.

Certificate

for

Shares

of the

Capital Stock

of

SERIES C CONVERTIBLE CUMULATIVE

PREFERRED STOCK

OF

SOVRAN SELF STORAGE, INC.

ISSUED TO

DATE

     For Value Received,                                                   hereby sell, assign and transfer unto                                                                                                                                  . Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                    Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated

                           In presence of

NOTICE. the signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever.

EXHIBIT 4.3

THE HOLDER HEREOF BY ACCEPTANCE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE REPRESENTS THAT IT HAS ACQUIRED SUCH WARRANT FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW TO, OR FOR, DISTRIBUTION THEREOF IN WHOLE OR IN PART IN A TRANSACTION THAT WOULD VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT REPRESENTED BY THIS CERTIFICATE, AND THE SHARES OF COMMON STOCK FOR WHICH IT IS EXERCISABLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS WARRANT, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS WARRANT, AND THE UNDERLYING SHARES OF COMMON STOCK, MAY BE SOLD, PLEDGED OR TRANSFERRED ONLY IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

Sovran Self Storage, Inc.

Common Stock Warrant No.

          Sovran Self Storage, Inc., a Maryland corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [     ] ("Purchaser") or its permitted assigns under the terms of this warrant (Purchaser or such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "Holder") is entitled, subject to the terms set forth below, to acquire from the Company, at an exercise price per share of $32.60 per share (the "Exercise Price"), at any time or from time to time on or after the date hereof and prior to 5:00 P.M., New York City time, on the Expiration Date (as defined herein), good and valid title to [     ] duly authorized, fully paid and non-assessable shares of the Company's common stock, $.01 par value (the "Common Stock," such shares of Common Stock, in each case as the number of such shares may be adjusted from time to time pursuant to Section 2.4 and the provisions of the Company's Amended and Restated Articles of Incorporation, as amended, are herein referred to as the "Warrant Shares"), which are (i) free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (each a "Lien") created by or in respect of the Company and (ii) not subject to preemptive rights. Certain capitalized terms not otherwise defined herein shall have the meanings set forth in Section 4 hereof. This Warrant has been issued pursuant to the Securities Purchase Agreement by and among the Company and The Prudential Insurance Company of America, Teachers Insurance and Annuity Association of America and GEBAM, Inc. and is subject to the provisions, and is entitled to the benefits, thereof.

Section 1.     EXERCISE OF WARRANT.

          1.1.     Exercise. Subject to Section 9, this Warrant may be converted or exercised by Holder, in whole or in part, at any time and from time to time on or after the date hereof and prior to 5:00 p.m. New York City time on the Expiration Date by surrender of this Warrant, together with the form of notice of exercise (in the form attached hereto as Exhibit A) duly completed and executed by Holder, to the Company at its principal office and accompanied by payment in full, in cash or by check payable to the order of the Company, in the amount of the aggregate Exercise Price for the Warrant Shares covered by such exercise. In lieu of exercising this Warrant pursuant to the immediately preceding sentence, the Holder shall have the right to require the Company to convert this Warrant, in whole or in part and at any time or times (the "Conversion Right"), into Warrant Shares, by surrendering this Warrant to the Company accompanied by the form conversion notice (in the form attached hereto as Exhibit B) which has been duly completed and signed. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of Warrant Shares which is equal to the quotient obtained by dividing (x) the value of this Warrant (or the portion thereof being converted) at the time the Conversion Right is exercised, determined by subtracting the aggregate Exercise Price for the Warrant (or such portion thereof being converted) immediately prior to the exercise of the Conversion Right from the aggregate current market price (determined on the basis of the Current Market Price Per Share) of that number of Warrant Shares purchasable upon exercise of this Warrant (or such portion thereof) immediately prior to the exercise of the Conversion Right (taking into account all applicable adjustments pursuant to this Warrant) by (y) the Current Market Price Per Share of one share of Common Stock immediately prior to the exercise of the Conversion Right. Any references in this Warrant to the "exercise" of any Warrants, and the use of the term "exercise" herein, shall be deemed to include, without limitation, any exercise of the Conversion Right. In the event this Warrant is not exercised in full, the Warrant Shares shall be reduced by the number of Warrant Shares subject to such partial exercise, and the Company, at its expense, shall forthwith issue and deliver to Holder a new Warrant of like tenor in the name of Holder, reflecting the number of Warrant Shares remaining after such exercise.

          1.2.     Delivery of Stock Certificates. Promptly upon exercise of this Warrant in full or in part, the Company will issue and deliver to Holder, a certificate or certificates, in such name or names as such Holder may designate, for the number of fully paid and non-assessable shares of Common Stock to which Holder shall be entitled on such exercise.

          1.3.     Fractional Shares. This Warrant may not be exercised as to fractional shares of Common Stock. If any fraction of a share of Common Stock would be issuable, except for the provisions of this Section 1.3, on the exercise of this Warrant in full or in part, the Company shall pay a cash adjustment in respect of such fractional interest equal to the product of (x) such fractional interest and (y) the Current Market Price Per Share as of the date this Warrant is surrendered for exercise as provided in Section 1.1.

Section 2.     CERTAIN OBLIGATIONS OF THE COMPANY.

          2.1.     Reservation of Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, solely for the purpose of effecting the exercise of this Warrant, a number of shares of Common Stock equal to the total number of Warrant Shares then issuable upon the exercise of this Warrant. The Company will from time to time, in accordance with the laws of its state of incorporation, take action to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant.

          2.2.     Corporate Actions. The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant and the Company's Amended and Restated Articles of Incorporation, be fully paid and nonassessable, free from all taxes with respect to the issuance thereof (other than income taxes, if any, related to ordinary income attributable to the Holder) and from all Liens. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of the Company's Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company's Common Stock upon the exercise of this Warrant from time to time outstanding, including, without limitation, amending its Amended and Restated Articles of Incorporation, and (c) will not take any action which results in an adjustment in the number of Warrant Shares obtainable upon the exercise of this Warrant if the total number of shares of the Company's Common Stock (or other securities) issuable after such action upon the exercise of this Warrant would exceed the total number of shares of the Company's Common Stock (or other securities) then authorized by the Company's Amended and Restated Articles of Incorporation and available for purpose of issuance upon such exercise.

          2.3.     Maintenance of Office. The Company will maintain an office, initially in New York State, where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, of each change in the location of such office.

          2.4.     Adjustment of Warrant Shares Purchasable.

                     (a)     The number of Warrant Shares which may be acquired upon the exercise or conversion of this Warrant and the Exercise Price of such shares are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 2.4 at any time or from time to time after the date hereof and prior to the Expiration Date.

                     (b)     If the Company shall, after the original date of issuance of this Warrant: (A) pay a dividend or make a distribution on its shares of capital stock in shares of Common Stock, (B) subdivide (by any share split, share dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (C) combine (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, or (D) issue any shares of capital stock by reclassification of its outstanding shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the business day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above as if this Warrant had been exercised immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (b) shall become effective immediately after the opening of business on the business day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the business day next following the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                     (c)     If after the original date of issuance of this Warrant the Company shall issue rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price less than the Exercise Price on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Exercise Price in effect at the opening of business on the business day next following such record date shall be adjusted to equal the price determined by dividing (i) the sum of (A) the product derived by multiplying (1) the Exercise Price in effect immediately prior to such issuance or sale times (2) the outstanding shares of Common Stock immediately prior to such issuance or sale; plus (B) the gross proceeds, if any, received by the Company upon such issue or sale (including any gross consideration payable upon exercise of such rights, options or warrants), by (ii) the outstanding shares of Common Stock (including the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants) immediately after such issuance or sale. Such adjustment shall become effective immediately after the opening of business on the day next following such record date. In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Exercise Price, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                     (d)     If the Company shall distribute to all holders of Common Stock any securities of the Company (other than shares of Common Stock) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the shares of Common Stock after December 31, 2001 which are not in excess of the following: the sum of (i) the Company's cumulative undistributed Funds from Operations at December 31, 2001, plus (ii)  the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 2001, minus (iii) the cumulative amount of dividends accrued or paid in respect of the Series C Preferred Stock or any other class or series of preferred stock of the Company after the original date of issuance of this Warrant) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of shares of Common Stock entitling them for a period expiring within 45 days after the record date referred to in paragraph (c) above to subscribe for or purchase shares of Common Stock, which rights and warrants are referred to in and treated under paragraph (c) above) (any of the foregoing being hereinafter in this paragraph (d) collectively called the "Securities" and individually a "Security"), then in each such case the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Exercise Price of Common Stock on the record date for the determination of stockholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be the Exercise Price on the record date for the determination of stockholders entitled to receive such distribution. Such adjustment shall become effective immediately at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution. For the purpose of this paragraph (d), the distribution of a Security, which is distributed not only to the holders of the shares of Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person exercising this Warrant after such determination date, shall not require an adjustment of the Exercise Price pursuant to this paragraph (d); provided that on the date, if any, on which a person exercising this Warrant would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Exercise Price shall be adjusted as provided in this paragraph (d) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                     (e)     In case a tender or exchange offer (which term shall not include open market repurchases by the Company) made by the Company or any subsidiary of the Company for all or any portion of the shares of Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Exercise Price on the trading day next succeeding the Expiration Time, the Exercise Price shall be reduced to equal the price determined by multiplying the Exercise Price in effect immediately prior to the effectiveness of the Exercise Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Exercise Price on the trading day next succeeding the Expiration Time, and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Exercise Price on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                     (f)     If and whenever on or after the original date of issuance of this Warrant the Company issues or sells, any of its shares of Common Stock or securities convertible or exchangeable into Common Stock ("Convertible Securities") for a gross consideration per share less than the Price-Based Adjustment Amount, then upon such issuance or sale, the Exercise Price shall be reduced and adjusted to an amount determined by dividing (i) the sum of (A) the product derived by multiplying (1) the Exercise Price in effect immediately prior to such issuance or sale times (2) the outstanding shares of Common Stock immediately prior to such issuance or sale, plus (B) the gross consideration, if any, received by the Company upon such issuance or sale, (including, without limitation, any gross consideration payable upon conversion or exchange of the Convertible Securities) by (ii) the outstanding shares of Common Stock (assuming the full conversion or exercise of all such Convertible Securities) immediately after such issuance or sale.

                     (g)     In the event that the provisions of this Section 2.4 fail as a result of an unintentional oversight to provide expressly for the adjustment of the Exercise Price or the number of Warrant Shares purchasable upon exercise of this Warrant under circumstances that, based upon the purposes and intentions expressed herein, would otherwise have been addressed, the Board of Directors of the Company shall, in good faith, cause an equitable adjustment to be made to the Exercise Price or the number of Warrant Shares purchasable upon exercise of this Warrant to correct such an oversight.

                     (h)     If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the shares of Common Stock and excluding any transaction as to which paragraph (b) of this Section 2.4 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the shares of Common Stock are converted into the right to receive shares, securities or other property (including cash or any combination thereof), this Warrant shall thereafter be exercisable into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which this Warrant was exercisable immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (h) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (h), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holder that will contain provisions enabling the Holder to exercise into the consideration received by holders of shares of Common Stock at the Exercise Price in effect immediately prior to such Transaction. The provisions of this paragraph (h) shall similarly apply to successive Transactions.

                     (i)     No adjustment in the Exercise Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 2.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 2.4 not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 2.4, the Company shall not be required to make any adjustment of the Exercise Price for: (i) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts of cash in shares of Common Stock under such plan; (ii) the issuance of options and the shares of Common Stock issued upon exercise of such options pursuant to an employee or director stock option program approved by the Board of Directors of the Company; (iii) the issuance of limited partnership interests in the Operating Partnership, or any other equity or debt securities which are convertible, directly or indirectly, into or exchangeable for Common Stock in connection with the acquisition of property or real estate operating businesses or equity interests in such businesses and the Common Stock issued upon conversion thereof; or (iv) the redemption of limited partnership units in the Operating Partnership payable in cash or shares of Common Stock. All calculations under this Section 2.4 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this Section 2.4 to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Exercise Price, in addition to those required by this Section 2.4, as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

                     (j)     Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be number of Warrant Shares so purchasable immediately thereafter.

                     (k)     Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly cause to be prepared a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the Warrant Holder in accordance with Section 7.

Section 3.     NOTICE OF CERTAIN EVENTS.

          If at any time there shall occur any of the following events (each such event, a "Notification Event"):

                     (a)     the Company shall declare any dividend or distribution payable to the holders of its Common Stock or any other class of its capital stock;

                     (b)     the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or rights to subscribe thereto;

                     (c)     there shall be any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization or any other extraordinary event or any Capital Change;

                     (d)     there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company as a whole or substantially as a whole in a single transaction or a series of related transactions;

                     (e)     there shall be a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the shares of Common Stock; or

                     (f)     the Company shall declare any share split, share dividend, subdivision, combination or similar distribution with respect to the shares of Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock;

          then, in any one or more of such cases, the Company shall give Holder written notice, by certified mail (or nationally recognized overnight courier), of the date on which a record shall be taken for such Notification Event or for determining stockholders entitled to vote upon such Notification Event or winding up and of the date, if determined, when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Notification Event, as the case may be. Such notice shall describe the proposed transaction in reasonable detail and specify the consideration to be received by the Holder in respect thereto and/or any adjustment which would be made to the number of Warrant Shares obtainable upon the exercise of this Warrant as a result of such transaction. The Company shall also furnish to the Holder all notices and materials furnished to its stockholders in connection with such transaction as and when such notices and materials are furnished to its stockholders. Such written notice shall be given not less than 10 days prior to the record date with respect thereto.

          The Company shall not adopt or maintain any shareholder rights plan which discriminates in any way (other than the notice to be provided to the Holder as described hereunder) against the Holder (whether by language or operation), including, without limitation, restricting (i) the ability to acquire Common Stock under the terms hereof and (ii) the ability to receive rights under such plan with respect to Common Stock acquired by exercise hereunder which rights are generally available to holders of Common Stock. The Company shall notify the Holder at least five (5) Business Days prior to (I) the date which under the terms of any shareholder rights plan causes or triggers the rights issued thereunder to be exercisable by any person and (II) the date on which such rights (or the right to receive such rights) terminate or expire, such notice in the case of clause (I) to describe in reasonable detail the terms of such rights and the manner of operation of the plan upon the occurrence of such triggering event.

Section 4.     DEFINITIONS.

          As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

          4.1.     The term "Common Stock" includes the Company's Common Stock and any other securities or rights into which or for which the Common Stock is converted or exchanged, whether pursuant to a plan of reclassification, reorganization, consolidation, merger, sale of assets, dissolution, liquidation, or otherwise.

          4.2.     "Current Market Price Per Share" shall mean, with respect to any of the Common Stock, as of any particular date of determination:

                     (a)     if the Common Stock is then reported on the Composite Transactions Tape, the average of the daily closing prices for the 20 consecutive trading days ending at the close of business on the trading day immediately preceding such date as reported on the Composite Transactions Tape (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period);

                     (b)     if the Common Stock is not then reported on the Composite Transaction Tape but is then listed or admitted to trading on a national securities exchange, the average of the daily last sale prices regular way of such Common Stock, for the 20 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period), on the principal national securities exchange on which such Common Stock is traded or, in case no such sale takes place on any such day, the average of the closing bid and asked prices regular way, in either case on such national securities exchange;

                     (c)     if the Common Stock is not then reported on the Composite Transaction Tape and is not then listed or admitted for trading on a national securities exchange but is then traded on the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 20 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period), as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if not so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose; or

                     (d)     if no such prices are then furnished, the higher of (x) the Exercise Price and (y) the fair market value of a share of the Common Stock as determined by agreement between the Purchaser and the Company or, in the absence of such an agreement, by a mutually agreed upon accounting firm (the cost of which engagement will be borne by the Company) and reasonably acceptable to the holder of this Warrant.

          4.3.     The term "Expiration Date" shall mean November 30, 2007.

          4.4.     The term "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Operating Partnership interests or minority interests (as reflected in the financial statements of the Company) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated October, 1999, as such definitions may be modified from time to time, as determined by the Company in good faith.

          4.5.     The term "Operating Partnership" shall mean Sovran Acquisition Limited Partnership.

          4.6.     The term "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

          4.7.     The term "Price-Based Adjustment Amount" shall initially be $29.00. To the extent that the Exercise Price is adjusted after the date of original issuance from the initial Exercise Price of $32.60, the Price-Based Adjustment Amount shall be adjusted proportionally so that the ratio of the adjusted Price-Based Adjustment Amount to the adjusted Exercise Price shall at all times be the same (to four decimal places) as the ratio of $29.00 to $32.60.

          4.8.     The term "Warrant Shares" shall mean the shares of Common Stock from time to time issued upon exercise of this Warrant.

Section 5.     REPLACEMENT OF WARRANTS.

          Upon surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant, then, the Company, at its expense, shall execute and deliver, in lieu of and in replacement of this Warrant, a Warrant identical in form to this Warrant.

Section 6.     REMEDIES.

          The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder. Such remedies and all other remedies provided for in this Warrant shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which may be available under this Warrant.

Section 7.     NOTICES.

          Where this Warrant provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid or (iii) telexed or sent by facsimile transmission, and shall be deemed given when so delivered personally, telexed, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to the address of Holder appearing in the registration books referred to in Section 8 or, if to the Company, to its office maintained pursuant to Section 2.3.

Section 8.     SALE OF WARRANT OR SHARES.

          This Warrant shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose and shall be transferable only on said books by the registered Holder's duly authorized attorney upon surrender of this Warrant properly endorsed.

Section 9.     NO DIVIDENDS OR VOTING RIGHTS.

          Unless and until exercised, no provision of this Warrant shall be construed as conferring upon the Holder the right to receive dividends or to vote as a shareholder of the Company.

Section 10.     SURVIVAL.

          The provisions of Section 6 shall survive the termination or expiration of this Warrant and shall continue to be effective with respect to Warrant Shares.

Section 11.     MISCELLANEOUS.

          This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and assigns. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal. The term "including" means including, without limitation.

Section 12.     GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to conflict of laws provisions thereof which might result in the application of the laws of any other jurisdiction.

          IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed as an instrument under seal by a duly authorized officer and, in the case of the Company, attested by its Secretary or Assistant Secretary.

Dated as of July 3, 2002 Attest: [ ], Secretary	Sovran Self Storage, Inc. By: Name: Title
[ Purchaser ] By: Name: Title

EXHIBIT A

FORM OF NOTICE OF EXERCISE

(To be signed only on exercise of
Common Stock Warrant)

TO:

          The undersigned, the holder of the within Common Stock Warrant, hereby irrevocably elects to exercise this Common Stock Warrant for, and to receive thereunder                   shares of Common Stock of Sovran Self Storage, Inc. (the "Company"), and requests that the certificates for such shares be issued in the name of                                        , and delivered to                                           whose address is                                           .

Dated:	(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
(Address)

*Insert here the number of shares of Common Stock as to which the Warrant is being exercised.

EXHIBIT B

FORM OF NOTICE OF CONVERSION

(To be executed upon conversion of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant delivered herewith, to convert           shares ("Converted Shares") which may be purchased under the Warrant represented thereby into       Warrant Shares* in accordance with the terms hereof and cash in the amount of $                        in lieu of fractional shares, calculated as follows (capitalized terms not defined in this notice are used as defined in the Warrant):

( Converted Shares x $ [Current Market Price Per Share]) - ( Converted Shares x Exercise Price [$[ ], as adjusted]) = $ ["Value of Warrant to be Converted"]
$ [Value of Warrant to be Converted] / $ [Current Market Price Per Share] = Warrant Shares and . fractional share x $ [Current Market Price Per Share].

The undersigned requests that a certificate for such Warrant Shares be registered in the name of                                                       whose address is                                                  and that such certificate be delivered to                                                     whose address is                                                       . If said number of Warrant Shares is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant representing the remaining balance of the Warrant Shares be registered in the name of                                                         whose address is                                                             and that such Warrant be delivered to                                     address is                                              . If the Registration Statement for the Warrant Shares is effective under the Securities Act of 1933 on the date hereof, the certificate representing the Warrant Shares shall not bear any restrictive legends.

Signature:

(Signature must conform in all respects to name
of holder as specified on the face of the Warrant.)

Date:_____________

*Consisting of _____ shares of Common Stock

EXHIBIT 4.4

THE HOLDER HEREOF BY ACCEPTANCE OF THIS CERTIFICATE REPRESENTS THAT IT HAS ACQUIRED SUCH CERTIFICATE FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW TO, OR FOR, DISTRIBUTION THEREOF IN WHOLE OR IN PART IN A TRANSACTION THAT WOULD VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY ACQUIRING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS CERTIFICATE MAY BE SOLD, PLEDGED OR TRANSFERRED ONLY IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

Sovran Self Storage, Inc.

Placement Certificate No.

Section 1.     Issuance of certificate.

          Sovran Self Storage, Inc., a Maryland corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Prudential Investment Management Services, LLC ("Recipient") or its permitted assigns under the terms of this placement certificate (the "Certificate") (Recipient or such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "Holder") is entitled to receive (i) upon the exercise of the Exercise Right (as herein defined), a cash payment (the "Exercise Fee") equal to the product of (x) 650,000 or any whole integer portion thereof (each, a "Share Amount Unit," and the aggregate amount, taking into account all applicable adjustments pursuant to Section 3.3 of this Certificate, being herein referred to as the "Share Amount") and (y) the excess, if any, of (1) the Current Market Price Per Share of one share of Common Stock of the Company immediately prior to the exercise of the Exercise Right over (2) $32.60 (the "Index Price") and (ii) upon execution of this certificate, a cash fee of $200,000 (the "Cash Fee"). The Exercise Rights may be exercised in whole or in part and from time to time. In the event this Certificate is not exercised in full, the Share Amount shall be reduced by the number of Share Amount Units subject to such partial exercise, and the Company, at its expense, shall forthwith issue and deliver to Holder a new Certificate of like tenor in the name of Holder, reflecting the number of Share Amount Units remaining after such exercise. This Certificate has been issued pursuant to the Engagement Agreement by and among the Company and Recipient and is subject to the provisions, and is entitled to the benefits, thereof.

Section 2.     Exercise OF CERTIFICATE.

          Subject to Section 9, at any time and from time to time on or after the date hereof and prior to 5:00 p.m. New York City time on the Expiration Date, the Holder shall have the right (without payment by the Holder of any Index Price) to require the Company to convert this Certificate, in whole or in part and at any time or times (the "Exercise Right"), into the Exercise Fee, by surrendering this Certificate to the Company accompanied by the form exercise notice (the "Exercise Notice," in the form attached hereto as Exhibit B) which has been duly completed and signed. Upon delivery of the Exercise Notice, the Company shall deliver to the Holder a cash amount equal to (x) the number of Share Amount Units that the Holder is converting times (y) the excess, if any, of (1) the Current Market Price Per Share of one share of Common Stock of the Company immediately prior to the exercise of the Exercise Right over (2) the Index Price. Any references in this Certificate to the "exercise" of any Certificates, and the use of the term "exercise" herein, shall be deemed to include, without limitation, any exercise of the Exercise Right. In the event this Certificate is not exercised in full, the Share Amount Units shall be reduced by the number of Units subject to such partial exercise, and the Company, at its expense, shall forthwith issue and deliver to Holder a new Certificate of like tenor in the name of Holder, reflecting the number of Share Amount Units remaining after such exercise.

Section 3.     CERTAIN OBLIGATIONS OF THE COMPANY.

          3.1          Corporate Actions. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate.

          3.2          Maintenance of Office. The Company will maintain an office, initially in New York State, where presentations and demands to or upon the Company in respect of this Certificate may be made. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, of each change in the location of such office.

          3.3          Adjustment of Share Amount Units.

                         (a)     The number of Share Amount Units which will determine the applicable Exercise Fee payable upon the conversion of this Certificate and the Index Price thereof are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 3.3 at any time or from time to time after the date hereof and prior to the Expiration Date.

                         (b)     If the Company shall, after the original date of issuance of this Certificate: (A) pay a dividend or make a distribution on its shares of capital stock in shares of Common Stock, (B) subdivide (by any share split, share dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (C) combine (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, or (D) issue any shares of capital stock by reclassification of its outstanding shares of Common Stock, the Index Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the business day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the Holder shall be entitled to the benefit of a number of Share Amount Units such that were each Share Amount Unit, prior to such adjustment, convertible into one share of Common Stock instead of the Exercise Fee, then the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, as if this Certificate had been exercised immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (b) shall become effective immediately after the opening of business on the business day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the business day next following the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the holder of any Certificate, assuming, as above, that each Share Amount Unit, prior to such adjustment, was convertible into one share of Common Stock, thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent) shall determine an equitable adjustment to the Index Price.

                         (c)     If after the original date of issuance of this Certificate the Company shall issue rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price less than the Index Price on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Index Price in effect at the opening of business on the business day next following such record date shall be adjusted to equal the price determined by dividing (i) the sum of (A) the product derived by multiplying (1) the Index Price in effect immediately prior to such issuance or sale times (2) the outstanding shares of Common Stock immediately prior to such issuance or sale; plus (B) the gross proceeds, if any, received by the Company upon such issue or sale (including any gross consideration payable upon exercise of such rights, options or warrants), by (ii) the outstanding shares of Common Stock (including the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants) immediately after such issuance or sale. Such adjustment shall become effective immediately after the opening of business on the day next following such record date. In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Index Price, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                         (d)     If the Company shall distribute to all holders of Common Stock any securities of the Company (other than shares of Common Stock) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the shares of Common Stock after December 31, 2001 which are not in excess of the following: the sum of (i) the Company's cumulative undistributed Funds from Operations at December 31, 2001, plus (ii) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 2001, minus (iii) the cumulative amount of dividends accrued or paid in respect of the Series C Preferred Stock or any other class or series of preferred stock of the Company after the original date of issuance of this Certificate) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of shares of Common Stock entitling them for a period expiring within 45 days after the record date referred to in paragraph (c) above to subscribe for or purchase shares of Common Stock, which rights and warrants are referred to in and treated under paragraph (c) above) (any of the foregoing being hereinafter in this paragraph (d) collectively called the "Securities" and individually a "Security"), then in each such case the Index Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Index Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Index Price on the record date for the determination of stockholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be the Index Price on the record date for the determination of stockholders entitled to receive such distribution. Such adjustment shall become effective immediately at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution.

                         (e)     In case a tender or exchange offer (which term shall not include open market repurchases by the Company) made by the Company or any subsidiary of the Company for all or any portion of the shares of Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Index Price on the trading day next succeeding the Expiration Time, the Index Price shall be reduced to equal the price determined by multiplying the Index Price in effect immediately prior to the effectiveness of the Index Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Index Price on the trading day next succeeding the Expiration Time, and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Index Price on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                         (f)     If and whenever on or after the original date of issuance of this Certificate the Company issues or sells, any of its shares of Common Stock or securities convertible or exchangeable into Common Stock ("Convertible Securities") for a gross consideration per share less than the Price-Based Adjustment Amount, then upon such issuance or sale, the Index Price shall be reduced and adjusted to an amount determined by dividing (i) the sum of (A) the product derived by multiplying (1) the Index Price in effect immediately prior to such issuance or sale times (2) the outstanding shares of Common Stock immediately prior to such issuance or sale, plus (B) the gross consideration, if any, received by the Company upon such issuance or sale, (including, without limitation, any gross consideration payable upon conversion or exchange of the Convertible Securities) by (ii) the outstanding shares of Common Stock (assuming the full conversion or exercise of all such Convertible Securities) immediately after such issuance or sale.

                         (g)     In the event that the provisions of this Section 3.3 fail as a result of an unintentional oversight to provide expressly for the adjustment of the Index Price or the number of Share Amount Units the Holder is entitled to upon exercise of this Certificate under circumstances that, based upon the purposes and intentions expressed herein, would otherwise have been addressed, the Board of Directors of the Company shall, in good faith, cause an equitable adjustment to be made to the Index Price or the number of Share Amount Units the Holder is entitled to upon exercise of this Certificate to correct such an oversight.

                         (h)     If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the shares of Common Stock and excluding any transaction as to which paragraph (b) of this Section 3.3 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the shares of Common Stock are converted into the right to receive shares, securities or other property (including cash or any combination thereof), this Certificate shall thereafter be exercisable into a cash amount equal to the excess, if any, of (x) the value of the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock equal to the number of Share Amount Units into which this Certificate was exercisable immediately prior to such Transaction over (y) the product of the Index Price and the number of Share Amount Units represented by this Certificate, assuming such Holder of Share Amount Units entitled to the benefit hereof is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (h), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holder that will contain provisions enabling the Holder to exercise into the cash equivalent of the consideration received by holders of shares of Common Stock at the Index Price in effect immediately prior to such Transaction. The provisions of this paragraph (h) shall similarly apply to successive Transactions.

                         (i)     No adjustment in the Index Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 3.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 3.3 not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 3.3 the Company shall not be required to make any adjustment of the Index Price: (i) for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts of cash in shares of Common Stock under such plan; (ii) the issuance of options and the shares of Common Stock issued upon exercise of such options pursuant to an employee or director stock option program approved by the Board of Directors of the Company; (iii) the issuance of limited partnership interests in the Operating Partnership, or any other equity or debt securities which are convertible, directly or indirectly, into or exchangeable for Common Stock in connection with the acquisition of property or real estate operating businesses or equity interests in such businesses and the Common Stock issued upon conversion thereof; or (iv) the redemption of limited partnership units in the Operating Partnership payable in cash or shares of Common Stock. All calculations under this Section 3.3 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this Section 3.3 to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Index Price, in addition to those required by this Section 3.3, as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

                         (j)     Whenever the number of Share Amount Units the Holder is entitled exercise is adjusted, as herein provided, the Index Price payable upon exercise of this Certificate shall be adjusted by multiplying such Index Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Share Amount Units represented by this Certificate immediately prior to such adjustment, and of which the denominator shall be number of Units so represented immediately thereafter.

                         (k)     Whenever the number of Share Amount Units the Holder is entitled to exercise or the Index Price is adjusted, as herein provided, the Company shall promptly cause to be prepared a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), the number of Share Amount Units represented by this Certificate and the Index Price of such Share Amount Units after such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the Certificate Holder in accordance with Section 8.

Section 4.     NOTICE OF CERTAIN EVENTS.

          If at any time there shall occur any of the following events (each such event, a "Notification Event"):

                         (a)     the Company shall declare any dividend or distribution payable to the holders of its Common Stock or any other class of its capital stock;

                         (b)     the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or rights to subscribe thereto;

                         (c)     there shall be any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization or any other extraordinary event or any Capital Change;

                         (d)     there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company as a whole or substantially as a whole in a single transaction or a series of related transactions;

                         (e)     there shall be a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the shares of Common Stock; or

                         (f)     the Company shall declare any share split, share dividend, subdivision, combination or similar distribution with respect to the shares of Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock;

               then, in any one or more of such cases, the Company shall give Holder written notice, by certified mail (or nationally recognized overnight courier), of the date on which a record shall be taken for such Notification Event or for determining stockholders entitled to vote upon such Notification Event or winding up and of the date, if determined, when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Notification Event, as the case may be. Such notice shall describe the proposed transaction in reasonable detail and specify the consideration to be received by the Holder in respect thereto and/or any adjustment which would be made to the number of Share Amount Units represented by this Certificate as a result of such transaction. The Company shall also furnish to the Holder all notices and materials furnished to its stockholders in connection with such transaction as and when such notices and materials are furnished to its stockholders. Such written notice shall be given not less than 10 days prior to the record date with respect thereto.

               The Company shall not adopt or maintain any shareholder rights plan which discriminates in any way (other than the notice to be provided to the Holder as described hereunder) against the Holder (whether by language or operation), including, without limitation, restricting (i) the ability to receive the Exercise Fee under the terms hereof and (ii) the ability to receive an adjustment in the number of Share Amount Units pursuant to this Certificate economically equivalent to the rights that are generally available to holders of Common Stock. The Company shall notify the Holder at least five (5) Business Days prior to (I) the date which under the terms of any shareholder rights plan causes or triggers the rights issued thereunder to be exercisable by any person and (II) the date on which such rights (or the right to receive such rights) terminate or expire, such notice in the case of clause (I) to describe in reasonable detail the terms of such rights and the manner of operation of the plan upon the occurrence of such triggering event.

Section 5.     DEFINITIONS.

          As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

          5.1     The term "Common Stock" includes the Company's Common Stock and any other securities or rights into which or for which the Common Stock is converted or exchanged, whether pursuant to a plan of reclassification, reorganization, consolidation, merger, sale of assets, dissolution, liquidation, or otherwise.

          5.2     "Current Market Price Per Share" shall mean, with respect to any of the Common Stock, as of any particular date of determination:

                         (a)     if the Common Stock is then reported on the Composite Transactions Tape, the average of the daily closing prices for the 20 consecutive trading days ending at the close of business on the trading day immediately preceding such date as reported on the Composite Transactions Tape (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period);

                         (b)     if the Common Stock is not then reported on the Composite Transaction Tape but is then listed or admitted to trading on a national securities exchange, the average of the daily last sale prices regular way of such Common Stock, for the 20 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period), on the principal national securities exchange on which such Common Stock is traded or, in case no such sale takes place on any such day, the average of the closing bid and asked prices regular way, in either case on such national securities exchange;

                         (c)     if the Common Stock is not then reported on the Composite Transaction Tape and is not then listed or admitted for trading on a national securities exchange but is then traded on the over-the-counter market, the average of the daily closing sales prices, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market, for the 20 consecutive trading days immediately prior to such date (as adjusted for any stock dividend, split, combination or reclassification that occurred during such 20-day period), as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated or any successor thereof, or, if not so reported the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose; or

                    (d)     if no such prices are then furnished, the higher of (x) the Index Price and (y) the fair market value of a share of the Common Stock as determined by agreement between the Holder and the Company or, in the absence of such an agreement, by a mutually agreed upon accounting firm (the cost of which engagement will be borne by the Company) and reasonably acceptable to the holder of this Certificate.

          5.3     The term "Expiration Date" shall mean November 30, 2007.

          5.4     The term "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Operating Partnership interests or minority interests (as reflected in the financial statements of the Company) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated October, 1999, as such definitions may be modified from time to time, as determined by the Company in good faith.

          5.5     The term "Operating Partnership" shall mean Sovran Acquisition Limited Partnership.

          5.6     The term "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

          5.7     The term "Price-Based Adjustment Amount" shall initially be $29.00. To the extent that the Index Price is adjusted after the date of original issuance from the initial Index Price of $32.60, the Price-Based Adjustment Amount shall be adjusted proportionally so that the ratio of the adjusted Price-Based Adjustment Amount to the adjusted Index Price shall at all times be the same (to four decimal places) as the ratio of $29.00 to $32.60.

Section 6.     REPLACEMENT OF CERTIFICATE.

          Upon surrender of this Certificate in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Certificate, then, the Company, at its expense, shall execute and deliver, in lieu of and in replacement of this Certificate, a Certificate identical in form to this Certificate.

Section 7.     REMEDIES.

          The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Certificate are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Certificate by the Holder. Such remedies and all other remedies provided for in this Certificate shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which may be available under this Certificate.

Section 8.     NOTICES.

          Where this Certificate provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid or (iii) telexed or sent by facsimile transmission, and shall be deemed given when so delivered personally, telexed, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to the address of Holder appearing in the registration books referred to in Section 9 or, if to the Company, to its office maintained pursuant to Section 3.2.

Section 9.     SALE OF CERTIFICATE.

          This Certificate shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose and shall be transferable only on said books by the registered Holder's duly authorized attorney upon surrender of this Certificate properly endorsed.

Section 10.     NO DIVIDENDS OR VOTING RIGHTS.

          No provision of this Certificate shall be construed as conferring upon the Holder the right to receive dividends or to vote as a shareholder of the Company.

Section 11.     SURVIVAL.

          The provisions of Section 7 shall survive the termination or expiration of this Certificate.

Section 12.     MISCELLANEOUS.

          This Certificate shall be binding upon the Company and Holder and their legal representatives, successors and assigns. In case any provision of this Certificate shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Certificate and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Certificate are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Certificate shall take effect as an instrument under seal. The term "including" means including, without limitation.

Section 13.     GOVERNING LAW. This Certificate shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws provisions thereof which might result in the application of the laws of any other jurisdiction.

          IN WITNESS WHEREOF, the Company and the Holder have caused this Certificate to be executed as an instrument under seal by a duly authorized officer and, in the case of the Company, attested by its Secretary or Assistant Secretary.

Dated as of July 3, 2002

Sovran Self Storage, Inc. By: Name: Title:
Attest: , Secretary
Prudential Investment Management Services, LLC By: Name: Title:

EXHIBIT A

FORM OF NOTICE OF CONVERSION

(To be executed upon conversion of Certificate)

          The undersigned hereby irrevocably elects to exercise the right, represented by the Certificate delivered herewith, to convert ____ Share Amount Units ("Converted Units") which may be exercised under the Certificate represented thereby into cash in accordance with the terms hereof, calculated as follows (capitalized terms not defined in this notice are used as defined in the Certificate):

          (____ Converted Units x [Current Market Price Per Share - Index Price])
              =  $

The undersigned requests that such cash payment be made to                                         whose address is                                                    . If said number Converted Units is less than the Share Amount, the undersigned requests that a new Certificate representing the remaining balance of the Share Amount Units be registered in the name of                                                                     whose address is                                                                and that such Certificate be delivered to                                                                      address is                                                                   .

Signature:

(Signature must conform in all respects to name
of holder as specified on the face of the Certificate.)

Date:

EXHIBIT 4.5

AMENDMENT NO. 1
TO
SHAREHOLDER RIGHTS AGREEMENT

          Amendment No. 1, dated as of July 3, 2002 (the "Amendment"), to the Shareholder Rights Agreement, dated as of November 27, 1996 (the "Rights Agreement"), between Sovran Self Storage, Inc., a Maryland corporation (the "Company"), and American Stock Transfer and Trust Company, a New York corporation, as Rights Agent (the "Rights Agent").

WITNESSETH:

          WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may prior to the Distribution Date (as defined in the Rights Agreement) supplement or amend the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company;

          WHEREAS, the Company now desires to amend the Rights Agreement as set forth in this Amendment, and pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment;

          WHEREAS, the Company intends to enter into the Securities Purchase Agreement (as defined below) with Sovran Acquisition Limited Partnership, a Delaware limited partnership, The Prudential Insurance Company of America, a New Jersey mutual insurance company, Teachers Insurance and Annuity Association of America, a New York insurance company, and GEBAM, Inc., a Delaware corporation ("GE");

          WHEREAS, prior to entering into the Securities Purchase Agreement, the Company desires to amend certain provisions of the Rights Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                    1.     Amendments to Section 1.

                            (a)     The first paragraph of Section 1 of the Rights Agreement is hereby amended in its entirety to read as follows:

      "(a) "Acquiring Person" shall mean any person (as hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company or (iv) any Person holding shares of Common Stock of the Company organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement (the Persons described in clauses (i) through (iv) above are referred to herein as "Exempt Persons"); provided, however, that the term "Acquiring Person" shall not include any of the Investors (as hereinafter defined) or any Affiliate or Associate of such Investor (a) as a result of their Beneficial Ownership of any securities to be acquired pursuant to or contemplated by the Purchase Agreement or the Articles Supplementary or the Warrants referred to in the Purchase Agreement (including by way of adjustment, exercise, conversion or other acquisition in a manner contemplated in such Purchase Agreement, such Articles Supplementary or such Warrant), or (b) as a result of an Investor (or its Affiliate or Associate) being the Beneficial Owner of not more than 12% of the shares of Common Stock of the Company then outstanding (determined in accordance with the Rights Agreement), provided that such Beneficial Ownership is not with a purpose or effect of changing or influencing control of the Company, or in connection with or as a participant in any transaction having that purpose or effect which, as a result thereof would require a filing of a Schedule 13D under the Exchange Act or the Rules."

(b) The following Section 1(z) is hereby inserted immediately after Section 1(y):

          "(z) "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of July 3, 2002, between the Company, Sovran Acquisition Limited Partnership, The Prudential Insurance Company of America, Teachers Insurance and Annuity Association of America, and GEBAM, Inc., as such agreement may be amended from time to time."

(c) The following Section 1(aa) is hereby inserted immediately after Section 1(z):
"(aa) "Investors" shall mean The Prudential Insurance Company of America, Inc., Teachers Insurance and Annuity Association of America, and GEBAM, Inc."

          2.     Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment.

          3.     Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

          4.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

          5.     No Compromise and Waiver. By execution of this Agreement, the Company shall not be deemed to have compromised or waived any of its rights under the Rights Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

SOVRAN SELF STORAGE, INC.
Attest: /s/ Andrew J. Gregoire Name: Andrew J. Gregoire Title: Asst. Secretary	/s/ Kenneth F. Myszka Name: Kenneth F. Myszka Title: President & Chief Operating Officer
AMERICAN STOCK TRANSFER AND TRUST COMPANY
Attest: /s/ Susan Silber Name: Susan Silber Title: Assistant Secretary	/s/ Herbert J. Lemmer Name: Herbert J. Lemmer Title: Vice President

SOVRAN SELF STORAGE, INC.

OFFICER'S CERTIFICATE

         The undersigned, pursuant to Section 27 of the Shareholder Rights Agreement dated as of November 27, 1996, by and between Sovran Self Storage, Inc. and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), hereby certifies that Amendment No. 1 to the Rights Agreement is in compliance with the terms of Section 27 of the Rights Agreement.

          IN WITNESS WHEREOF, I have executed this Certificate as of July 3, 2002.

/s/ Kenneth F. Myszka Name: Kenneth F. Myszka Title: President & Chief Operating Officer

EXHIBIT 10.1

SOVRAN SELF STORAGE, INC.

SOVRAN ACQUISITION LIMITED PARTNERSHIP

AND

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

TEACHERS INSURANCE AND ANNUITY ASSOCATION OF AMERICA

AND

GEBAM, INC.

SERIES C CONVERTIBLE CUMULATIE PREFERRED STOCK

SECURITIES PURCHASE AGREEMENT

Dated as of July 3, 2002

SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (the "Agreement") dated as of July 3, 2002, by and among Sovran Self Storage, Inc., a Maryland corporation (the "Company"), Sovran Acquisition Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and The Prudential Insurance Company of America, a New Jersey mutual insurance company ("Prudential"), Teachers Insurance and Annuity Association of America, a New York insurance company ("TIAA"), and GEBAM, Inc., a Delaware corporation ("GE") (each of Prudential, TIAA and GE, a "Purchaser", and, collectively, the "Purchasers").

RECITALS

          WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, in one or more closings, 2,800,000 shares (the "Aggregate Shares") of Series C Convertible Cumulative Preferred Stock, par value $0.01 per share (the "Series C Preferred Shares"), of the Company, having the terms and conditions set forth in the Articles Supplementary (the "Articles Supplementary") to the Amended and Restated Articles of Incorporation (the "Articles") of the Company, in the form set forth in Exhibit A hereto, in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

          Section 1.   Sale and Purchase of Series C Preferred Shares.

          1.01.   Initial Shares. In reliance upon the representations and warranties contained herein and subject to the terms and conditions hereof, on the Initial Closing Date (which is the date hereof), the Company agrees to sell to the Purchasers, and the Purchasers severally agree to purchase, an aggregate of 1,600,000 Series C Preferred Shares (the "Initial Shares"), in the amounts provided on Schedule 2.02 hereto. The Company has adopted and filed with the State Department of Assessments and Taxation of Maryland (the "SDAT"), and the SDAT has accepted for filing, on or before the Initial Closing Date, the Articles Supplementary.

          1.02.   Subsequent Shares. In reliance upon the representations and warranties contained herein and subject to the terms and conditions hereof, at up to two Subsequent Closings (as defined below) on or before November 30, 2002, the Company agrees to sell to the Purchasers, and the Purchasers severally agree to purchase, 1,200,000 Series C Preferred Shares (the "Additional Shares").

          1.03.   Liability Several. The obligation of each Purchaser to purchase Shares under this Agreement is several and not joint, and no Purchaser shall have any obligation or liability under this Agreement for any other Purchaser or for the performance or non-performance by any other Purchaser under this Agreement.

          1.04.   Purchasers' Representation. Each Purchaser represents, warrants and agrees that it has complied and will comply with the terms set out in Schedule 1.04. Subject to the Company's compliance with Section 2.04, each Purchaser acknowledges that it has been given the opportunity to ask questions of, and receive answers from, the Company and its business and prospects and concerning the Series C Preferred Shares and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided by the Company.

          Section 2.    Closing.

          2.01.   Place and Date. The Initial Closing of the sale and purchase of the Initial Shares is taking place on the date hereof at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 concurrently with the execution and delivery of this Agreement. Any closing of the sale and purchase of Additional Shares (each a "Subsequent Closing," and together with the Initial Closing, a "Closing") shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 or some other location mutually agreeable to the parties hereto, on at date mutually agreeable to the parties hereto, provided that, the date of a Subsequent Closing shall not be more than seven business days following the date written notice is provided by the Company to the Purchasers of an intended sale of Additional Shares (a "Draw Notice"), and, provided further, that in the event all the Aggregate Shares have not been sold prior to November 30, 2002, then on such date will occur a Subsequent Closing for the balance of the Aggregate Shares.

          2.02.   Purchase of Series C Preferred Shares; Payment of Purchase Price.

                    (a)   At the Initial Closing, the Purchasers are purchasing, and the Company is selling to the Purchasers, the Initial Shares, at a cash price of $25.00 per share, resulting in an aggregate cash purchase price of $40,000,000 (the "Initial Purchase Price"). The amount of cash to be delivered by each Purchaser at the Initial Closing, and the amount of Series C Preferred Shares to be delivered to each Purchaser at the Initial Closing is provided on Schedule 2.02. Cash amounts delivered by each Purchaser shall be made by wire transfer in immediately available funds in full payment for the Series C Preferred Shares being purchased by such Purchaser. The Company shall deliver to each such Purchaser certificates representing the Series C Preferred Shares in the names and in the denominations requested by each Purchaser. A form of Certificate for the Series C Preferred Shares is attached hereto as Exhibit K.

                    (b)   At a Subsequent Closing, the Purchasers will purchase from the Company, and the Company will sell to the Purchasers, the amount of Additional Shares provided in the relevant Draw Notice, at a cash price of $25.00 per share plus the amount of any accrued dividend, if any, as of the date of such Subsequent Closing (the "Additional Purchase Price"). The portion of the Additional Purchase Price to be delivered by each Purchaser at a Subsequent Closing and the amount of Additional Shares to be delivered to each Purchaser at a Subsequent Closing shall be based pro rata on the Purchasers' respective remaining commitments as provided on Schedule 2.02. Cash amounts delivered by each Purchaser shall be made by wire transfer in immediately available funds in full payment for the Series C Preferred Shares being purchased by such Purchaser. The Company shall deliver to each such Purchaser certificates representing the Series C Preferred Shares in the names and in the denominations requested by each Purchaser.

                    (c)   The certificates representing the Series C Preferred Shares shall contain the legends set forth on Schedule 2.02(c) in addition to standard legends including legends describing restrictions on transfer for the purpose of the maintenance of real estate investment trust status under the Code (as defined below); provided that replacement certificates not bearing a legend referring to the absence of registration under the Securities Act shall be delivered upon a request by the holder thereof following the earlier of the date on which (i) such Series C Preferred Shares have been registered under the Securities Act and resold pursuant thereto or (ii) such legend is, in the professional judgment of counsel to the Company, no longer required.

          2.03.   Initial Closing Deliveries. At the Initial Closing the following conditions shall be satisfied prior to the Purchasers becoming obligated hereunder to fund the Initial Purchase Price:

                    (a)    the Company shall have executed and delivered a registration rights agreement, substantially in the form of Exhibit L hereto (the "Registration Rights Agreement");

                    (b)   Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel for the Company, is delivering to the Purchasers an opinion with respect to the Company's status as a real estate investment trust in the form of Exhibit B hereto;

                    (c)   Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel for the Company, is delivering to the Purchasers an opinion with respect to the Company's status as a "real estate operating company" (a "REOC") within the meaning of the regulations of the Department of Labor (the "DOL") included within 29 C.F.R. Section 2510.3-101 (the "DOL Regulations") substantially in the form of Exhibit C hereto;

                    (d)    Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel for the Company, is delivering to the Purchasers an opinion relating to certain corporate and securities matters in the form of Exhibit D hereto;

                    (e)    the Company is causing Ernst & Young LLP, its independent public accountants, to deliver to the Purchasers a comfort letter covering the Company's Exchange Act Reports (as defined herein);

                    (f)   the Company is delivering to TIAA and GE a waiver of the ownership limitations set forth in the Articles in the form of Exhibit E hereto (the "Ownership Waiver");

                    (g)   the Operating Partnership is delivering to the Company an amendment to the Operating Partnership's Amended and Restated Agreement of Limited Partnership (the "L.P. Agreement") establishing a series of preferred units (the "Units") of the Operating Partnership in the form of Exhibit F hereto (the "OP Amendment");

                    (h)   the Company is causing to be delivered to the Purchasers a letter from a nationally recognized rating agency confirming the rating of the Series C Preferred Shares as not less than BB+ (the "Rating Letter") in the form of Exhibit G hereto;

                    (i)   the Company is delivering to each Purchaser a certificate of the Secretary of the Company dated the date of the Initial Closing, as to the incumbency and signatures of the officers executing this Agreement and all instruments executed pursuant hereto, and including the following exhibits:

(i) certified copies of the resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement and each of the other agreements, instruments and transactions contemplated hereby and thereby; and

(ii) certified copies of the Articles and by-laws of the Company and the L.P Agreement of the Operating Partnership as in effect at the Initial Closing;

                    (j)   the Company and Prudential Investment Management Services LLC ("PIMS") are entering into and delivering an engagement agreement (the "Engagement Agreement"), in the form of Exhibit H-1 hereto, and an indemnification agreement (the "Indemnification Agreement"), in the form of Exhibit H-2 hereto, and the Company shall have performed all obligations required thereunder in connection with the issuance of the Series C Preferred Shares, including the issuance and execution of a placement certificate (the "Placement Certificate") in the form of Exhibit I-II hereto and as set forth in the Engagement Agreement;

                    (k)   the Company and each Purchaser are executing a warrant certificate (the "Investment Warrant Certificate" in the form of Exhibit I-I hereto, pursuant to which each Purchaser is receiving warrants ("Warrants") from the Company; and

                    (l)   on the date of the Initial Closing, the purchase of the Series C Preferred Shares by each Purchaser shall: (i) be permitted by the laws and regulations of each jurisdiction to which the applicable Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment; (ii) not violate any applicable law or regulation; and (iii) not subject the applicable Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect prior to the date hereof. If requested by the Purchasers, the Purchasers shall have received an Officer's Certificate certifying as to such matters of fact as the Purchasers may reasonably specify to enable the Purchasers to determine whether such purchase is so permitted.

                    (m)   The Company is delivering the Series C Preferred Share certificates in accordance with Section 2.02(b).

           2.04.   Subsequent Closing Deliveries. At each Subsequent Closing the following conditions shall be satisfied prior to the Purchasers becoming obligated hereunder to fund the Additional Purchase Price:

                    (a)   The Company shall deliver a certificate, dated the date of the Subsequent Closing, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, confirming that the representations and warranties in Section 3 of this Agreement remain true and correct;

                    (b)   Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel for the Company, shall deliver to the Purchasers an opinion with respect to the Company's status as a real estate investment trust in the form of Exhibit B hereto;

                    (c)   Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel for the Company, shall deliver to the Purchasers an opinion with respect to the Company's status as a REOC within the meaning of the regulations of the DOL included within the DOL Regulations substantially in the form of Exhibit C hereto;

                    (d)   Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel for the Company, shall deliver to the Purchasers an opinion relating to certain corporate and securities matters in the form of Exhibit D hereto;

                    (e)   the Company shall cause Ernst & Young LLP, its independent public accountants, to deliver to the Purchasers, a comfort letter covering the Company's Exchange Act Reports (as defined herein);

                    (f)   the Company and PIMS shall execute an additional Placement Certificate, in accordance with the Engagement Agreement;

                    (g)   the Company and each Purchaser shall execute an additional Investment Warrant Certificate to purchase shares of Common Stock;

                    (h)   the Company shall deliver a Rating Letter dated within three days of such Subsequent Closing; and

                    (i)   on the date of the Subsequent Closing, the purchase of the Additional Shares by the Purchaser shall: (i) be permitted by the laws and regulations of each jurisdiction to which the Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment; (ii) not violate any applicable law or regulation; and (iii) not subject the Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect prior to the date hereof. If requested by the Purchaser, the Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as the Purchaser may reasonably specify to enable the Purchaser to determine whether such purchase is so permitted.

                    (j)   The Company shall deliver certificates for the Series C Preferred Shares purchased at such Subsequent Closing.

          2.05.   Expenses. At the Initial Closing and any Subsequent Closing, or upon a default by the Company of its obligations under this Agreement prior to any such closing, the Company shall pay or cause to be paid all of the Purchasers' actual third party due diligence expenses and outside legal and consulting fees incurred in connection with the transaction contemplated hereby; provided, however, that, with respect to expenses incurred in connection with the Initial Closing, the Company's obligation pursuant to this provision shall not exceed $100,000 in the aggregate; and provided further, that, with respect to expenses incurred in connection with each Subsequent Closing, the Company's obligation pursuant to this provision shall not exceed $30,000 per Subsequent Closing. In addition, the Company shall pay or cause to be paid all of the Purchasers' actual third party expenses and outside legal and consulting fees incurred in connection with any amendments or modifications requested by the Company to the Transaction Documents made by the Company after the date of the last Subsequent Closing. The Purchasers shall furnish the Company with supporting documentation, in reasonable detail, for such expenses.

           2.06.   Certain Definitions.

          For the purposes of this Agreement:

          "Capitalized Lease Obligations" shall mean all obligations of the Company, the Operating Partnership or any Subsidiary under any capital lease which under GAAP are required to be reflected as a liability on a consolidated balance sheet of the Company.

          "Consolidated Businesses" shall mean the Company, the Operating Partnership, Locke Sovran II LLC and their wholly-owned Subsidiaries.

          "Current Market Price" of the Common Stock as of any date shall mean the average, for the 20 consecutive Trading Days preceding the date of determination, of the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

          "EBITDA" shall mean, for any period, the Consolidated Businesses' earnings before giving effect to expenses for interest, taxes, depreciation and amortization.

          "Fixed Charges" shall mean with respect to any fixed period, the sum of (1) Total Interest Expense; and (2) the aggregate of all dividends paid on the Company's preferred stock.

          "GAAP" shall mean United States generally accepted accounting principles.

          "Guarantees" of the Company, the Operating Partnership or any Subsidiary shall mean (without duplication on a consolidated basis) all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of the Company, the Operating Partnership or any Subsidiary guaranteeing, any Indebtedness, dividend or other material obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by the Company, the Operating Partnership or any Subsidiary: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds: (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof, provided, however, that the term "Guarantees" shall not include guarantees of completion unless and until a claim for payment has been made thereunder, at which time such completion guarantee shall be deemed Indebtedness to the extent of the claim. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Hazardous Materials" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300F to 300j-11, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., as any of the above statutes may be amended from time to time, and in the regulations adopted and publications promulgated pursuant to each of the foregoing and any other rules, ordinances, codes, licenses, statutes, regulations, permits, orders, approvals, plans, authorizations, concessions and similar items of any Governmental Authority (as defined below) and all applications, judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the Environment from the affects of Hazardous Materials (collectively, "Environmental Laws") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Company's Exchange Act Reports (a "Governmental Authority").

          "Indebtedness" shall mean, without duplication on a consolidated basis (i) all obligations of the Company, the Operating Partnership or any Subsidiary for borrowed money, (ii) all obligations of the Company, the Operating Partnership or any Subsidiary evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of the Company, the Operating Partnership or any Subsidiary under conditional sale or other title retention agreements relating to property purchased by the Company, the Operating Partnership or any Subsidiary, (iv) all obligations of the Company, the Operating Partnership or any Subsidiary issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all other obligations, contingent or otherwise, which, in accordance with GAAP, should be classified on the Company's, Operating Partnership's or any of their subsidiary's balance sheets as liabilities, whether or not so classified, (vi) all liabilities secured by any mortgage, pledge, security interest, lien charge or other encumbrance existing on any property or asset now owned by, or acquired by, the Company, the Operating Partnership, or any of their subsidiaries (vii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by the Company, the Operating Partnership or any Subsidiary whether or not the obligations secured thereby have been assumed, (viii) all Capitalized Lease Obligations of the Company, the Operating Partnership or any Subsidiary, (ix) all Guarantees of the Company, the Operating Partnership or any Subsidiary, (x) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of the Company, the Operating Partnership or any Subsidiary, (xi) all obligations arising out of foreign exchange contracts, and (xii) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, as valued in accordance with GAAP consistently applied.

          "Material Adverse Effect" shall mean any event, circumstance or condition that has or is reasonably expected to have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, the Operating Partnership and the Subsidiaries taken as a whole or that would materially impair the Company's or the Operating Partnership's ability to perform its obligations under, or otherwise affect the enforceability or validity of, the Transaction Documents; provided, however that a change in the general economic condition of the United States or the United States real estate industry shall not be a Material Adverse Effect, so long as the Company is not adversely affected to a greater extent than other companies in the United States real estate industry.

          "Permitted Exceptions" shall mean: (i) real estate taxes and assessments not yet due and payable; (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current or proposed use and operation of the Company's, the Operating Partnership's or any Subsidiary's property; (iii) zoning laws, ordinances and regulations, building codes, rules and other governmental laws, regulations, rules and orders affecting any of the Company's, the Operating Partnership's or any Subsidiary's property, provided that the same are not violated by existing improvements or the current or proposed use and operation of such property; (iv) any imperfection of title which does not materially and adversely affect the current or proposed use, operation or enjoyment of any of the Company's, the Operating Partnership's or any Subsidiary's real property and does not render title to such real property unmarketable or uninsurable and does not materially impair the value of such property; and (v) mortgage financing which is disclosed in the Exchange Act Reports.

          "Subsidiaries" shall mean any entities that would be treated as consolidated subsidiaries of the Company or the Operating Partnership for financial accounting purposes under GAAP as applied in the United States (including, without limitation, the entities listed on Schedule 3.5).

          "Total Interest Expense" shall mean, for any period, the sum of: (i) on a consolidated basis, without duplication, interest expense of the Consolidated Businesses paid during such period; and (ii) on a consolidated basis, without duplication, interest expense of the Consolidated Businesses accrued and/or capitalized for such period in each case including participating interest expense, the amortization of loan fees, original issue discount, non-cash interest payment, the interest component of Capitalized Lease Obligations and hedging costs, but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

          "Total Market Capitalization" as of any date shall mean the sum of (1)(x) the Current Market Price multiplied by (y) the sum of (i) the aggregate number of shares of Common Stock outstanding as of such date, plus (ii) the aggregate number of common units of the Operating Partnership outstanding as of such date not owned by the Company or any of its Subsidiaries, plus (2)(x) the aggregate liquidation preference of all shares of preferred stock of the Company outstanding as of such date, plus (y) the aggregate liquidation preference of the preferred units of the Operating Partnership outstanding as of such date not owned by the Company or any of its Subsidiaries, plus (3) the aggregate of the items of outstanding Indebtedness of the Company set forth in items (i) through (iv), and (vi) of the definition of "Indebtedness" above.

          "Transaction Documents" shall mean each of this Agreement, the Engagement Agreement, the Indemnification Agreement, the Investment Warrant Certificate, the Placement Certificate, the Articles Supplementary, the OP Amendment, the Placement Certificate and the Ownership Waiver.

          Section 3.   Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and covenant to the Purchasers as follows:

           3.01.   Organization and Good Standing. Each of the Company and the Operating Partnership is duly organized, validly existing and in good standing in the state of its incorporation or formation, with full power and authority to own its properties and carry on its business as it is now operated and carried on by it. Each of the Company and the Operating Partnership is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the character or location of the property owned, leased or operated by it or the business as currently conducted by it in such jurisdiction makes or heretofore made such qualification or licensing necessary, except where the failure to be so qualified has no Material Adverse Effect.

           3.02.   Authorization. The execution, delivery and performance by the Company and the Operating Partnership of the Transaction Documents, as applicable, and the issuance and sale by the Company of the Series C Preferred Shares hereunder (i) are within the Company's and the Operating Partnership's respective power and authority, as applicable; (ii) have been duly authorized by all necessary corporate, stockholder, and any other required corporate or other action or proceedings, as the case may be; and (iii) do not and will not result in the creation of any lien, security interest or encumbrance upon any of the Company's or the Operating Partnership's properties or assets, or conflict with or result in any violation or breach of any provision of the Company's Articles or by-laws or the constituent documents of the Company or the Operating Partnership's L.P. Agreement or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which the Company or the Operating Partnership is subject.

           3.03.   Enforceability. The execution and delivery by the Company and the Operating Partnership of the Transaction Documents, as applicable, and the performance by such entities hereunder and thereunder (including, without limitation, the issuance and sale by the Company of the Series C Preferred Shares) constitute the legal and valid binding obligations of each of the Company and the Operating Partnership enforceable against it in accordance with the respective terms and provisions hereof and thereof.

           3.04.   Capitalization.

                    (a)   Capital Securities of the Company. As of June 27, 2002 (prior to the adoption of the Articles Supplementary), the Company's authorized capital stock consisted of (i) 100,000,000 shares of Common Stock, $.01 par value per share, of which 12,844,933 shares of Common Stock are outstanding and issued and (ii) 10,000,000 shares of preferred stock, $.01 par value per share, of which 250,000 shares of Series A Junior Participating Cumulative Preferred Stock have been authorized and reserved in connection with the Company's Shareholder Rights Agreement, effective November 27, 1996 and 1,200,000 shares of Series B Cumulative Preferred (the "Series B Preferred Shares") are outstanding. Since June 27, 2002 there has not been a material change in the authorized capital stock of the Company. Except as provided in Schedule 3.4, the Company is not a party to any contract, agreement or term sheet, other than this Agreement, relating to the issuance of or repurchase of, and has not issued or repurchased any of its, capital stock, except in each instance pursuant to (i) the stock repurchase plan of the Company, or (ii) outstanding options or securities convertible into capital stock of the Company. The authorized number of common shares reserved for issuance consists solely of the following: (i) shares reserved for stock options referred to in Schedule 3.4; (ii) shares reserved for conversion of the Series C Preferred Shares into Common Stock; (iii) share reserved for issuance upon exercise of Warrants; (iv) shares reserved for issuance pursuant to the Directors' Deferred Compensation Plan referred to in Schedule 3.4; (v) shares reserved for issuance upon redemption of limited partnership units in Operating Partnership; and (vi) shares reserved for issuance under the Company's Dividend Reinvestment Plan referred to in Schedule 3.4.  There are 2,800,000 Series C Preferred Shares reserved for issuance. Except for the Series B Preferred Shares and the Series C Preferred Shares, no other series of preferred stock has been designated or classified and no other shares of preferred stock are reserved for issuance. The Articles Supplementary have been duly authorized, executed, acknowledged, and filed with the SDAT and have become effective for all purposes. Schedule 3.4 sets forth a table indicating the equity (including, without limitation, options and warrants), and debt capitalization of the Company immediately prior to the issuance of the Series C Preferred Shares and immediately after giving effect to the issuance of the Series C Preferred Shares at the Initial Closing or any Subsequent Closing, as the case may be. All of the issued shares of the Company's capital stock immediately prior to the issuance of the Series C Preferred Shares are validly issued and outstanding, are fully paid and nonassessable, are not subject to any preemptive rights and have been offered and sold in compliance with all applicable federal, state and local laws. Immediately after the Initial Closing or any Subsequent Closing, as the case may be, there will be no indebtedness outstanding having voting power or convertible into capital stock of the Company or the Operating Partnership. The Series C Preferred Shares and Warrants issued as contemplated hereby shall, upon the consummation of the transactions contemplated hereby and the payment of the purchase price therefor, be duly authorized, validly issued, fully paid, nonassessable, shall be transferred to the Purchasers and recipients of Warrants, including PIMS, as applicable, free and clear of all liens, are not subject to any preemptive rights and, assuming the accuracy of Purchasers' representations and warranties in this Agreement, have been offered and sold in compliance with all applicable federal, state and local laws.

                    (b)   Capital Securities of the Operating Partnership. As of June 27, 2002, prior to the adoption of the OP Amendment, the outstanding partnership interests in the Operating Partnership consist of a general partnership 219,566.7 common units interest held by Sovran Holdings Inc. representing a 1.685% interest in the common units of the Operating Partnership, 12,445,660.29 common units held by the Company, representing a 94.0818% interest in the common units of the Operating Partnership, which together represent in the aggregate a 95.7403% interest in the Operating Partnership, 1,200,000 Series B Preferred Units held by the Company, and 563,950.44 common units held by 11 unrelated third parties. The Company owns 100% of the capital stock of Sovran Holdings Inc.

                    (c)   Options, Etc. Immediately following the issuance of the Series C Preferred Shares, except as set forth in Schedule 3.4, there are no outstanding rights (either preemptive or other) or options to subscribe for or purchase from the Company or the Operating Partnership, or any warrants or other agreements providing for or requiring the issuance or purchase by the Company or the Operating Partnership of, any capital stock, partnership interests or any obligations or securities convertible into or exchangeable for, or exercisable into, the Company's or the Operating Partnership's capital stock or partnership interests, or any voting trusts, proxies, agreements or understandings relating to the voting of the Company's capital stock or the partnership interests of the Operating Partnership nor any restrictions on the transferability or sale of such shares or other equity or member interests except under the Securities Act, and state "blue sky" or securities laws. Schedule 3.4 provides, with respect to options, a detailed description of the terms thereof, including the date of grant, exercise price and vesting schedules. Except as set forth in Schedule 3.4, immediately following the issuance of the Series C Preferred Shares, neither the Company nor the Operating Partnership is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire, redeem or retire any shares of capital stock or other equity or member interests or any securities convertible into or exchangeable for any such capital stock or other equity or member interests.

                    (d)   Share Reservations. At the time of the Initial Closing or any Subsequent Closing, as the case may be, the Company shall have duly and validly reserved an adequate number of shares of Common Stock for issuance upon (i) the conversion of the Series C Preferred Shares and (ii) the exercise of the Warrants, and upon such issuance, in accordance with the terms of the Series C Preferred Shares and the Warrants, as applicable, such shares will be duly authorized, validly issued, fully paid, and nonassessable, free and clear of all liens when transferred to the respective holder thereof, and issued to the Purchasers in compliance with all applicable federal, state and local laws.

          3.05.   Subsidiaries. Except as set forth in Schedule 3.5, the Company does not have any subsidiaries and does not own or hold of record or beneficially own, directly or indirectly, any capital stock of any other entity, and neither the Company nor any subsidiary participates in any joint venture or similar arrangement with any entity or person. Except as set forth in Schedule 3.5, the Company has no obligation or commitment to purchase any capital stock of any other entity. No subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the Transaction Documents and the agreements listed in Schedule 3.5 and customary limitations imposed by corporate law or comparable statutes) restricting the ability of such subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its subsidiaries that owns outstanding shares of capital stock or similar equity interest of such subsidiary. All of the issued and outstanding shares of capital stock or equity interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive rights and have been offered and sold in compliance with all applicable federal, state and local laws. Except as listed in Schedule 3.5, no shares of capital stock or equity interests of any subsidiary are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or equity interests of any subsidiary and no outstanding options, rights or warrants to purchase or to subscribe for shares of such capital stock or equity interests of any subsidiary.

          3.06.   No Conflicts/ Consents. Except as set forth in Schedule 3.6, none of the execution and delivery of the Transaction Documents, the issuance of the Series C Preferred Shares or the Warrants (or shares of Common Stock issuable upon conversion or exercise thereof), or compliance with the terms and provisions hereof or thereof conflicts or will conflict with or constitutes or will constitute a violation or breach of, or a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material right under, or result in the creation of any lien upon any property or asset of the Company or the Operating Partnership under (i) the Articles, by-laws, L.P. Agreement or other organizational documents (each as amended through the date of the Initial Closing or any Subsequent Closing, as the case may be), of the Company or the Operating Partnership; (ii) any applicable federal, state or local law or any order, judgment, injunction or decree of any court or Governmental Authority applicable to the Company or the Operating Partnership or any of their assets or properties; or (iii) any contract, license, permit, franchise or other agreement or instrument to which the Company or the Operating Partnership is a party, by which the Company or the Operating Partnership may be bound which is applicable to any property or asset of the Company or the Operating Partnership or that would prevent the consummation of the transactions contemplated hereby or thereby; except, in each case, where such violation, conflict, breach or default would not have a Material Adverse Effect. Except for the filing of the Articles Supplementary and as set forth in Schedule 3.6, no consent, approval, authorization or other action by, or filing with, any third party, court, Governmental Authority or other person is required in connection with the execution, delivery and performance of the Transaction Documents or the valid offer, issuance, sale and delivery of the Series C Preferred Shares and the Warrants (or shares of Common Stock issuable upon conversion or exercise thereof).

          3.07.   Financial Statements. The financial statements and supporting schedules included in the Company's periodic filings filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are complete and correct in all material respects, are materially consistent with the books and records of the Company, the Operating Partnership and the Subsidiaries, comply as to form in all material respects with applicable accounting requirements and to the rules and regulations of the Securities and Exchange Commission (the "Commission") with respect thereto, and present fairly in all material respects the consolidated financial position of the Company, the Operating Partnership and the Subsidiaries as of the dates specified (subject to normal year-end audit adjustments in the case of unaudited interim financial statements) and the consolidated results of their operations and cash flows for the periods specified (subject to normal year-end audit adjustments in the case of unaudited interim financial statements); such financial statements, including the related schedules and notes thereto, were prepared in conformity with GAAP on a consistent basis during the periods involved, except as indicated therein or in the notes thereto. The historical financial information and property information provided by the Company to the Purchasers with respect to its first quarter financial results is true and correct, in all material respects, and accurately sets forth the financial results of the properties set forth therein. Such information, together with the Company's and the Operating Partnerships periodic filings pursuant to the Exchange Act, which filings include but are not limited to the Company's Annual Report on form 10K filed on March 28, 2002 and as amended on June 27, 2002, Proxy Statement on form DEF 14A dated April 10, 2002, and the Company's Quarterly Report on Form 10Q filed on May 15, 2002 (collectively, the "Exchange Act Reports"), do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Neither the Company, the Operating Partnership nor any of the Subsidiaries has any material liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, on or off balance sheet), other than: (i) liabilities disclosed in the Exchange Act Reports, (ii) liabilities which have arisen after the date of the last Exchange Act Report in the ordinary course of business, including those set forth on Schedule 3.10, and (iii) liabilities which would not reasonably be expected to have a Material Adverse Effect.

          3.08.   Exchange Act Compliance. The Company and the Operating Partnership have timely filed all documents required to be filed with the Commission pursuant to the Exchange Act and the rules and regulations thereunder. All such documents, when so filed, complied in form and substance in all material respects with the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.09.   Disclosure. The Company has fully provided the Purchasers with the documents listed in Schedule 3.9, which documents, together with the representations, warranties and schedules to this Agreement, the Registration Statement (as defined below) and the Exchange Act Reports, represent all the information that the Company believes is reasonably necessary to enable the Purchasers to make their decision to purchase the Series C Preferred Shares. All such information provided is true, complete and correct in all material respects. Neither the Transaction Documents, any exhibit or schedule hereto or thereto, nor any other statements or certificates made or delivered as required by this Agreement, on behalf of the Company or the Operating Partnership (as supplemented or amended by documents delivered at a later time, but prior to the Initial Closing or any Subsequent Closing, as the case may be), taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          3.10.   Indebtedness to and from Officers, Directors and Affiliates. Except as specified in Schedule 3.10, neither the Company, the Operating Partnership nor any Subsidiary is indebted to any stockholder, trustee, director, officer, partner, manager or employee of the Company, the Operating Partnership or any Subsidiary or to any affiliate of the Company, the Operating Partnership or any Subsidiary, except for amounts due as normal salaries, wages or reimbursement of ordinary business expenses or routine employee advances for expenses, which business expenses and employee advances do not exceed $100,000 in the aggregate for all such stockholders, trustees, directors, officers, partners, managers and employees. Except as specified in Schedule 3.10, no stockholder, trustee, director, officer, partner, manager or employee of the Company, the Operating Partnership or any Subsidiary, nor any affiliate of the Company or any Subsidiary is now indebted to the Company or any Subsidiary, except for ordinary business expense advances.

          3.11.   Insurance. The Company, the Operating Partnership and the Subsidiaries each carry or are entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient under the circumstances or is customary in the industry and all such insurance is in full force and effect. All such policies are listed in Schedule 3.11. All such policies are valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, the Operating Partnership, any Subsidiary nor the person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance coverage provided by the policies described above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Neither the Company, the Operating Partnership nor any Subsidiary has received notice that any insurer under any policy referred to in this Section 3.11 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. All such policies shall continue in full force and effect after the Initial Closing or any Subsequent Closing, as the case may be with respect to occurrences that would have been covered by such policies prior to the Initial Closing or any Subsequent Closing, as the case may be, except to the extent the Company's Board members determine after the Initial Closing or any Subsequent Closing, as the case may be to change such policies or coverages.

          3.12.    Taxes. The Company, the Operating Partnership and the Subsidiaries have timely filed or filed for extensions of the filing period and filed within such extended period all federal, state, local, foreign and other tax returns, reports, information returns and statements (except for returns, reports, information returns and statements the failure of which to timely file which will not reasonably be expected to result in any Material Adverse Effect) required to be filed by them. The Company, the Operating Partnership and the Subsidiaries have paid or caused to be paid all material taxes (including, without limitation, interest and penalties) that are due and payable by the Company, the Operating Partnership and the Subsidiaries (whether or not shown on such tax returns), except those taxes which are being contested by the Company, the Operating Partnership and the Subsidiaries in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on the Company's, the Operating Partnership's and the Subsidiaries' books in accordance with GAAP consistently applied. The Company, the Operating Partnership and the Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by the Company, the Operating Partnership and the Subsidiaries in accordance with GAAP consistently applied. Except as set forth on Schedule 3.12 hereto, no federal, state, foreign, local or other tax returns for the Company, the Operating Partnership and the Subsidiaries have been audited by the Internal Revenue Service or other taxing authority. No deficiency or assessment with respect to, or proposed adjustment of, the Company's, the Operating Partnership's or any of the Subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's and the Operating Partnership's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company, the Operating Partnership, or any Subsidiary. There are no applicable taxes, fees or other governmental charges payable by the Company, the Operating Partnership or any of the Subsidiaries in connection with the execution and delivery of Transaction Documents or the issuance to the Purchaser by the Company of the Series C Preferred Shares or the shares of Common Stock issuable upon conversion thereof other than filing fees and/or taxes related to the filing of the Articles Supplementary.

          3.13.    Investment Company. Neither the Company nor the Operating Partnership is required to register as an "investment company" and, to the knowledge of the Company and the Operating Partnership, neither is directly nor indirectly controlled by any person which is required to register as an "investment company," within the meaning of and under the Investment Company Act of 1940 (the "1940 Act"), as amended, and the transactions contemplated by the Transaction Documents will not cause the Company or the Operating Partnership to become an "investment company" subject to registration under the 1940 Act.

          3.14.   REIT Status. The Company is and has been, commencing with the Company's taxable year ended December 31, 1995, and upon the issuance of the Series C Preferred Shares and Warrants will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under Sections 856 through 860 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the present and contemplated method of operation, assets and income of the Company, the Operating Partnership and the Subsidiaries do and will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2002, and in the future. The Company is not currently a "pension-held REIT" within the meaning of Code Section 856(h)(3)(D) and the Treasury Regulations promulgated thereunder.

          3.15.   No Registration. Subject to compliance by the Purchasers with the terms and conditions and the accuracy of the Purchasers' representations and warranties set forth herein, it is not necessary, in connection with the offer, sale and delivery of the Series C Preferred Shares, to register the Series C Preferred Shares under the Securities Act.

          3.16.   Accounting Controls. The Company together with its Subsidiaries maintains, and will maintain, a system of internal accounting controls sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's consolidated financial statements; and, neither the Company nor any of its Subsidiaries nor any of Robert J. Attea, Charles E. Lannon, Kenneth F. Myszka or David L. Rogers (the "Principal Shareholders") nor, to the Company's knowledge, any other employee or agent of the Company or any Subsidiary, has made any payment of funds of the Company or any of its Subsidiaries or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the prospectus relating to the Series C Preferred Shares, and no funds of the Company or any of its Subsidiaries have been set aside to be used for any payment in violation of any law, rule or regulation, or of a character required to be disclosed in the prospectus relating to the Series C Preferred Shares.

          3.17.   Registration Rights. Except for the Registration Rights Agreement and as provided on Schedule 3.17 hereto, no holder of capital stock of the Company has any right to require registration of Common Stock or any other security of the Company.

          3.18.   Title to Properties; Leasehold Interests.

                    (a)   Except as disclosed in any Exchange Act Report:

          the Company, the Operating Partnership or one or more of the Subsidiaries, has good and marketable title to all real properties it owns free from easements, liens, pledges, claims, charges, options, defects, preferential purchase rights, rights of first refusal or other encumbrances and has good title or an enforceable leasehold interest, license or other lawful right to use all other assets that are used in the Company's, the Operating Partnership's or one or more of the Subsidiaries' business substantially in the manner in which they currently are operated, in each case, subject only to Permitted Exceptions and no notice has been issued alleging any default in compliance with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions or alleging a violation of any zoning, building, fire, health code or other applicable laws or regulations with respect to the Properties;

          all material leases under which the Company, the Operating Partnership or any of the Subsidiaries leases any property are in full force and effect, and neither the Company, the Operating Partnership nor any such Subsidiary is in default in any material respect of any of the terms or provisions of any of such leases and to the Company's and the Operating Partnership's knowledge no claim has been asserted by anyone adverse to any such entity's rights as lessee under any of such leases, or affecting or questioning any such entity's right to the continued possession or use of the properties under any such leases or asserting a default under any such leases;

          all liens, charges or encumbrances on or affecting any of the property and assets of the Company, the Operating Partnership, and the Subsidiaries which are required to be disclosed in the Company's Exchange Act Reports are disclosed therein; and

          there is no judicial, municipal or administrative action, suit, arbitration, proceeding or investigation pending or threatened against, relating to or affecting the Company, the Operating Partnership or any Subsidiary, their assets or properties, before any court or Governmental Authority, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violation, or personal injuries or property damage alleged to have occurred at any of the properties or by reason of the condition, use of, or operations on any of the properties, except, in each case, as would not have a Material Adverse Effect.

          3.19.   Environmental Compliance.

                    (a)   Except for such matters which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Company, the Operating Partnership and each of the Subsidiaries has complied and is in compliance with all Environmental Laws, and all buildings on all real properties now owned, leased or operated by the Company, the Operating Partnership and each of the Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

                    (b)   Except for such matters which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, no notice of violation or other written communication has been received by the Company, the Operating Partnership or any of their Subsidiaries from any Governmental Authority or any other entity or person, alleging or suggesting an Environmental Law violation in respect of any property owned by any of them.

                    (c)   Neither the Company, the Operating Partnership nor any of the Subsidiaries, nor, to their knowledge, any of their agents, licensees, invitees, tenants or any other person or entity has used, will use or will permit to be used any real property owned, leased or occupied by any such party for the purpose of handling, storing, burying, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials. Neither the Company, the Operating Partnership nor any Subsidiaries will be deemed to be in breach of the foregoing with respect to (i) maintenance and use of underground heating fuel oil tanks, provided such maintenance and use is in full compliance with all applicable Environmental Laws, and (ii) storage and use of cleaning solvents and other chemicals used in the routine maintenance of the properties, provided such storage and use is in full compliance with all applicable Environmental Laws.

                    (d)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect neither the Company, the Operating Partnership nor any of the Subsidiaries is aware of (i) any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to any real property owned, leased or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; or (ii) the use of any nearby or adjacent property which could create any liability on the part of the Company, the Operating Partnership or any of their subsidiaries under the Environmental Laws or that would require reporting to or notification by the Company, the Operating Partnership, or any of their Subsidiaries to any Governmental Authority

                    (e)   Except as disclosed on Schedule 3.19, and such matters as would not reasonably be expected to have a Material Adverse Effect, the Company and the Operating Partnership and the Subsidiaries have no knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local Environmental Law pertaining to Hazardous Materials on or originating from any real property owned or occupied by the Company, the Operating Partnership or any of the Subsidiaries.

                    (f)   No land owned by the Company, the Operating Partnership or any of the Subsidiaries is included or, to the actual knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority.

          3.20.   Employees, ERISA. The Company, the Operating Partnership and the Subsidiaries have good relationships with their employees and have not had any substantial labor problems. There is no strike or work stoppage existing or, to the knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership or the Subsidiaries. The Company and the Operating Partnership do not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company, the Operating Partnership or any Subsidiary where such departure would have a Material Adverse Effect. Other than as disclosed on Schedule 3.20, the Company, the Operating Partnership and the Subsidiaries have not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or any material "employee welfare benefit plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any "multi-employer plan," or any other program, plan, or policy which provided payouts, benefits or reimbursements to employees (collectively, "Benefit Plans") except where the liabilities associated with such Benefit Plan or Plans would not reasonably be expected to have a Material Adverse Effect. The Company, the Operating Partnership, the Subsidiaries and each Benefit Plan are in compliance with all applicable laws relating to the employment of labor, including bargaining and the payment of social security and other taxes, and with ERISA, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. There is no material suit, action, dispute, claim, arbitration, or legal, administrative or other proceeding or governmental investigation pending, or threatened, alleging any breach of the terms of any Benefit Plan or of any fiduciary duties thereunder or violation of any applicable statute, law, rule or regulation with respect to any Benefit Plan, and to the best knowledge of the Company, no event has occurred and no condition exists which could subject the Company, the Operating Partnership or the Subsidiaries to such an action. No Benefit Plan is or has ever been subject to Title IV of ERISA or Section 4.12 of the Code.

          3.21.   No Material Adverse Changes. Since March 31, 2002, except as disclosed herein pursuant to Schedule 3.21: (i) there has been no event, circumstance or condition relating to or affecting the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, the Operating Partnership and the Subsidiaries taken as a whole, or the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company, the Operating Partnership and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would have a Material Adverse Effect; and (ii) except for the transactions contemplated by the Transaction Documents or as set forth in the Exchange Act Reports, there has been no material transaction entered into by the Company, the Operating Partnership or any of the Subsidiaries other than (a) transactions in the ordinary course of business or (b) transactions which would not reasonably be expected to have a Material Adverse Effect; and (iii) there have not been any changes in the capital stock (except with respect to the issuance of Common Stock pursuant to any plan providing for the reinvestment of dividends or the exercise of options pursuant to an employee or director stock option program approved by the Board of Directors of the Company) or any material increases in the Indebtedness of the Company, the Operating Partnership or any of the Subsidiaries or any increase in the regular dividend or the declaration or payment of a special dividend on any security or interest of the Company, the Operating Partnership or the Subsidiaries.

          3.22.   Litigation. There is no action, suit, investigation or proceeding (whether or not purportedly on behalf of the Company, the Operating Partnership or any of the Subsidiaries) before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership or any of the Subsidiaries, which in the aggregate, could reasonably be expected to have a Material Adverse Effect. Schedule 3.22 hereto contains a complete list of each action presently pending against the Company, the Operating Partnership or any Subsidiary, and a list of any judgment or settlement made on behalf of any of the foregoing during the preceding 12 months. Neither the Company, the Operating Partnership or any of the Subsidiaries are in default under any term of any agreement or instrument to which they are a party or by which they are bound, or any order, judgment, decree or ruling of any court or governmental agency or body, domestic or foreign, or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, environmental laws) of any governmental agency, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company, the Operating Partnership and the Subsidiaries are in compliance with the covenants of any material agreement or instrument to which they are a party or by which they are bound.

          3.23.   Legal Compliance. The Company, the Operating Partnership and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to comply would not reasonably be expected to have a Material Adverse Effect. The Properties are being used (and the improvements thereon have been constructed) in accordance with all applicable zoning and building codes and ordinances. The Company, the Operating Partnership and the Subsidiaries have all necessary permits, licenses and other authorizations required to conduct their businesses as currently conducted, and as proposed to be conducted, except where a failure to have such permits, licenses or other authorizations would not reasonably be expected to have a Material Adverse Effect. Neither the Company, the Operating Partnership nor any Subsidiary has violated any domestic or foreign law or any regulation or requirement, which violation has or could be reasonably likely to have a Material Adverse Effect, and neither the Company, the Operating Partnership nor any Subsidiary has received notice of any such violation. There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company, the Operating Partnership or the Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

          3.24.   Brokers Fees. Other than with respect to Mercury Partners LLC and entities receiving a Placement Certificate pursuant to the Engagement Agreement or the Investment Warrant Certificate, the Company has not dealt with any broker, finder, commission agent or other person in connection with the placement of the Series C Preferred Shares or the Warrants, and is not obligated to pay any broker's fee or commission in connection therewith. Except as set forth in Sections 2.05 and 3.24 or in respect of paying its own legal expenses in connection with the issuance of the Series C Preferred Shares or the Warrants, the Company is not obligated to pay any fees or reimburse any expenses to any other party.

          3.25.   Affiliate Transactions. Except as set forth on Schedule 3.25, neither any shareholder nor any employee, partner, member, director or officer of the Company, the Operating Partnership or any Subsidiary has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, licenses, trademarks or trade names used in or pertaining to the business of the Company, the Operating Partnership or any Subsidiary, nor is any such stockholder, partner, member, director, officer or employee directly or indirectly a party to any material agreement with the Company, the Operating Partnership or any Subsidiary, other than agreements relating to employment.

          3.26.   Stabilization or Manipulation. None of the Company, the Operating Partnership nor any of their respective officers, directors or Affiliates, has taken or will take, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted, or might in the future reasonably be expected to cause or result in, stabilization or manipulation of, the prices of any security of the Company in order to facilitate the sale or resale of the Series C Preferred Shares or otherwise.

          3.27.   Intellectual Property. The Company and its Subsidiaries own, or are licensed or otherwise have the full right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademarks or trade names. The use in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

          3.28.   Partnership Status. The Operating Partnership is properly classified as a partnership for federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation.

          Section 4.   Representations and Warranties of the Purchasers.

          4.01.   Each of the Purchasers (as to itself only) represent, warrant and covenant to the Company and the Operating Partnership as of the date hereof as follows:

                     (a)   Ownership Limitations. Each Purchaser has received a copy of the Articles, and understands and will be in compliance with the restrictions on transfer and ownership of the Company's capital stock included therein as modified by the Ownership Waiver.

                     (b)   Agreement. This Agreement has been duly authorized by all necessary action on the part of such Purchaser, and this Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

          4.02.   Defined terms in this Section 4.02 not otherwise defined in this Agreement have the meanings provided in the Ownership Waiver relating to GE. For purposes of the Ownership Waiver, GE represents, warrants and covenants to the Company and the Operating Partnership as of the date hereof as follows:

                     (a)   No GE Group Member is an individual for purposes of Section 542(a)(2) of the Code.

                     (b)   GE acknowledges and agrees that any violation of the Ownership Limit set forth in the Charter (as modified by the Ownership Waiver) that, if effective, would violate the restrictions set forth in Article VII of the Charter (as modified by the Ownership Waiver) will result in some or all of the Equity Shares Beneficially Owned by such Person being exchanged for Shares-In-Trust, on the conditions, in the manner and to the extent set forth in Article VII of the Charter as then in effect.

                     (c)   GE is an indirect, wholly-owned subsidiary of The General Electric Company.

                     (d)   GE acknowledges and agrees the exemption set forth in the Ownership Waiver shall not be deemed to be an exemption from the provisions of Title 3, Subtitle 6 and 7 of the Maryland General Corporation Law or under the shareholder rights plan of the Corporation, which have been otherwise addressed by the Company.

          4.03.   Defined terms in this Section 4.02 not otherwise defined in this Agreement have the meanings provided in the Ownership Waiver relating to TIAA. For purposes of the Ownership Waiver, TIAA represents, warrants and covenants to the Company and the Operating Partnership as of the date hereof as follows:

                     (a)   No TIAA Group Member is an individual for purposes of Section 542(a)(2) of the Code.

                     (b)   TIAA acknowledges and agrees that any violation of the Ownership Limit set forth in the Charter (as modified by the Ownership Waiver) that, if effective, would violate the restrictions set forth in Article VII of the Charter (as modified by the Ownership Waiver) will result in some or all of the Equity Shares Beneficially Owned by such Person being exchanged for Shares-In-Trust, on the conditions, in the manner and to the extent set forth in Article VII of the Charter as then in effect.

                     (c)   TIAA acknowledges and agrees the exemption set forth in the Ownership Waiver shall not be deemed to be an exemption from the provisions of Title 3, Subtitle 6 and 7 of the Maryland General Corporation Law or under the shareholder rights plan of the Corporation, which have been otherwise addressed by the Company.

          Section 5.   Covenants of the Company.

          5.01.   Filing of Exchange Act Reports. After the date of this Agreement, the Company will timely file all documents required to be filed with the Commission pursuant to Section 13 or 15 of the Exchange Act and will maintain its eligibility to use Form S-3 under the Securities Act.

          5.02.   Maintenance of REIT Status and Partnership Status. The Company will use its best efforts to continue to qualify and be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code. The Company (i) will not voluntarily terminate its status as a real estate investment trust, and (ii) will promptly provide to each Purchaser all notices, correspondence or other written communications received by the Company from the Internal Revenue Service relating to the Company's and the Operating Partnership's status as a real estate investment trust, subject to appropriate confidentiality agreements. The Company and the Operating Partnership will use their best efforts to maintain the Operating Partnership's status as a partnership for federal income tax purposes. Neither the Company nor the Operating Partnership (i) will voluntarily terminate the Operating Partnership's status, as a partnership for federal income tax purposes, and (ii) will promptly provide to each Purchaser all notices, correspondence or other written communications received by the Company or the Operating Partnership from the Internal Revenue Service relating to the Operating Partnership's status as a partnership for federal income tax purposes, subject to appropriate confidentiality agreements.

          5.03.   No Public Disclosure. Neither the Company, the Operating Partnership nor any affiliate of the Company or the Operating Partnership will make any public disclosure concerning the transactions contemplated by this Agreement unless such disclosure has been provided to the Purchasers at least two (2) business days prior to such disclosure. Unless (a) in the reasonable opinion of counsel to the Company such disclosure is required by applicable law or (b) on the advice of counsel to the Company that such disclosure is required by applicable law, rule or regulation and (2) business days prior written notice thereof to the Purchasers has been given, neither the Company, the Operating Partnership nor any affiliate of the Company or the Operating Partnership will make any such public disclosure without the prior written consent of each of the Purchasers. Attached to this Agreement, as Exhibit J is a copy of a press release issued by the Company in connection with a prior issuance of preferred stock. The Purchasers acknowledge and agree that the Company may issue a press release containing similar information after a Closing, provided that the Purchasers shall have the right to approve the accuracy of the information contained in that press release prior to its issuance. Once the Purchasers' prior consent has been obtained with respect to a public disclosure, the same (or substantially identical) disclosure may subsequently be disclosed by the Company or the Operating Partnership without further approval by the Purchasers.

          5.04.   Subsequent Opinions of Independent Public Accountants or Independent Counsel. So long as any of the Series C Preferred Shares remain issued and outstanding, the Company shall provide the Purchasers with any opinions regarding the Company's status as a real estate investment trust received from the Company's independent public accountants or a nationally recognized law firm in connection with any subsequent financings.

          5.05.   Common Stock. The Company covenants and agrees that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock solely for the purpose of effecting conversion of the Series C Preferred Shares or exercise of the Warrants, the full number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding Series C Preferred Shares or exercise of all Warrants not theretofore converted or exercised into Common Stock. Such shares of Common Stock shall, when issued or delivered, be validly issued and fully paid and non-assessable, not be subject to any preemptive rights, be free and clear of all pledges, liens, security interests charges, claims or other encumbrances of any kind and will have been issued in compliance with all applicable laws.

          5.06.   Listing. The Company covenants and agrees that it shall cause the shares of Common Stock deliverable upon the conversion of the Series C Preferred Shares or exercise of the Warrants to be listed on the New York Stock Exchange.

          5.07.   Limitations on Indebtedness. The Company covenants and agrees that, so long as any Series C Preferred Shares remain outstanding, neither the Company nor any Subsidiary shall incur or suffer to exist any Indebtedness that would result in the Company's ratio of consolidated Indebtedness to Total Market Capitalization exceeding 70%. The Company will provide each of the Purchasers with a certificate of its Chief Financial Officer certifying the Company's, the Operating Partnership's and the Subsidiaries compliance with this Section within forty-five (45) days after each calendar quarter.

          5.08.   Incurrence Covenant. The Company covenants and agrees that, so long as any Series C Preferred Shares remain outstanding, the ratio of EBITDA to Fixed Charges in each calendar quarter shall be greater than 1.75 to 1.0. The Company will provide the Purchaser with a certificate of its Chief Financial Officer certifying the Company's compliance with this Section within forty-five (45) days after each calendar quarter.

          5.09.   Operating Partnership Securities. Concurrent with the Initial Closing and for each Subsequent Closing, the Company shall cause the Operating Partnership to issue to the Company or one of its wholly owned Subsidiaries a number of Units equivalent to the number of Series C Preferred Shares to be issued at the Initial Closing or a Subsequent Closing, as the case may be, with the designations, preferences and other rights, terms and provisions set forth in the OP Amendment attached as Exhibit F hereto, and the Company shall cause the Operating Partnership to keep such Units outstanding and the Company (or its Subsidiaries) shall continue to own such Units, for so long as the Series C Preferred Shares are outstanding, subject to redemption or conversion as provided for in the OP Amendment. So long as any Units are outstanding, the Company shall not permit the Operating Partnership to authorize, reclassify or create any securities of any class or series or any security convertible into securities of any class or series ranking prior to the Units in the distribution of assets upon any liquidation, dissolution or winding up of the Operating Partnership or in the payment of distributions.

          5.10.   Company Transactions. The Company agrees that it shall not repurchase any of the Series C Preferred Shares except pursuant to an offer made on the same terms to the holders of all outstanding Series C Preferred Shares.

          5.11.   Maintenance of Rating of the Series C Preferred Shares. The Company covenants and agrees that, so long as any Series C Preferred Shares remain outstanding, the Company shall take commercially reasonable efforts to maintain a rating on the Series C Preferred Shares by at least one nationally recognized statistical rating agency.

          5.12.   Notices The Company agrees that it shall promptly notify each of the Purchasers of: (i) the occurrence of any event or condition that it believes is likely to have a Material Adverse Effect; (ii) any material default under any material debt instrument or other material document; and (iii) any additional rating or removal, cancellation or termination of the rating on the Series C Preferred Shares obtained by the Company.

          5.13.   Compliance with Laws, Contracts, Licenses and Permits. The Company will (a) comply in all respects with all applicable laws and applicable regulations wherever its business is conducted except where the failure to so comply has no Material Adverse Effect, (b) comply with the provisions of the Articles and by-laws, (c) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound (including, without limitation, the Transaction Documents), (d) comply with all applicable decrees, orders, and judgments, except where the failure to comply has no Material Adverse Effect and (e) comply in all material respects with all required approvals, permits and licenses except where the failure to comply has no Material Adverse Effect. If at any time while any Series C Preferred Shares are outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will promptly take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and, if requested by any Purchaser, furnish such Purchaser with evidence thereof.

          5.14.   Restrictive Agreements Prohibited.

                          (a)   Except as provided in Schedule 5.14, the Company will not enter into, become a party to, allow to exist or adopt any contract, indenture, agreement or instrument, or any note, debenture, bond or other security or enter into any amendment of any provision of the Articles or by-laws, containing provisions which would by its terms restrict or limit the ability of the Company to pay the full amount of the dividends on the Series C Preferred Shares at the rates and on the dates fixed in the Articles Supplementary or which otherwise restrict the Company's performance of this Agreement, the terms of the Series C Preferred Shares or the Warrants; provided, that covenants or other provisions requiring the maintenance of reasonable minimum levels of shareholders' equity or net worth, cash flow, current assets and similar items and agreements relating to the future issuance of preferred stock on a parity with the Series C Preferred Shares shall not be deemed to limit, impair or otherwise modify the obligations of the Company to declare and pay dividends on the Series C Preferred Shares as and when the same are due and payable.

                          (b)   Except as is not reasonably expected to have a Material Adverse Effect, the Company will not permit any Subsidiary to be a party to or bound by any contract, indenture, agreement, instrument or any note, debenture, bond or other security under the terms of which such Subsidiary's right to declare and pay dividends or make other distributions on or in respect of its capital stock is restricted; provided, that covenants or other provisions requiring the maintenance of reasonable minimum levels of shareholders' equity or net worth, cash flow, current assets and similar items shall not be deemed to limit, impair or otherwise modify the obligations of the Subsidiaries to declare and pay dividends on capital stock as and when the same are due and payable or to redeem shares of capital stock.

          5.15.   Insurance. The Company will maintain with financially sound and reputable insurance companies, funds or underwriters, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company, except as otherwise determined by the Company's Board.

          5.16.   Taxes. The Company will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon the Company and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of their properties; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any lien which may have attached as security therefor.

          5.17.   Inspection of Properties and Books. The Company shall permit any Purchaser that holds Series C Preferred Shares (or any successor or permitted assignee thereof) or any of their designated representatives, or any transferee that holds at least $10 million liquidation preference of Series C Preferred Shares, to visit and inspect any of the properties of the Company with the prior consent of the Company, which consent will not be unreasonably withheld (subject to the rights of tenants), and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, executive officers or managing members of such persons, upon reasonable prior notice and during normal business hours, in a manner calculated not to disrupt ongoing business activities and at such intervals as the Purchaser may reasonably request.

          5.18.   Affiliate Transactions. The Company, the Operating Partnership and any Subsidiary will not enter into directly or indirectly any transaction or material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any affiliate (other than the Company, the Operating Partnership or another Subsidiary), except pursuant to the reasonable requirements of the Company's, the Operating Partnership's or Subsidiary's business and upon fair and reasonable terms no less favorable to the Company, the Operating Partnership or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a person not an affiliate.

          5.19.   Registration. The Company, in accordance with the terms of the Registration Rights Agreement, shall cause the Series C Preferred Shares, the Warrants and the common stock underlying each such security to be registered for resale with the Securities and Exchange Commission.

          5.20.   Investment Company Status. The Company covenants and agrees that it will take no action which would require it to be registered as an "investment company" within the meaning of the 1940 Act.

          5.21.   Tax Allocation. With regard to Treasury Regulation Section 1.305-5(b)(5), the Company will neither report on its tax returns nor provide notice to the holders of the Series C Preferred Shares, that there is any constructive distribution under Treasury Regulation Section 1.305-5(b) with respect to the Series C Preferred Shares.

          5.22.   CUSIP Number. The Company shall deliver to the Purchasers a CUSIP number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Series C Preferred Shares within two (2) days of the date the Series C Preferred Shares are registered for resale with the Securities and Exchange Commission.

          Section 6.   Restriction on Transfer.

                          (a)   The Purchasers agree not to transfer, convey, assign, pledge or hypothecate any of the Series C Preferred Shares or the shares of Common Stock obtained upon conversion of the Series C Preferred Shares, except in a transaction in compliance with applicable securities laws.

                          (b)   As a condition to any sale, transfer or other disposition pursuant to this Section 6, the Purchasers will obtain: (i) a representation from the transferee that such transfer will not cause the transferee to exceed the Company's Ownership Limit, as defined in the Articles; and (ii) an acknowledgment by the transferee that such transferee acknowledges and agrees to be subject to the provisions of this Section 6.

          Section 7.   Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated herein shall survive the making of this Agreement and sale of the Series C Preferred Shares, through and until the expiration of the applicable statute of limitations with respect thereto, and may be relied upon by any subsequent holder of the Series C Preferred Shares, regardless of any investigation made at any time by or on behalf of any other holder of the Series C Preferred Shares.

          Section 8.   Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or overnight courier or sent by first-class mail, postage pre-paid, or by telecopy, as follows:

If to the Purchaser(s):

The Prudential Insurance Company of America
c/o Prudential Real Estate Investors
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attention:   Marc Halle
Fax: (973) 734-1475

and

Teachers Insurance and Annuity Association of America
730 Third Avenue
8th Floor
New York, New York 10017
Attention: Andrew A. Duffy, Director
Fax:  (212) 916-6960

and

GEBAM, Inc.
500 West Monroe
Chicago, Illinois 60661
Attention:   Rick Hurd
Fax:  (312) 750-5845

with respect to notices sent to GEBAM, Inc., with a copy to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004
Attention:   Bryan H. Hall
Fax:  (212) 859-4000

with respect to notices sent to any Purchaser, with a copy to:

Clifford Chance Rogers & Wells, LLP
200 Park Avenue
New York, New York 10160
Attention:      Jay L. Bernstein, Esq
                      Larry P. Medvinsky, Esq.
Fax:  (212) 878-8375

If to the Company, at:

Sovran Self Storage, Inc.
6467 Main Street
Williamsville, New York 14221
Attention: David L. Rogers
Fax:  (716) 633-3397

with a copy to:

Phillips, Lytle, Hitchcock, Blaine & Huber LLP
3400 HSBC Center
Buffalo, New York
Attention:   Frederick G. Attea, Esq.
                   James A. Locke, Esq.

Fax:  (716) 852-6100

or, in each case, at such address and to the attention of such person as either party shall have furnished to the other by notice.

          Section 9.   Entire Agreement; Amendments.

           This Agreement and the other Transaction Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties, whether oral or written. This Agreement may be modified or terminated only by an instrument in writing signed by the Company and the Purchasers holding 70% of the Series C Preferred Shares then outstanding and held by Purchasers; provided, that 100% of the Purchasers holding Series C Preferred Shares are required to amend Section 5.10 or this Section 9.

          Section 10.   Successors and Assigns/Amendments.

           This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto and any assign and/or successor of the Purchaser shall succeed to (and have the right to enforce) all of the Purchaser's rights hereunder. A Purchaser's rights under this Agreement may be assigned to a transferee of the Series C Preferred Shares effected in accordance with Section 6. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          Section 11.   Headings.

          The headings of the sections of this Agreement are solely for convenience of reference and shall not affect the meaning of any of the provisions hereof.

          Section 12.   Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law, without giving effect to the principles of conflicts of law; provided, however, that matters relating to the issuance of the Series C Preferred Shares, the terms of the Series C Preferred Shares and other internal corporate matters relating to the Company shall be governed by the laws of the State of Maryland. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any Governmental Authority ("Litigation") arising out of or relating to the Transaction Documents and the transactions contemplated hereby and thereby, and further agrees that service of any process, summons, notice or document by U.S. Registered Mail to its respective address set forth in the Transaction Documents shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Transaction Documents or the transactions contemplated hereby and thereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to the Transaction Documents or the transactions contemplated hereby and thereby.

          Section 13.   Counterparts.

          This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          Section 14.   Issuance and Other Taxes.

          The Company shall pay or cause to be paid all stamp, stamp duty, stamp duty reserve, documentary, registration, transfer or similar taxes required to be paid in connection with the issuance and sale to the Purchasers of the Series C Preferred Shares, and shall cause all appropriate stock transfer tax stamps to be affixed to the certificates representing the Series C Preferred Shares so sold and delivered. The Company shall file, independently or jointly with the Purchasers, as the law requires, all transfer tax filings required to be filed by it in connection with the sale and delivery to the Purchasers of the Series C Preferred Shares.

          Section 15.   No Delay, Waiver.

           No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof and no waiver on the part of any party of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. Any waiver or consent by the Purchasers that can be given hereunder shall require the consent of the Purchasers holding 70% of the Series C Preferred Shares then outstanding.

          Section 16.   Severability.

          If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          Section 17.   Lost, etc. Certificates.

          Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Series C Preferred Shares and, in case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company will at its expense make and deliver a new certificate, of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate. Upon surrender of any certificate representing any of the Series C Preferred Shares to the Company at its principal office, the Company at its expense will issue in exchange therefor and deliver to the holder of the surrendered certificate a new certificate or certificates, in such denomination or denominations as may be requested by such holder.

          Section 18.   Confidentiality.

                              (a)   Except as described below, each Purchaser agrees that any information, documents, contracts and other materials delivered by or on behalf of the Company to a Purchaser or any of its designated representatives in connection with this Agreement or obtained by the provisions of Sections 5.12 or 5.17 (the "Confidential Information") and any derivative documents, files or computer files prepared directly or indirectly upon such information shall not be released, published, revealed or disclosed, directly or indirectly to any other person, entity or group, or used for any purpose other than evaluating its investment, without prior written consent of the Company. The term "Confidential Information" does not include any information which: (i) at the time of disclosure or thereafter is generally available to, or known by, the public (other than as a result of its unauthorized disclosure by a Purchaser or any of its designated representatives); (ii) was available to a Purchaser on a non-confidential basis prior to disclosure by the Company; or (iii) becomes available to a Purchaser on a non-confidential basis from a person who is not otherwise known by such Purchaser to be bound by a confidentiality agreement with the Company.

                              (b)   Notwithstanding the foregoing, the Purchasers may disclose Confidential Information to its Representatives (as defined below), provided that all of such persons shall be directed to maintain the disclosed Confidential Information in accordance with the terms of this Agreement at all times thereafter. A "Representative of a Purchaser means directors, officers, employees, agents, attorneys and Affiliates. An "Affiliate" of a Purchaser means a person or entity, which controls, is controlled by, or is under common control with, such Purchaser. Each Purchaser shall be responsible for any breach of this Agreement by any of its Representatives.

                              (c)   In addition, each Purchaser, or its legal counsel, acting on behalf of such Purchaser, may disclose certain Confidential Information: (i) in connection with any due diligence defense asserted or possible for assertion by such Purchaser, (ii) with respect to any action, suit, claim, proceeding, subpoena or other legal process; provided that the Purchasers give reasonable prior written notice of such disclosure to the Company; (iii) to the extent the disclosure is required by a valid law, statute, regulation, or order of a court or other governmental or regulatory body having jurisdiction; (iv) to the extent the disclosure is required by the National Association of Insurance Commissioners or any similar organization; or (v) to any person to which such Purchaser sells or offers to sell Series C Preferred Shares, provided such person assumes in writing the obligations of this Section 18.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above-written.

SOVRAN SELF STORAGE, INC. By: /s/ Kenneth F. Myszka Name: Kenneth F. Myszka Title: President and COO
SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc., its general partner By: /s/ Kenneth F. Myszka Name: Kenneth F. Myszka Title: President and COO
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: /s/ Marc Halle Name: Marc Halle Title: Vice President
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA By: /s/ Andrew J. Duffy Name: Andrew J. Duffy Title: Managing Director
GEBAM, INC. By: /s/ Paul St. Arnauld Name: Paul St. Arnauld Title: Authorized Representative

Section 1. Sale and Purchase of Series C Preferred Shares
Section 2. Closing
2.01. Place and Date
2.02. Purchase of Series C Preferred Shares; Payment of Purchase Price
2.03. Initial Closing Deliveries
2.04. Subsequent Closing Deliveries
2.05. Expenses
2.06. Certain Definitions
Section 3. Representations and Warranties of the Company and the Operating
3.01. Organization and Good Standing
3.02. Authorization
3.03. Enforceability
3.04. Capitalization
3.05. Subsidiaries
3.06. No Conflicts/ Consents
3.07. Financial Statements
3.08. Exchange Act Compliance
3.09. Disclosure
3.10. Indebtedness to and from Officers, Directors and Affiliates
3.11. Insurance
3.12. Taxes
3.13. Investment Company
3.14. REIT Status
3.15. No Registration.
3.16. Accounting Controls
3.18. Title to Properties; Leasehold Interests
3.19. Environmental Compliance
3.20. Employees, ERISA
3.21. No Material Adverse Changes
3.22. Litigation
3.23. Legal Compliance
3.24. Brokers Fees
3.25. Affiliate Transactions
3.26. Stabilization or Manipulation
3.27. Intellectual Property
3.28. Partnership Status
Section 4. Representations and Warranties of the Purchaser
4.01. Ownership Limitations
4.02. Agreement
Section 5. Covenants of the Company
5.01. Filing of Exchange Act Reports
5.02. Maintenance of REIT Status and Partnership Status
5.03. No Public Disclosure
5.04. Subsequent Opinions of Independent Public Accountants or Independent Counsel
5.05. Common Stock
5.06. Listing
5.07. Limitations on Indebtedness
5.08. Incurrence Covenant
5.09. Operating Partnership Securities
5.10. Company Transactions
5.11. Maintenance of Rating of the Series C Preferred Shares
5.12. Notices
5.13. Compliance with Laws, Contracts, Licenses and Permits
5.14. Restrictive Agreements Prohibited.
5.15. Insurance
5.16. Taxes
5.17. Inspection of Properties and Books
5.18. Affiliate Transactions
5.19. Registration
5.20. Investment Company Status
Section 6. Restrictions on Transfer
Section 7. Survival of Representations and Warranties
Section 8. Notices
Section 9. Entire Agreement; Amendments
Section 10. Successors and Assigns/Amendments
Section 11. Headings
Section 12. Governing Law
Section 13. Counterparts
Section 14. Issuance and Other Taxes
Section 15. No Delay, Waiver
Section 16. Severability
Section 17. Lost, etc. Certificates

Exhibits
Exhibit A	Form of Series C Articles Supplementary
Exhibit B	Form of Tax Counsel Opinion
Exhibit C	Form of REOC Opinion
Exhibit D	Form of Corporate Opinion
Exhibit E	Form of Ownership Waiver
Exhibit F	Form of Amendment to the Amended Limited Partnership Agreement
Exhibit G	Form of Rating Letter
Exhibit H-1	Form of Engagement Agreement
Exhibit H-2	Form of Indemnification Agreement
Exhibit I-I	Form of Investment Warrant Certificate
Exhibit I-II	Form of Placement Certificate
Exhibit J	Form of Press Release
Exhibit K	Form of Certificate
Exhibit L	Form of Registration Rights Agreement
Exhibit M	Form of Notice of Exchange
Schedules
Schedule 2.02	Schedule of Purchases
Schedule 2.02(c)	Legend
Schedule 3.4	Schedule of Capitalization
Schedule 3.5	Schedule of Subsidiaries
Schedule 3.6	Schedule of Consents
Schedule 3.9	Schedule of Disclosure Documents
Schedule 3.10	Schedule of Certain Liabilities
Schedule 3.11	Schedule of Insurance
Schedule 3.12	Schedule of Federal and State Income Tax Audits
Schedule 3.17	Schedule of Registration Rights
Schedule 3.19	Schedule of Environmental Matters
Schedule 3.20	Schedule of ERISA Matters
Schedule 3.21	Schedule of Material Adverse Changes
Schedule 3.22	Schedule of Litigation
Schedule 3.25	Schedule of Affiliate Transactions

EXHIBIT 10.2

Amendment to

AGREEMENT OF LIMITED PARTNERSHIP
OF
SOVRAN ACQUISITION LIMITED PARTNERSHIP

               THIS AMENDMENT OF THE LIMITED PARTNERSHIP AGREEMENT OF SOVRAN ACQUISITION LIMITED PARTNERSHIP ("Amendment"), dated as of July 2, 1998, is entered into by and among SOVRAN HOLDINGS, INC. (the "General Partner"), a Delaware corporation, as the General Partner and SOVRAN SELF STORAGE, INC., a Maryland corporation, as limited partner ("Limited Partner").

               WHEREAS, the General Partner and the Limited Partner desire to amend the Agreement of Limited Partnership of Sovran Acquisition Limited Partnership ("Partnership Agreement") to facilitate [and provide for] the admission of certain Additional Limited Partners;

               NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

               The Partnership Agreement is hereby amended as follows effective July 2, 1998:

               1.   Article I of the Partnership Agreement is hereby amended to add the following additional defined term thereto:

"DRO Amount" means (a) with respect to Charles F. Waldner, Jr. and Marjorie W. Waldner (the "Waldners"), $4,200,000, and (b) the partners of AWP Limited ("AWP"), collectively $1,110,000 or individually (i) the Waldners, $500,000, (ii) the R. Scott Morrison Revocable Trust (the "Trust"), $500,000, and (iii) Bradley Middlebrook, II and Janice Vaughan Middlebrook (the "Middlebrooks"). $110,000.

               2.   Section 13.3 of the Partnership Agreement is hereby amended to read, in its entirety, as follows:

Section 13.3 Compliance with Timing Requirements of Regulations

In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1 (b) (2) (ii) (g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1 (b) (2) (ii) (b) (2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever; provided, however, that if the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1 (b) (2) (ii) (g) each of the Waldners and AWP or the partners of AWP shall contribute to the Partnership in accordance with Regulations Section 1.704-1 (b) (2) (ii) (b) (2) such deficit balance, if any, in his respective Capital Account; and provided further, however, that in no event shall such contribution obligation for Waldners or AWP or the partners of AWP exceed his respective DRO Amount. The obligation created pursuant to this Section 13.3 shall be for the benefit of the Partnership, the General Partner, the creditors of the Partnership or any other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or the General Partner in its capacity as general partner of the Partnership and shall be enforceable by such parties. Each of the Waldners and AWP or the partners of AWP unconditionally and irrevocably waives any subrogation, reimbursement or similar rights to which they might otherwise be entitled as a result of his performance with respect to the obligation created pursuant to this Section 13.3, whether such rights arise with respect to the Partnership, another Partner of the Partnership or a third party; provided, however, that the General Partner shall in all events be entitled to enforce the contribution obligation of each of the Waldners and AWP or the partners of AWP undertaken pursuant to this Section 13.3.

               2.   Exhibit A of the Partnership Agreement is hereby amended to read as set forth on the attachment hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 2nd day of July, 1998.

General Partner:

SOVRAN HOLDINGS, INC.

By   /s/ David L. Rogers
      David L. Rogers, Chief Financial Officer

Limited Partner:

SOVRAN SELF STORAGE, INC.

By      /s/ David L. Rogers
      David L. Rogers, Chief Financial Officer

EXHIBIT A

Partners' Names and Addresses	Number of Partnership Units	Percentage Interest in the Partnership

1. General Partner:

Sovran Holdings, Inc. 5166 Main Street Williamsville, NY 14221	219,566.71	1.6683

2. Limited Partner(s):

Sovran Self Storage, Inc. 5166 Main Street Williamsville, NY 14221	12,078,646.2900	91.7743
3. Thomas S. Hinkel 942 Creek Drive Annapolis, MD 21403	6327.85	0.0481
4. Hinkel Investment Limited Partnership 942 Creek Drive Annapolis, MD 21403	12,459.375	0.0947
5. Harold Samloff 400 University Avenue Rochester, NY 14607	60,571.425	0.4602
6. Laurence C. Glazer 400 University Avenue Rochester, NY 14607	60,571.425	0.4602
7. Montague-Betts Company P.O. Box 11929 Lynchburg, VA 24506	214,974.5	1.6334
8. D.W.B. Associates P.O. Box 11929 Lynchburg, VA 24506	28,953.02	0.2200
9. D. Joseph Snyder & Beverly B. Snyder as tenants in common 5700 Sloop Court New Bern, NC 28560	19,917.01	0.1513
10. Frank M. Bingman 565 Brentwater Road Camp Hill, PA 17011	19,917.01	0.1513
11. Morgan S. Whiteley 11714 Amkin Drive Clifton, VA 22024	9,958.50	0.0757
12. Marlene Whiteley 11714 Amkin Drive Clifton, VA 22024	9,958.50	0.0757
13. Storage 17, Inc. 979 Beachland Blvd. Vero Beach, FL 32963	10,000	0.0760
14. Charles F. Waldner, Jr. and Marjorie W. Waldner 1600 South Dixie Highway #1C Boca Raton, FL 33432	323,454.67	2.4576
15. AWP Limited 1600 South Dixie Highway #1C Boca Raton, FL 3432	85,973.76	0.6532

Amendment to

AGREEMENT OF LIMITED PARTNERSHIP
OF
SOVRAN ACQUISITION LIMITED PARTNERSHIP

               THIS AMENDMENT OF THE LIMITED PARTNERSHIP AGREEMENT OF SOVRAN ACQUISITION LIMITED PARTNERSHIP (the "Partnership"), dated as of July 30, 1999, is authorized by SOVRAN HOLDINGS, INC. (the "General Partner"), a Delaware corporation, as the General Partner (the "Amendment").

               WHEREAS, pursuant to Sections 4.2 and 14.1.B.(3) of the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the General Partner desires to amend the Partnership Agreement to authorize Series B Units as set forth below and to issue such Series B Units to Sovran Self Storage, Inc. ("Sovran") in connection with the issuance of 1,200,000 shares 9.85% Series B Cumulative Redeemable Preferred Stock (the "Preferred Stock") by Sovran.

               The Partnership Agreement is hereby amended as follows effective July 30, 1999:

               1.   Article I of the Partnership Agreement is hereby amended to add the following additional defined term thereto:

"Series B Units" shall mean the Units of Partnership Interests issued pursuant to Section 4.2.C. hereof.

               2.   Article 4 of the Partnership Agreement is hereby amended to add a new Section 4.2.C. as follows:

The Partnership is authorized to issue Series B Units in connection with the issuance of the Preferred Stock by Sovran. The Partnership shall issue to Sovran Series B Units with the terms as set forth below corresponding to the number of shares of Preferred Stock issued by Sovran and Sovran shall make a Capital Contribution to the Partnership equal to the net amount of proceeds raised in connection with such issuance of the Preferred Stock. The terms of the Series B Units are as follows:

(1) Designation and Amount. A series of Series B Units is hereby established. The number of authorized units of Series B Units shall be 1,700,000.

          (2)   Ranking. In respect of rights to the payment of distributions of Available Cash and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership, the Series B Units shall rank senior to the Partnership Units.

(3) Distribution of Available Cash

                  (a)   The holders of the outstanding units of Series B Units shall be entitled to receive, when, as and if declared by the General Partner, out of funds legally available for the payment of distributions of Available Cash, cumulative cash distributions of Available Cash at the rate of 9.85% per annum of the $25.00 per unit liquidation preference of the Series B Units (equivalent to an annual rate of $2.4625 per unit). Such distributions of Available Cash shall accrue daily, shall accrue and be cumulative from (but excluding) July 30, 1999 (the "Original Issue Date") and shall be payable quarterly in arrears in cash on March 31, June 30, September 30 and December 31 (each, a "Distribution Payment Date") of each year, commencing September 30, 1999; provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distributions which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date and no interest or additional distribution of Available Cash or other sum shall accrue on the amount so payable for the period from and after such Distribution Payment Date to such next succeeding Business Day. The period from and including the Original Issue Date to but excluding the first Distribution Payment Date, and each subsequent period from and including a Distribution Payment Date to but excluding the next succeeding Distribution Payment Date, is hereinafter called a "Distribution Period". Distributions of Available Cash shall be payable to holders of record as they appear in the Partnership Agreement at the close of business on the applicable record date (each, a "Record Date"), which shall be the 15th day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the General Partner for the payment of distributions of Available Cash that is not more than 30 nor less than ten days prior to such Distribution Payment Date. The amount of any distribution of Available Cash payable for any Distribution Period, or portion thereof, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The distributions of Available Cash payable on any Distribution Payment Date or any other date shall include distributions of Available Cash accrued to but excluding such Distribution Payment Date or other date, as the case may be.

                  "Business Day" shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions in Buffalo, New York are authorized or required by law, regulation or executive order to close. All references herein to "accrued and unpaid" distributions of Available Cash on the Series B Units (and all references of like import) shall include, unless otherwise expressly stated or the context otherwise requires, accumulated distributions of Available Cash, if any, on the Series B Units.

                  (b)   If any unit of Series B Units is outstanding, no full distributions of Available Cash will be declared or paid or set apart for payment on any Partnership Units unless full cumulative distributions of Available Cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Units for all past Distribution Periods and the then current Distribution Period.

                  Except as provided in the immediately preceding paragraph, unless full cumulative distributions of Available Cash on the Series B Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Units for all past Distribution Periods and the then current Distribution Period, no distributions of Available Cash shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon the Partnership Units nor shall any Partnership Units be redeemed, purchased or otherwise acquired for any consideration by the Partnership except for a redemption pursuant to Section 8.6 if the Partnership pays the REIT Shares Amount for such redemption.

                  (c)   No distributions of Available Cash on the Series B Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by applicable law.

                  Anything in this Section 4.2.C to the contrary notwithstanding, distributions of Available Cash on the Series B Units will accrue and be cumulative from (but excluding) the Original Issue Date whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions of Available Cash and whether or not such distributions of Available Cash is authorized.

                  (d)   No interest, or sum of money in lieu of interest, shall be payable in respect of any distributions of Available Cash payment or payments on the Series B Units which may be in arrears, and holders of the Series B Units will not be entitled to any distributions of Available Cash, whether payable in cash, securities or other property, in excess of the full cumulative distributions of Available Cash described herein.

                  (e)   Any distributions of Available Cash payment made on the Series B Units shall first be credited against the earliest accrued but unpaid distributions of Available Cash due with respect to such units.

                  (f)   No distribution of Available Cash may be paid on the Series B Units if after giving effect to such distribution of Available Cash the Partnership's total assets would be less than the sum of the Partnership's total liabilities.

(4) Liquidation Preference.

                  (a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, then, before any distribution or payment shall be made to the holders of any Partnership Units, the holders of the Series B Units then outstanding shall be entitled to receive and to be paid out of the assets of the Partnership legally available for distribution to its Partners liquidating distributions in cash or property at its fair market value as determined by the General Partner in the amount of $25.00 per unit, plus an amount equal to all accrued and unpaid distributions of Available Cash thereon through and including the date of payment.

                  (b)   After payment to the holders of the Series B Units of the full amount of the liquidating distributions (including accrued and unpaid distributions of Available Cash) to which they are entitled, the holders of Series B Units, as such, shall have no right or claim to any of the remaining assets of the Partnership.

                  (c)   If liquidating distributions shall have been made in full to all holders of Series B Units, the remaining assets of the Partnership shall be distributed among the holders of Partnership Units according to their respective rights and preferences.

                  (d)   For purposes of this Section 4.2.C.(4), neither the consolidation or merger of the Partnership with or into any other Partnership, trust or other entity, the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the engagement in a statutory unit exchange by the Partnership, shall be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

                  (e)   Written notice of any such liquidation, dissolution or winding up of the Partnership stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of Series B Units at the respective address of such holder as the same shall appear on the unit transfer records of the Partnership.

(5) Redemption.

(a) The Series B Units are not redeemable prior to July 30, 2004, except as otherwise provided in paragraph (c) of this Section 4.2.C.(5).

                  (b)   On and after July 30, 2004, the Partnership may, at its option, upon not less than 30 nor more than 60 days' prior written notice to the holders of record of the Series B Units to be redeemed, redeem the Series B Units, in whole or from time to time in part, for a cash redemption price equal to $25.00 per unit together with (except as provided in Section 4.2.C.(6)(f) below) all accrued and unpaid distributions of Available Cash to the date fixed for redemption (the "Redemption Price").

                  (c)   The Series B Units may also be purchased by the Partnership, in whole or from time to time in part, on the terms and subject to the conditions set forth herein, provided, however, that if the General Partner shall call for purchase of any units of Series B Units pursuant to this Section 4.2.C.(5)(c), the purchase price for such units shall be an amount in cash equal to $25.00 per unit together with (except as provided in Section 4.2.C.(6)(f) below) all accrued and unpaid distributions of Available Cash to the date fixed for redemption.

                  (d)   Any redemption of units of Series B Units pursuant to Section 4.2.C.(5)(b), shall be made in accordance with the applicable provisions set forth in Section 4.2.C.(6) below. Any date fixed for the redemption of units of Series B Units pursuant to Section 4.2.C.(5)(b) is hereinafter called a "Redemption Date".

(6) Procedures for Redemption, Limitations on Redemption.

                  (a)   If fewer than all of the outstanding units of Series B Units are to be redeemed at the option of the General Partner pursuant to Section 4.2.C.(5)(b) above, the number of units to be redeemed will be determined by the General Partner and the units to be so redeemed shall be selected pro rata from the holders of record of such units in proportion to the number of such units held by such holders (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable manner determined by the General Partner.

                  (b)   Notice of any redemption pursuant to Section 4.2.C.(5)(b) will be mailed by or on behalf of the Partnership, first class postage prepaid, not less than 30 nor more than 60 days prior to the applicable Redemption Date, addressed to each holder of record of units of Series B Units to be redeemed at the address set forth in the unit transfer records of the Partnership. Any notice which has been mailed in the manner provided for in the preceding sentence shall be conclusively presumed to have been duly given on the date mailed whether or not the applicable holder receives such notice. In addition to any information required by law, such notice shall state: (1) the Redemption Date; (2) the Redemption Price; (3) the aggregate number of units of Series B Units to be redeemed; (4) the place or places where certificates for such units are to be surrendered for payment of the Redemption Price; and (5) that distributions of Available Cash on the units of Series B Units to be redeemed will cease to accrue on such Redemption Date. If fewer than all of the outstanding units of Series B Units are to be redeemed, the notice mailed to each holder of units to be redeemed shall also specify the number of units of Series B Units to be redeemed from such holder. No failure to mail or defect in such mailed notice or in the mailing thereof shall affect the validity of the proceedings for the redemption of any units of Series B Units except as to the holder to whom notice was defective or not given.

                  (c)   If notice has been mailed in accordance with Section 4.2.C.(6)(b) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption have been irrevocably set aside by the Partnership, separate and apart from its other funds, in trust for the benefit of the holders of the Series B Units so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Redemption Date, distributions of Available Cash on the units of Series B Units so called for redemption shall cease to accrue, such units shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of such units (except the right to receive the Redemption Price together with, if applicable, accrued and unpaid distributions of Available Cash thereon to the Redemption Date) shall terminate. In the event any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest, additional distributions of Available Cash and other sum shall accrue on the amount payable for the period from and after such Redemption Date to such next succeeding Business Day.

                  (d)   Upon surrender, in accordance with such notice, of the certificates for any units of Series B Units to be so redeemed (properly endorsed or assigned for transfer, if the Partnership shall so require and the notice shall so state), such units of Series B Units shall be redeemed by the Partnership at the Redemption Price. In case fewer than all the units of Series B Units represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed units of Series B Units without cost to the holder thereof.

                  (e)   Any deposit of monies with a bank or trust company for the purpose of redeeming Series B Units shall be irrevocable and such monies shall be held in trust for the benefit of the holders of Series B Units entitled thereto, except that (1) the Partnership shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on the monies so deposited in trust; and (2) any balance of the monies so deposited by the Partnership and unclaimed by the holders of the Series B Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Partnership and, after any such repayment, the holders of the units entitled to the funds so repaid to the Partnership shall look only to the Partnership for payment without interest or other earnings thereon.

                  (f)   Anything in this Section 4.2.C to the contrary notwithstanding, the holders of record of units of Series B Units at the close of business on a Record Date will be entitled to receive the distributions of Available Cash payable with respect to such units on the corresponding Distribution Payment Date notwithstanding the redemption of such units after such Record Date and on or prior to such Distribution Payment Date or the Partnership's default in the payment of the distributions of Available Cash due on such Distribution Payment Date, in which case the amount payable upon redemption of such units of Series B Units will not include such distributions of Available Cash (and the full amount of the distributions of Available Cash payable for the applicable Distribution Period shall instead be paid on such Distribution Payment Date to the holders of record on such Record Date as aforesaid). Except as provided in this Section 4.2.C.(6)(b) and except to the extent that accrued and unpaid distribution of Available Cash are payable as part of the Redemption Price pursuant to Section 4.2.C.(6), the Partnership will make no payment or allowance for unpaid distributions of Available Cash, regardless of whether or not in arrears, on units of Series B Units called for redemption.

                  (g)   Unless full cumulative distributions of Available Cash on all outstanding units of Series B Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no units of Series B Units shall be redeemed unless all outstanding Series B Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent the Partnership's purchase of Series B Units pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding Series B Units. In addition, unless full cumulative distributions of Available Cash on all outstanding units of Series B Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, the Partnership shall not purchase or otherwise acquire, directly or indirectly, any Series B Units; provided, however, that the foregoing shall not prevent the Partnership's purchase of Series B Units pursuant to a purchase or exchange offer made on the terms to holders of all outstanding Series B Units.

(7) Voting Rights. Except as required by law, the holders of the Series B Units shall not have any voting rights.

(8) Conversion. The Series B Units are not convertible into or exchangeable for any other property or securities of the Partnership.

(9) Preemptive Rights. Series B Units shall have no preemptive rights.

                  (10)   Status of Redeemed and Reacquired Series B Units. In the event any units of Series B Units shall be redeemed pursuant to Section 4.2.C.(5) and (6) hereof or otherwise reacquired by the Partnership, the units so redeemed or reacquired shall become authorized but unissued units of Series B Units, available for future issuance and reclassification by the Partnership.

          11.   Severability. If any preference, right, voting power, restriction, limitation as to distributions of Available Cash, qualification, term or condition of redemption or other term of the Series B Units is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other preferences, rights, voting powers, restrictions, limitations as to distributions of Available Cash, qualifications, terms or conditions of redemption and other terms of the Series B Units which can be given effect without the invalid, unlawful or unenforceable preference, right, voting power, restriction, limitation as to distributions of Available Cash, qualification, term or condition of redemption or other term of the Series B Units shall remain in full force and effect and shall not be deemed dependent upon any other such preference, right, voting power, restriction, limitation as to distributions of Available Cash qualification, term or condition of redemption or other term of the Series B Units unless so expressed herein.

               3.   Exhibit A of the Partnership Agreement is amended to read as set forth on the attachment hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 30th day of July, 1999.

General Partner:

SOVRAN HOLDINGS, INC.

By      /s/David L. Rogers
      David L. Rogers, Chief Financial Officer

EXHIBIT A

Partners' Names and Addresses		Number of Units	Percentage Interest in the Partnership
	Series B Units

Sovran Self Storage, Inc. 5166 Main Street Williamsville, NY 14221		1,200,000

	Partnership Units

1. General Partner:

Sovran Holdings, Inc. 5166 Main Street Williamsville, NY 14221		219,566.71	1.6437%

2. Limited Partner(s):

Sovran Self Storage, Inc. 5166 Main Street Williamsville, NY 14221		12,285,761.29	91.9707
3. Thomas S. Hinkel 942 Creek Drive Annapolis, MD 21403		6,327.8	0.0474
4. Hinkel Investment Limited 942 Creek Drive Annapolis, MD 21403		12,459.37	0.0933
5. Harold Samloff 400 University Avenue Rochester, NY 14607		60,571.425	0.4534
6. Laurence C. Glazer 400 University Avenue Rochester, NY 14607		60,571.425	0.4534
7. Montague-Betts Company P.O. Box 11929 Lynchburg, VA 24506		214,974.5	1.6093
8. D.W.B. Associates P.O. Box 11929 Lynchburg, VA 24506		28,953.02	0.2167
9. D. Joseph Snyder & Beverly B. Snyder as tenants in common 5700 Sloop Court New Bern, NC 28560		19,917.01	0.1491
10. Frank M. Bingman 565 Brentwater Road Camp Hill, PA 17011		19,917.01	0.1491
11. Morgan S. Whiteley 11714 Amkin Drive Clifton, VA 22024		9,958.50	0.0745
12. Marlene Whiteley 11714 Amkin Drive Clifton, VA 22024		9,958.50	0.0745
13. Charles F. Waldner, Jr. and Marjorie W. Waldner 1600 South Dixie Highway #1C Boca Raton, FL 33482		323,454.67	2.4214
14. R. Scott Morrison, Jr. Trust 243 N.E. Fifth Avenue Delray Beach, FL 33483		40,859.03	0.3059
15. Charles E. Waldner, Jr. P.O. Box 1240 Boca Raton, FL 33429-1240		36,948.33	0.2765
16. Marjorie Waldner 1869 Sabel Palm Drive Boca Raton, FL 33423		4,255.70	0.319
17. Bradley & Janice Middlebrook 1801 Royal Palm Way Boca Raton, FL 33432-7443		3,910.70	0.0293

AMENDMENT TO AGREEMENT OF
LIMITED PARTNERSHIP OF
SOVRAN ACQUISITION LIMITED PARTNERSHIP

               This AMENDMENT OF THE AGREEMENT OF LIMITED PARTNERSHIP OF SOVRAN ACQUISITION LIMITED PARTNERSHIP, dated as of July 3, 2002 (this "Amendment"), is being executed by Sovran Holdings, Inc., a Delaware corporation (the "General Partner"), as the general partner of Sovran Acquisition Limited Partnership, a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by Section 4.2 and 14.1.B.3 of the Agreement of Limited Partnership of Sovran Acquisition Limited Partnership, dated as of June 1, 1995, as amended (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

               WHEREAS, on July 3, 2002, Sovran Self Storage, Inc., a Maryland corporation ("Sovran") filed Articles Supplementary amending its Charter to designate and classify 2,800,000 shares of authorized but unissued shares of its preferred stock, par value $.01 per share, as shares of its Series C Convertible Cumulative Preferred Stock, par value $.01 per share (the "Series C Preferred Stock");

               WHEREAS, in accordance with Section 4.2 of the Agreement, upon the issuance of any such shares of Series C Preferred Stock, Sovran will contribute the net cash proceeds from such issuance to the Partnership in exchange for a number of Partnership Preferred Units equal to the number of shares of Series C Preferred Stock so issued, which Partnership Preferred Units shall have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the Series C Preferred Stock, except as otherwise set forth herein; and

               WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner is authorized to determine the relative rights and powers of such Partnership Preferred Units in its sole discretion.

               NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

               1.   The Agreement is hereby amended by the addition of a new exhibit, entitled "Exhibit F", in the form attached hereto, which shall be attached to and made a part of the Agreement.

               2.   Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

               IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

SOVRAN HOLDINGS, INC. GENERAL PARTNER By: /s/ Kenneth F. Myszka Name: Kenneth F. Myszka Title: President and Chief Operating Officer

EXHIBIT F

PARTNERSHIP UNIT DESIGNATION OF THE SERIES C
PARTNERSHIP PREFERRED UNITS OF
SOVRAN ACQUISITION LIMITED PARTNERSHIP

                  1.   Number of Units and Designation.

                        A class of Partnership Preferred Units is hereby designated as "Series C Partnership Preferred Units," and the number of Partnership Preferred Units constituting such series shall be 2,800,000.

                  2.   Definitions.

                        For purposes of the Series C Partnership Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement:

"Agreement" shall mean the Agreement of Limited Partnership of the Partnership, dated as of June 1, 1995, as amended.
"Call Date" shall have the meaning set forth in paragraph (a) of Section 5 of this Exhibit F.
"Change of Control" shall mean each occurrence of any of the following:
(i)

the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act") of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the voting power, under ordinary circumstances, to elect directors of Sovran or more than 25% of the equity interests in the Partnership;

(ii)

(A) Sovran consolidates with or merges into another entity or Sovran or the Partnership conveys, transfers, or leases outside the ordinary course of business all or substantially all of its assets in one or a series of transactions during an 18-month period (including, but not limited to, real property investments) to any individual or entity, or (B) any entity consolidates with or merges into Sovran which, in the case of a merger or consolidation under (A) or (B) is pursuant to a transaction in which (x) the outstanding Common Stock is reclassified or changed into or exchanged for cash, securities or other property or (y) the merger or consolidation of Sovran with or into another entity in a transaction in which Sovran is not the surviving entity or in which more than 50% of the voting securities of Sovran is transferred; provided, however, that the events described in this clause (ii) shall not be deemed to be a Change of Control if the sole purpose and effect of such event is that Sovran is seeking to change its domicile or to change its form of organization from a corporation to a statutory business trust; or

(iii)

other than with respect to the election, resignation or replacement of any director of Sovran designated, appointed or elected by the holders of any outstanding series of preferred stock of Sovran (each a "Preferred Director"), during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new director whose election by such Board of Directors or whose nomination for election by the stockholders of Sovran was approved by a vote of a majority of the directors of Sovran (excluding Preferred Directors) then still in office who were either directors of Sovran at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

"Common Stock" shall mean the Common Stock, $0.01 par value per share, of Sovran or such shares of Sovran's capital stock into which outstanding shares of Common Stock shall be reclassified.
"Distribution Payment Date" shall mean any date on which cash dividends are paid on all outstanding shares of the Series C Preferred Stock.
"Junior Partnership Units" shall have the meaning set forth in paragraph (c) of Section 9 of this Exhibit F.
"Parity Partnership Units" shall have the meaning set forth in paragraph (b) of Section 9 of this Exhibit F.
"Partnership" shall mean Sovran Acquisition Limited Partnership, a Delaware limited partnership.
"Partnership Common Units" shall mean a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 of the Agreement.
"Repurchase Date " shall have the meaning set forth in paragraph (a) of Section 6 of this Exhibit F.
"Senior Partnership Units" shall have the meaning set forth in paragraph (a) of Section 9 of this Exhibit F.
"Series C Articles Supplementary" means the Articles Supplementary to the Amended and restated Articles of Incorporation of Sovran, dated July 2, 2002 designating the Series C Preferred Stock.

"Series C Partnership Preferred Unit" means a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Exhibit F. It is the intention of the General Partner that each Series C Partnership Preferred Unit shall be substantially the economic equivalent of one share of Series C Preferred Stock.

"Series C Preferred Stock" means the Series C Convertible Cumulative Preferred Stock, par value $0.01 per share, of Sovran, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Series C Articles Supplementary.

                  3.   Distributions.

                        On every Distribution Payment Date, the holders of Series C Partnership Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series C Partnership Preferred Unit equal to the per share dividend payable on the Series C Preferred Stock on such Distribution Payment Date. Each such distribution shall be payable to the holders of record of the Series C Partnership Preferred Units, as they appear on the records of the Partnership at the close of business on the record date for the dividend payable with respect to the Series C Preferred Stock on such Distribution Payment Date. Holders of Series C Partnership Preferred Units shall not be entitled to any distributions on the Series C Partnership Preferred Units, whether payable in cash, property or stock, except as provided herein.

                  4.   Liquidation Preference.

                        (a)   In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holder of Junior Partnership Units, the holders of Series C Partnership Preferred Units shall be entitled to receive the greater of: (x) Twenty-Five Dollars($25.00) per Series C Partnership Unit, plus an amount per Series C Partnership Preferred Unit equal to all dividends (whether or not declared) accumulated, accrued and unpaid on one share of Series C Preferred Stock to the date of final distribution to such holders; or (y) the amount per Series C Partnership Preferred Unit a holder would receive if such holder converted his or her Series C Partnership Preferred Units into Partnership Common Units immediately prior to such liquidation, dissolution or winding-up (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. Until the holders of the Series C Partnership Preferred Units have been paid the Liquidation Preference in full, no payment shall be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series C Partnership Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Partnership Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series C Partnership Preferred Units and any such other Parity Partnership Units if all amounts payable thereon were paid in full. For the purposes of this Section 4, the occurrence of an event described in paragraph (ii) of the definition of Change of Control shall be deemed a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership, unless waived in writing by a majority in interest of the holders of the Series C Partnership Preferred Units.

                        (b)   Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of Series C Partnership Preferred Units and any Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Partnership Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

                  5.   Redemption.

                        Series C Partnership Preferred Units shall be redeemable by the Partnership as follows:

                        (a)   At any time that Sovran exercised its rights to redeem all or any of the shares of Series C Preferred Stock, the General Partner shall cause the Partnership to redeem an equal number of Series C Partnership Preferred Units, at a redemption price per Series C Partnership Preferred Unit equal to the same price paid by Sovran to redeem the Series C Preferred Stock, and such price shall be paid in the same manner as paid by Sovran for the Series C Preferred Stock redeemed on the same date as the date of redemption of the Series C Preferred Stock (the "Call Date"), in the manner set forth herein; provided, however, that in the event of a redemption of Series C Partnership Preferred Units, if the Call Date occurs after a dividend record date for the Series C Preferred Stock and on or prior to the related Distribution Payment Date, the distribution payable on such Distribution Payment Date in respect of such Series C Partnership Preferred Units called for redemption shall be payable on such Distribution Payment Date to the holders of record of such Series C Partnership Preferred Units on the applicable dividend record date, and shall not be payable as part of the redemption price for such Series C Partnership Preferred Units.

                        (b)   If the Partnership shall redeem Series C Partnership Preferred Units pursuant to paragraph (a) of this Section 5, from and after the Call Date (unless the Partnership shall fail to make available the amount of cash or other forms of consideration necessary to effect such redemption), (i) except for payment of the redemption price, the Partnership shall not make any further distributions on the Series C Partnership Preferred Units so called for redemption, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Partnership Preferred Units of the Partnership shall cease except the rights to receive the cash payable upon such redemption, without interest thereon; provided, however, that if a Call Date occurs after a dividend record date for the Series C Preferred Stock and on or prior to the related Distribution Payment Date, the full distribution payable on such Distribution Payment Date in respect of such Series C Partnership Preferred Units called for redemption shall be payable on such Distribution Payment Date to the holders of record of such Series C Partnership Preferred Units on the applicable dividend record date notwithstanding the prior redemption of such Series C Partnership Preferred Units. No interest shall accrue for the benefit of the holders of Series C Partnership Preferred Units to be redeemed on any cash set aside by the Partnership.

                  6.   Repurchase

                        Series C Partnership Preferred Units shall be repurchased by the Partnership if Sovran is required to repurchase any of the shares of Series C Preferred Stock pursuant to the terms of the Series C Articles Supplementary.

                        (a)   At the time that Sovran repurchases any of the shares of Series C Preferred Stock, the General Partner shall cause the Partnership to repurchase an equal number of Series C Partnership Preferred Units, at a price per Series C Partnership Preferred Unit equal to the repurchase price specified in the Series C Articles Supplementary for the shares of Series C Preferred Stock, and such price shall be paid in the same manner as paid by Sovran for the Series C Preferred Stock repurchased on the same date as the date of repurchase of the Series C Preferred Stock (the "Repurchase Date"), in the manner set forth herein; provided, however, that in the event of a repurchase of Series C Partnership Preferred Units, if the Repurchase Date occurs after a dividend record date for the Series C Preferred Stock and on or prior to the related Distribution Payment Date, the distribution payable on such Distribution Payment Date in respect of such Series C Partnership Preferred Units to be repurchased shall be payable on such Distribution Payment Date to the holders of record of such Series C Partnership Preferred Units on the applicable dividend record date, and shall not be payable as part of the Repurchase Price for such Series C Partnership Preferred Units.

                        (b)   If the Partnership shall repurchase Series C Partnership Preferred Units pursuant to paragraph (a) of this Section 6, from and after the Repurchase Date (unless the Partnership shall fail to make available the amount of cash or other forms of consideration necessary to effect such redemption), (i) except for payment of the repurchase price, the Partnership shall not make any further distributions on the Series C Partnership Preferred Units repurchased, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Partnership Preferred Units of the Partnership shall cease except the rights to receive the cash payable upon such repurchase, without interest thereon; provided, however, that if a Repurchase Date occurs after a dividend record date for the Series C Preferred Stock and on or prior to the related Distribution Payment Date, the full distribution payable on such Distribution Payment Date in respect of such Series C Partnership Preferred Units to be repurchased shall be payable on such Distribution Payment Date to the holders of record of such Series C Partnership Preferred Units on the applicable dividend record date notwithstanding the prior repurchase of such Series C Partnership Preferred Units. No interest shall accrue for the benefit of the holders of Series C Partnership Preferred Units to be repurchased on any cash set aside by the Partnership.

                  7.   Status of Reacquired Units.

                        All Series C Partnership Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

                  8.   Conversion.

Series C Partnership Preferred Units shall be convertible as follows:

                        (a)   Upon any conversion of shares of Series C Preferred Stock into shares of Common Stock, the General Partner shall cause a number of Series C Partnership Preferred Units equal to the number of such converted shares of Series C Preferred Stock to be converted by the holders thereof into Partnership Units. The conversion ratio in effect from time to time for the conversion of Series C Partnership Preferred Units into Partnership Units pursuant to this Section 8 shall at all times be equal to, and shall be automatically adjusted as necessary to reflect, the conversion ratio in effect from time to time for the conversion of Series C Preferred Stock into Common Stock.

                        (b)   In the event of a conversion of any Series C Partnership Preferred Units, the Partnership shall make a cash payment to the holder thereof equal to the cash payment required to be made by Sovran to the holder of the shares of Series C Preferred Stock the conversion of which required the conversion of such Series C Partnership Preferred Units. Holders of Series C Partnership Preferred Units at the close of business on a distribution payment record date shall be entitled to receive the distribution payable on such units on the corresponding Distribution Payment Date notwithstanding the conversion thereof following such distribution payment record date and prior to such Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions on converted units or for distributions on the Partnership Units issued upon such conversion. Each conversion of Series C Partnership Preferred Units into Partnership Units shall be deemed to have been effected at the same time and date that the corresponding conversion of Series C Preferred Stock into Common Stock is deemed to have been effected.

                        (c)   No fractional Partnership Units shall be issued upon conversion of Series C Partnership Preferred Units. Instead of any fractional Partnership Units that would otherwise be deliverable upon the conversion of Series C Partnership Preferred Units, the Partnership shall pay to the holder of such converted units an amount in cash equal to the cash payable to a holder of an equivalent number of converted shares of Series C Preferred Stock in lieu of fractional shares of Common Stock.

                        (d)   The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of (i) the issue or delivery of Partnership Units or other securities or property on conversion or redemption of Series C Partnership Preferred Units pursuant hereto, and (ii) the issue or delivery of Common Stock or other securities or property on conversion or redemption of Series C Preferred Stock pursuant to the terms hereof.

                  9.   Ranking.

                        Any class or series of Partnership Units of the Partnership shall be deemed to rank:

                        (a)   prior or senior to the Series C Partnership Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Partnership Preferred Units ("Senior Partnership Units");

                        (b)   on a parity with the Series C Partnership Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series C Partnership Preferred Units if the holders of such class or series of Partnership Units and the Series C Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in this paragraph being hereinafter referred to as "Parity Partnership Units"), and

                        (c)   junior to the Series C Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Series C Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in this paragraph being hereinafter referred to, collectively, as "Junior Partnership Units").

                        The Series B Partnership Preferred Units are Parity Partnership Units and the Series A Partnership Preferred Units are Junior Partnership Units.

                  10.   Special Allocations.

                        (a)   Gross income and, if necessary, gain shall be allocated to the holders of Series C Partnership Preferred Units for any Fiscal Year (and, if necessary, subsequent Fiscal Years) to the extent that the holders of Series C Partnership Preferred Units receive a distribution on any Series C Partnership Preferred Units (other than an amount included in any redemption pursuant to Section 5 hereof) with respect to such Fiscal Year.

                        (b)   If any Series C Partnership Preferred Units are redeemed pursuant to Section 5 hereof, for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holders of Series C Partnership Preferred Units to the extent that the redemption amounts paid or payable with respect to the Series C Partnership Preferred Units so redeemed exceeds the aggregate Capital Contributions (net of liabilities assumed or taken subject to by the Partnership) per Series C Partnership Preferred Unit allocable to the Series C Partnership Preferred Units so redeemed and (b) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holders of Series C Partnership Preferred Units to the extent that the aggregate Capital Contributions (net of liabilities assumed or taken subject to by the Partnership) per Series C Partnership Preferred Unit allocable to the Series C Partnership Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series C Partnership Preferred Units so redeemed.

                  11.   Restrictions on Ownership.

                        The Series C Partnership Preferred Units shall be owned and held solely by Sovran or the General Partner.

                  12.   Vote Required for Amendment, Merger, Consolidation, etc.

                        So long as any Series C Partnership Preferred Units are outstanding, in addition to any other vote or consent required by law or by the Agreement, the affirmative vote of at least 66-2/3% of the holders of the Series C Partnership Preferred Units, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

        (a)   Any amendment, alteration or repeal of any of the provisions of the Agreement, or this Exhibit F thereto, that materially and adversely affects the powers, rights or preferences of the holders of the shares of Series C Partnership Preferred Units; provided, however, that the amendment of the provisions of the Agreement so as to authorize or create or to increase the authorized amount of, any Junior Partnership Units, or other Units that are not senior in any respect to the Series C Partnership Preferred Units or any Parity Partnership Units shall not be deemed to materially adversely affect the powers, rights or preferences of the holders of Series C Partnership Preferred Units; or

        (b)   An exchange that affects the Series C Partnership Preferred Units, a consolidation with or merger of the Partnership into another entity, or a consolidation with or merger of another entity into the Partnership, unless in each such case each Series C Partnership Preferred Unit (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred securities of the surviving entity having preferences, conversion or other rights, powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption thereof identical to that of a Series C Partnership Preferred Unit (except for changes that, do not materially and adversely affect the holders of the Series C Partnership Preferred Units); or

        (c)   The authorization, reclassification or creation of, or the increase in the authorized amount of, any Units of any series, or any security convertible into Units of any series, ranking prior to the Series C Partnership Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Partnership or in the payment of distributions; or

        (d)   Any increase in the authorized amount of Series C Partnership Preferred Units or decrease in the authorized amount of Series C Partnership Preferred Units below the number of Series C Partnership Preferred Units then issued and outstanding;

provided, however, that no such vote of the holders of Series C Partnership Preferred Units shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior Units or convertible security is to be made, as the case may be, provision is made for the redemption or repurchase of all Series C Partnership Preferred Units at the time outstanding to the extent such redemption or repurchase is authorized by Section 5 or 6 hereof.

                        For purposes of the foregoing provisions of this Section 12, each Series C Partnership Preferred Unit shall have one (1) vote, except that when any other series of Preferred Units shall have the right to vote with the Series C Partnership Preferred Units as a single class on any matter, then the Series C Partnership Preferred Units and such other series shall have with respect to such matters one (1) vote per $25.00 of stated value. Except as otherwise required by applicable law or as set forth herein, the Series C Partnership Preferred Units shall not have any relative, participating, optional or voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Partnership action.

                  13.   General

                          (a)   The ownership of Series C Partnership Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent conversion, redemption, or any other event having an effect on the ownership of, Series C Partnership Preferred Units.

                          (b)   The rights of the General Partner or Sovran, in their capacity as holder of the Series C Partnership Preferred Units, are in addition to and not in limitation of any other rights or authority of the General Partner or Sovran, respectively, in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of the General Partner or Sovran under the Agreement, other than in their capacity as holders of the Series C Partnership Preferred Units.

                  14.   Economic Equivalency.

                          Notwithstanding any other provision of this Exhibit F, the shares of Series C Preferred Stock and the Series C Partnership Preferred Units are intended to be substantially equivalent in distributions and other payments. In the event that any provision of this Exhibit F would result in a different distribution or other payments being made to the holder of a Series C Partnership Preferred Units than to a holder of a share of Series C Preferred Stock, this Exhibit F shall be deemed automatically amended to conform to the terms of the Series C Articles Supplementary with respect to such distribution or other payment.

EXHIBIT 10.3

REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 3, 2002 by and between Sovran Self Storage, Inc., a Maryland corporation (the "Company") and The Prudential Insurance Company of America, a New Jersey mutual insurance company ("Prudential"), Teachers Insurance and Annuity Association of America, a New York insurance company ("TIAA"), and GEBAM, Inc., a Delaware corporation ("GE") (each of Prudential, TIAA and GE, a "Purchaser", and, collectively, the "Purchasers") pursuant to the Securities Purchase Agreement dated as of July 3, 2002 (the "Purchase Agreement") between the Company and the Purchasers. In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          The Company agrees with the Purchasers and all subsequent transferees of the Purchasers (each of the foregoing, a "Holder" and together the "Holders"), as follows:

          SECTION 1.     Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Affiliate means with respect to any specified person, an "affiliate" of such person as defined in Rule 12b-2 under the Exchange Act.

          Amendment Effectiveness Deadline Date has the meaning set forth in Section 2(d) hereof.

          Blackout Condition has the meaning set forth in Section 3(j) hereof.

          Business Day means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          Certificate means the Placement Certificate.

          Common Stock means the shares of common stock, $0.01 par value per share, of the Company.

          Deferral Notice has the meaning set forth in Section 3(j) hereof.

          Deferral Period means the period during which the availability of any Registration Statement and Prospectus is suspended pursuant to Section 3(j) hereof.

          Effectiveness Deadline Date has the meaning set forth in Section 2(a) hereof.

          Effectiveness Period means the period commencing with the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

          Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Filing Deadline Date has the meaning set forth in Section 2(a) hereof.

          Holder has the meaning set forth in the second paragraph of this Agreement.

          Material Event has the meaning set forth in Section 3(j) hereof.

          Prospectus means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such Prospectus.

          Purchase Agreement has the meaning set forth in the first paragraph of this Agreement.

          Purchasers has the meaning set forth in the first paragraph of this Agreement.

          Registrable Common Shares means any Registrable Securities that are in the form of Common Stock of the Company.

          Registrable Securities means the Shares and Warrants held by each Purchaser (or issuable to such Purchaser under the terms of the Securities Purchase Agreement) and any securities into or for which the Shares or Warrants have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security (A) the earliest of (i) its sale under an effective Registration Statement, (ii) at any time that they are eligible for sale without restriction under Rule 144(k) or (iii) its sale pursuant to Rule 144 and (B) as a result of the event or circumstance described in the foregoing clauses (A)(i) through (A)(iii), the legends with respect to transfer restrictions required pursuant to the Purchase Agreement are removed or removable in accordance with the terms of Rule 144 and the policies and procedures of the Transfer Agent and Registrar; provided, however, that Registrable Securities shall not include any securities into or for which the Shares or Warrants (and any other securities that constitute Registrable Securities pursuant to this definition) have been converted or exchanged in a transaction under an effective registration statement on Form S-4 under the Securities Act, pursuant to which such Registrable Securities become freely tradeable without restriction under the Securities Act (including, without limitation, Rule 145).

          Registration Statement means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such registration statement.

          Rule 144 means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 144A means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC means the Securities and Exchange Commission.

          Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          Shares means the shares of Series C Preferred Stock to be purchased by the Purchasers pursuant to the Purchase Agreement.

          Shelf Registration Statement has the meaning set forth in Section 2(a) hereof.

          Transfer Agent and Registrar means America Stock Transfer & Trust Company (or any successor entity), as the transfer agent and registrar for the Common Stock.

          Warrant means the warrants represented by the Investment Warrant Certificates.

          SECTION 2.     Shelf Registration.

          (a)     The Company shall prepare and file with the SEC, as soon as practicable, but in any event within 30 days of the date of this Agreement (the "Filing Deadline Date"), a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of all of the Registrable Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective under the Securities Act as promptly as is practicable after filing and within 90 days after the date hereof (the "Effectiveness Deadline Date") (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities laws), and to keep the Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Shelf Registration Statement becomes effective, each Holder shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

          (b)     If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, subject to Section 3, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep the Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

          (c)     The Company shall supplement and amend the Shelf Registration Statement if required by the Securities Act and as reasonably requested by the holders of a majority of the Shares constituting Registrable Securities.

          (d)     From and after the date the Shelf Registration Statement becomes effective, the Company shall, as promptly as is practicable, and in any event within three (3) Business Days after such date:

                  (i)     if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that any selling Holder is named as selling securityholders in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;

                 (ii)    provide such Holder copies of any documents filed pursuant to Section 2(d)(i) hereof; and

                 (iii)   notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i) hereof; provided that if such Holder intends to sell during a Deferral Period, the Company shall so inform the Holder and shall take the actions set forth in this clause (iii) and clauses (i) and (ii) above upon expiration of the Deferral Period in accordance with Section 3(j).

          (e)     If: (1) the Company shall fail to file the Shelf Registration Statement prior to the Filing Deadline Date; (2) the Shelf Registration Statement does not become effective under the Securities Act by the Effectiveness Deadline Date or a post-effective amendment does not become effective by the Amendment Effectiveness Deadline Date; or (3) if the Shelf Registration Statement, after becoming effective, ceases to be effective for any reason at any time during the Effectiveness Period; then the Company shall pay to the Purchasers, on a pro rata basis, an aggregate amount equal to $2,000 per day for each day until the Shelf Registration Statement is filed or the Shelf Registration Statement is effective, as the case may be.

          SECTION 3.     Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

          (a)     Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish each Purchaser copies of all such documents proposed to be filed and use its reasonable best efforts to reflect in each such document when so filed with the SEC such comments as any Purchaser reasonably shall propose within two (2) Business Days of receiving such proposed filing.

          (b)     Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective from the Effectiveness Deadline Date to the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement until the expiration of the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c)     As promptly as practicable, give notice to the Holders and each Purchaser (i) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request, following the effectiveness of the Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) that a Material Event has occurred and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement would be appropriate, which notice may, at the discretion of the Company (or as required pursuant to Section 3(j)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(j) shall apply.

          (d)     Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as soon as practicable.

          (e)     If reasonably requested by a Purchaser or any Holder, as promptly as practicable incorporate in a prospectus supplement or post-effective amendment to a Registration Statement such information as any Purchaser or such Holder shall, on the basis of an opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

          (f)     As promptly as practicable furnish to each Holder and each Purchaser, without charge, at least one conformed copy of any Registration Statement and any amendment thereto, including exhibits, and make available for inspection all documents incorporated or deemed to be incorporated therein by reference.

          (g)     Deliver to each Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of the Prospectus and each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

          (h)     Prior to any public offering of the Registrable Securities, register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period that the Shelf Registration Statement is required to be effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the applicable Registration Statement and the related Prospectus, provided, however, that the Company shall not be obligated to take any action to effect any such registration or qualification pursuant to this Section 3(h) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction.

          (i)     The Company shall use its best efforts (including the payment of listing fees) to obtain the listing of all Registered Securities covered by the Registration Statement which are shares of Common Stock on each securities exchange on which securities of the same class are listed.

          (j)     Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the determination of the Board of Directors of the Company in good faith to suspend the availability of the Shelf Registration Statement and the related Prospectus in connection with (1) a material financing transaction, on the reasonable request of a third party counterparty, provided that all executive officers and directors of the Company and all 5% or greater stockholders of the Company are bound by similar restrictions, or (2) the occurrence or existence of any material development which, if disclosed, would be detrimental to the Company and its stockholders (giving due regard for the interests of the Holders) (such condition, a "Blackout Condition"):

     (i)     in the case of clause (B) above, subject to the next sentence, as promptly as practicable, but in no event later than five (5) days after the Material Event, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use their reasonable best efforts to cause it to become effective as promptly as is practicable, and

     (ii)     give immediate notice to each Holder that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice"), such notice to state that it is a Deferral Notice under this Agreement, and state whether it is being delivered due to an event under (A), (B) or (C) above, and, upon receipt of any Deferral Notice, each Holder shall not sell any Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it (x) is advised in writing by the Company that the Prospectus may be used, and (y) has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus or, in connection with a Blackout Condition, the expiration of sixty (60) days from delivery of the relevant Deferral Notice (or sooner period as provided by the next sentence). Notwithstanding anything contained herein to the contrary, the Company may only suspend the Shelf Registration Statement twice in any twelve (12) month period for an aggregate of seventy-five (75) days from the delivery of the relevant Deferral Notices (the "Maximum Blackout Period"), in connection with a Blackout Condition.

The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed or, if necessary, to effect registration of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Agreement (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as the earlier of such time as the Blackout Condition no longer exists, or the lapse of the Maximum Blackout Period. The Company shall promptly give each Holder written notice of the fact that a Blackout Condition no longer exists.

          (k)     Enter into such customary agreements (including, without limitation, an underwriting agreement) and take all such other customary actions in connection therewith (including those requested by the Holders of a majority of the Shares constituting Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an underwritten offering and in connection therewith:

     (i)     provide customary indemnities to underwriters in connection with underwritten offerings and to the extent possible, make such representations and warranties to the Holders and any underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested;

     (ii)    assist the underwriters in the preparation of a supplement to the Prospectus, including by making reasonably available its officers and otherwise providing reasonable assistance customary to the preparation of a prospectus;

     (iii)   obtain opinions of counsel to the Company and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority of the Shares constituting Registrable Securities being sold, such underwriters and their respective counsel) addressed to each selling Holder and underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings;

     (iv)    obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired or to be acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and

     (v)     deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Shares constituting Registrable Securities being sold, the underwriters and their respective counsel to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder.

          (l)     If requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection by the Holders of such Registrable Securities and the underwriters, if any, and any broker-dealers, attorneys and accountants retained by such Holders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the executive officers, trustees and designated employees of the Company and its subsidiaries to make reasonably available for inspection all relevant information reasonably requested by such Holders or underwriters or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Holders or underwriters or any such broker-dealer, attorney or accountant, unless such disclosure is made in connection with a court proceeding or is required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

          (m)     Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (n)     Promptly, but in no event later than two (2) Business Days after the date that (1) the Shelf Registration Statement becomes effective under the Securities Act, and (2) a Holder delivers the certificate representing such Holder's Registrable Securities, duly endorsed, to the extent necessary, and with a properly completed notice of exchange (as provided in Exhibit M to the Purchase Agreement), prepare and deliver certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations and registered in such names as such Holder may request.

          (o)     Provide a CUSIP number for all Registrable Securities not later than the effective date of the Shelf Registration Statement and provide the Transfer Agent and Registrar with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depository Trust Company.

          (p)     Provide such information as is required for any filings required to be made with the New York Stock Exchange or any national securities exchange.

          SECTION 4.     Holders' Obligation. Each Holder agrees that it will satisfy the prospectus delivery requirements of the Securities Act and the NYSE in connection with transfers of Registrable Shares off the Shelf Registration Statement.

          SECTION 5.     Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 hereof whether or not any Registration Statement becomes effective. Such fees and expenses shall include, without limitation, (i) all registration, filing and listing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the New York Stock Exchange or other securities exchange, and (y) to comply with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the selling Holders may designate pursuant to Section 3(h) hereof), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, and otherwise meeting the requirements for any securities exchange on which they are listed and of printing registration statements and prospectuses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, (v) fees and disbursements of all independent accountants of the Company (including, without limitation, the expenses of any annual audit or any "cold comfort" letter required by a managing underwriter), (vi) reasonable fees and disbursements of the Transfer Agent and Registrar, (vii) Securities Act liability insurance obtained by the Company in its sole discretion, (viii) fees and expenses incurred by any person in connection with the preparation of any of the documents referenced in Section 3(k), and (ix) fees and expenses of any underwriter that are typically paid by issuers, including delivery expenses and messenger expenses but not including roadshow expenses unless specifically agreed to by the Company. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay all registration expenses to the extent the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of such seller of Registrable Securities. The Company shall have no obligation to pay and shall not pay any underwriting fees, discounts, commissions or transfer taxes in connection with the offer and sale of the Securities by such Holder, and each of the Company, each Purchaser and any such Holder shall pay the expenses of its own counsel.

          SECTION 6.     Indemnification.

          (a)     Indemnification of Holders. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company agrees to indemnify each Holder, its directors, officers, trustees, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, employees, etc thereof), and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                 (i)     against any and all loss, liability, claim, damage and expense whatsoever including reasonable legal fees and expenses, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                 (ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to any Holder furnished to the Company in writing by such Holder (or such underwriter) expressly for use in any Registration Statement (or any amendment thereto), or any preliminary prospectus or Prospectus (or any amendment or supplement thereto).

          (b)     Indemnification of Company, Trustees, Officers and other Holders. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, each Holder severally (as to itself only) agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signs any Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only to the extent untrue statements or omissions, or alleged untrue statements or omissions, are made in any Registration Statement (or any amendment thereto), or any preliminary prospectus or Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or such preliminary prospectus or Prospectus (or any amendment or supplement thereto); provided that with respect to any amount due to an indemnified person under this paragraph (b), each Holder shall be liable only to the extent of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

          (c)     Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent of actual damages suffered by such delay and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel (reasonably acceptable to the indemnified parties) to the indemnified parties shall be selected by the Company, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel (reasonably acceptable to the indemnified parties) to the indemnified parties shall be selected by the Holders of a majority of the Shares constituting Registrable Securities. An indemnified party may employ its own counsel in connection with the defense of any such action, but the legal fees and expenses of such counsel shall be at the expense of the indemnified party, unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, or the indemnifying party shall not have employed counsel to take charge of the defense of such action or the indemnified party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which events such fees and expenses shall be borne by the indemnifying party; provided, however, that counsel to the indemnified party shall not (except with the consent of the indemnifying party) also be counsel to the indemnifying party. Except as provided in the preceding sentence, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)     Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable, to the extent such indemnifiying party is already liable pursuant to Section 6 (a) or (b), for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7.     Contribution.

          (a)     If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 6(a) or (b) then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party such as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant available considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(a) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 7(a). The amount paid or payable in respect of any claim shall be deemed to include any legal or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 7(a) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 7(a) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 6.

          (b)     The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

          (c)     The indemnification and contribution required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          SECTION 8.     Information Requirements. The Company shall file the reports required to be filed by it under the Exchange Act, and, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities under the Exchange Act. In connection with any sale, transfer or other disposition by any Holder of Registrable Securities pursuant to Rule 144 under the Securities Act, upon delivery by such Holder of the certificate representing the Holder's transferred Registrable Securities, duly endorsed, to the extent necessary, for transfer and with a properly completed notice of transfer (as provided in Exhibit N to the Purchase Agreement), the Company shall cooperate with the Holder to facilitate the preparation and delivery of (within two (2) Business Days) the Registrable Securities to be transferred, in the form of certificates without any Securities Act legend, and enable the certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holder may reasonably request.

          SECTION 9.     Participation in Underwritten Offerings

          (a)     If the Company at any time proposes to distribute any shares of its Common Stock for its own account by or through underwriters, if the time of the transaction permits, it will give written notice to the Holders of its intention to do so. Upon the written request of any Holder (which request shall specify the number of Registrable Common Shares intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use reasonable efforts to arrange for such underwriters to include all the Registrable Common Shares requested to be offered and sold by such Holder among the shares to be distributed by such underwriters. The right of the Holders pursuant to this section may be exercised up to two (2) times; provided, that in the event the managing underwriter rejects such request or reduces the amount of shares of Registrable Common Shares included in such offering by 50% or more from the amount requested, such Holder will not be deemed to have exercised one of its rights under this Section 9(a).

          (b)     If the managing underwriter of such underwritten offering shall inform the Company of its belief that the distribution of all or a specified number of such Registrable Common Shares concurrently with the securities being distributed by such underwriters for the Company would interfere with, or adversely affect, the successful marketing of the securities being distributed by such underwriters for the Company, then the Company may, upon written notice to the Holder, reduce the number of Registrable Common Shares included in such offering or exclude all Registrable Common Shares from such offering.

          (c)     A Holder will pay all expenses arising from the inclusion of such Holder's Registrable Common Shares in any such underwritten offering.

          (d)     A Holder may not participate in any underwritten offering hereunder unless such Holder (i) agrees to sell its Registrable Common Shares on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. If any Registrable Common Shares are to be distributed by the underwriters for any such underwritten offering, the participating Holder shall be a party to the underwriting agreement negotiated and agreed to by the Company and such underwriters; provided, however, that the participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding the Holder, the Holder's Registrable Common Shares, the Holder's intended method of distribution thereof and any other representation required for the Company or the underwriters to comply with applicable laws in connection with such offering.

          (e)     The rights of the Holders under this Section 9 shall expire on the third anniversary hereof.

          SECTION 10.     Miscellaneous.

          (a)     No Conflicting Agreements. The Company has not entered, as of the date hereof, nor shall it, on or after the date of this Agreement enter, into any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

          (b)     Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the Shares then constituting Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Shares then constituting Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (c)     Notices All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one Business Day after being deposited with such courier, if made by overnight courier, to the parties as follows:

                  (x)     if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company;

                  (y) If to the Purchaser(s):

          The Prudential Insurance Company of America
          c/o Prudential Real Estate Investors
          8 Campus Drive, 4th Floor
          Parsippany, New Jersey 07054
          Attention: Marc Halle
          Fax: (973) 734-1475

          and

          Teachers Insurance and Annuity Association of America
          730 Third Avenue
          8th Floor
          New York, New York 10017
          Attention: Andrew A. Duffy, Director
          Fax: (212) 916-6960

          and

          GEBAM, Inc.
          500 West Monroe
          Chicago, Illinois 60661
          Attention: Rick Hurd
          Fax: (312) 750-5845

          with respect to notices sent to GEBAM, Inc., with a copy to:
          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York 10004
          Attention: Bryan H. Hall, Esq.
          Fax: (212) 859-4000

          with respect to notices sent to any Purchaser, with a copy to:
          Clifford Chance Rogers & Wells, LLP
          200 Park Avenue
          New York, New York 10160
          Attention: Jay L. Bernstein, Esq
                     Larry P. Medvinsky, Esq.
          Fax: (212) 878-8375

                  (z) If to the Company, at:

          Sovran Self Storage, Inc.
          6467 Main Street
          Williamsville, New York 14221
          Attention: David L. Rogers
          with a copy to:

          Phillips, Lytle, Hitchcock, Blaine & Huber LLP
          3400 HSBC Center
          Buffalo, New York
          Attention: Frederick G. Attea, Esq.

or to such other address as such person may have furnished to the other persons identified in this Section 10(c) in writing in accordance herewith.

          (d)     Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than a Purchaser or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (e)     Successors and Assigns. Any person who purchases any Registrable Securities from a Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of such Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

          (f)     Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (g)     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

          (i)     Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (j)     Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

          (k)     Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 3, 4, 6 or 7 hereof, each of which shall remain in effect in accordance with its terms.

          (l)     Remedies. The Company and each Purchaser acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any state thereof having jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SOVRAN SELF STORAGE, INC. By: /s/ Kenneth F. Myszka Name: Kenneth F. Myszka Title: President and COO
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: /s/ Marc Halle Name: Marc Halle Title: Vice President
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA By: /s/ Andrew J. Duffy Name: Andrew J. Duffy Title: Managing Director
GEBAM, INC. By: /s/ Paul St. Arnauld Name: Paul St. Arnauld Title: Authorized Representative

EXHIBIT 99.1
[LOGO]	Sovran Self Storage, Inc 6467 Main St., Buffalo, NY 14221 (716) 633-1850

FOR IMMEDIATE RELEASE

July 8, 2002

Sovran Self Storage, Inc. Issues Convertible Preferred Equity;

Acquires $25 Million Portfolio In Houston, TX

     Buffalo, NY, July 8, 2002 --- Sovran Self Storage, Inc. (NYSE: SSS) (the "Company") has entered into an agreement for the issuance of $70 million of Series C Convertible Cumulative Preferred Stock ("Series C Preferred") through a privately negotiated transaction with the affiliates of Prudential Real Estate Investors ("PREI"), Teachers Insurance and Annuity Association ("TIAA") and other institutional investors. Fitch Ratings has assigned a credit rating of BB+ to the Series C Preferred. The Company has immediately issued $40 million of the Series C Preferred ("Initial Closing") and will issue the remaining $30 million of Series C Preferred in up to two subsequent closings with a final closing date of no later than November 30, 2002.

     The Series C Preferred has a fixed annual dividend rate equal to the greater of 8.375% or the actual dividend paid on the number of the Company's common shares into which the Series C Preferred is convertible. The Series C Preferred has a conversion price of $32.60 per share and can be redeemed at the Company's option after five years. In addition, the Company issued warrants to the investors to purchase 379,166 common shares of the Company at a price of $32.60 per share that expire in five years.

     Proceeds from the Initial Closing will be partially used to reduce indebtedness that funded the recently closed acquisition of seven self storage properties located in Houston, TX totaling $25.5 million, bringing the Company's total presence in that market to 29 properties. The remaining proceeds will be used to repay a portion of the Company's revolving credit facility. Mercury Partners LLC, a real estate merchant banking firm headquartered in Greenwich, CT, acted as exclusive financial advisor to the Company in connection with this transaction.

     According to David Rogers, CFO of Sovran Self Storage, "We are delighted to have Prudential, TIAA and the other institutional investors invest with us as we continue to selectively acquire properties in our core markets and increase the value of our entire portfolio."

     Marc R. Halle, Principal of PREI, said, "We are pleased to be able to provide capital to Sovran Self Storage, which has an excellent strategy and successful track record of acquiring self storage properties focused on the East Coast, Arizona and Texas. We have confidence in the management team's ability to deliver continued favorable results."

     Prudential acted as lead investor in negotiating the transaction on behalf of Prudential, TIAA and other institutional investors. Prudential Real Estate Investors provides global real estate and investment management services to institutional clients in the U.S., Europe, Asia and Latin America. PREI managed $11.7 billion of assets on behalf of 357 institutional clients as of March 31, 2002. PREI is the real estate investment and advisory business of Prudential Financial, Inc. (NYSE:PRU).

     TIAA, part of the $270 billion TIAA-CREF financial services organization, is recognized as one of the nation's leading investors in commercial mortgage financing and commercial real estate property. Currently, TIAA's Mortgage and Real Estate Division manages a general account mortgage and real estate portfolio of $41.1 billion and a Separate Real Estate Account portfolio of $3.4 billion, altogether invested in 43 states, the District of Columbia, Canada, and Western Europe. TIAA invests primarily in office buildings, regional shopping centers, industrial parks, multi-family residential apartments, hotels, and retirement communities.

     Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT whose business is acquiring, managing and developing self storage facilities. The Company owns and/or manages 260 facilities under the "Uncle Bob's Self Storage"(R) trade name in 21 states.

     For more information, please contact David L. Rogers, CFO at 716-633-1850 or browse the Company's Web Site at http://www.sovranss.com.